UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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EQT Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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“Throughout 2013, we continued to deliver strong operating and financial results, along with significant returns to our shareholders . . .”

March 6, 2014

Dear Shareholder,

On behalf of the Board of Directors and senior management team of EQT Corporation, I am pleased to invite you to participate in our Annual Shareholders Meeting, which will be held at EQT Plaza, 625 Liberty Avenue, Pittsburgh, PA 15222 on Wednesday, April 30, 2014 at 8:00 a.m. Eastern Time.

This shareholder package describes the key business items to be discussed during the meeting, and contains the Notice of Annual Meeting of Shareholders and the Proxy Statement.  The Proxy Statement includes, among other matters:

•                 A proxy summary that highlights the voting matters we want you to consider, along with the supporting details found elsewhere in the Proxy Statement, and the Board’s voting recommendation for each item;

•                 A detailed discussion and analysis of EQT’s compensation programs for senior executives, including our philosophy for aligning pay and performance, and the individual components that drive executive compensation decisions;

•                 Information about the qualifications of our current directors as well as those nominated for election; and

•                 A review of EQT’s corporate governance, and the structure and responsibilities of the Board.

Your participation, regardless of how many shares you hold, is very important to EQT.  To be sure all of your shares are represented and voted exactly as you desire, we urge you to read the Proxy Statement carefully and respond as soon as possible with your instructions.  If you are planning to personally attend the annual meeting, we request that your votes be cast now – by telephone, Internet, or signed/completed paper proxy card, voting direction card or vote instruction form – to ensure your vote is properly recorded.

Throughout 2013, we continued to deliver strong operating and financial results, along with significant returns to our shareholders – and with the transfer of our distribution business, it was also a transformative year in EQT’s history.  We look forward to seeing you in Pittsburgh at our annual meeting. Thank you for your continued support as a valued shareholder of EQT.

David L. Porges

Chairman, President and Chief Executive Officer

EQT Corporation   |   625 Liberty Avenue Suite 1700   |   Pittsburgh, PA 15222-3111

625 Liberty Avenue, Suite 1700 Pittsburgh, PA 15222

Notice of Annual Meeting of Shareholders

To Be Held April 30, 2014

The annual meeting of shareholders of EQT Corporation will be held on Wednesday, April 30, 2014, at 8:00 a.m. (Eastern Time).  We will be in EQT Plaza located at 625 Liberty Avenue in Pittsburgh, Pennsylvania.  If you owned common stock of EQT Corporation at the close of business on March 5, 2014, you may vote at this meeting.

At the meeting, we plan to ask you to:

1)                                               Elect the four directors nominated by the Board of Directors to serve for new terms;

2)                                               Approve a non-binding resolution regarding the compensation of the company’s named executive officers for 2013 (“say-on-pay”);

3)                                               Approve the EQT Corporation 2014 Long-Term Incentive Plan;

4)                                               Approve the material terms of performance goals for purposes of Internal Revenue Code Section 162(m);

5)                                               Ratify the appointment of Ernst & Young LLP as EQT Corporation’s independent registered public accounting firm for 2014; and

6)                                               Transact such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

Please consider the issues presented in the attached proxy statement, and vote your shares as promptly as possible by following the voting instructions included in the proxy statement.

If you plan to attend the meeting, please follow the advance registration instructions under “Questions and Answers About the Annual Meeting – Who can attend the annual meeting, and how do I obtain an admission ticket?” on page 12 of the proxy statement and watch for an admission ticket in the mail.  You will need an admission ticket to enter the meeting.

On behalf of the Board of Directors

Nicole H. King
Corporate Secretary

March 6, 2014

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on April 30, 2014:

This notice and proxy statement and our annual report on Form 10-K for the year ended December 31, 2013 are also available at http://www.proxyvote.com.

2014 PROXY STATEMENT TABLE OF CONTENTS

EQT CORPORATION

2014 PROXY STATEMENT SUMMARY

This summary highlights information about EQT Corporation (the “company” or “EQT”) and the upcoming 2014 Annual Meeting of Shareholders.  This summary does not contain all the information you should consider in advance of the meeting, and you should read the entire proxy statement carefully before voting.  The proxy statement and annual report on Form 10-K for the year ended December 31, 2013 (or a notice of Internet availability of proxy materials containing instructions on how to access such materials) will be mailed on or about March 13, 2014.

Annual Meeting of Shareholders

• Time and Date:	8:00 a.m. (Eastern Time) on Wednesday, April 30, 2014

• Place:	EQT Plaza
625 Liberty Avenue
Pittsburgh, PA 15222

• Record Date:	March 5, 2014

• Admission:

You are entitled to attend the annual meeting if you were an EQT shareholder as of the close of business on the record date. If you plan to attend the meeting, you must obtain an admission ticket and abide by the agenda and procedures for the annual meeting (which will be distributed at the meeting). If your shares are held by a broker, bank or other holder of record in “street name” (including shares held in certain EQT employee benefit plans), you must provide proof of your ownership of the shares in order to attend the meeting. See “Questions and Answers About the Annual Meeting – Who can attend the annual meeting, and how do I obtain an admission ticket?” on page 12 of this proxy statement for additional information and instructions.

Voting Matters and Board Recommendations

	Board Voting Recommendation	Page Reference (for more detail)

Election of four directors, each for a one-year term expiring at the 2015 annual meeting of shareholders (Item No. 1)	FOR EACH DIRECTOR NOMINEE	13

Management Proposals:

Approval of a non-binding resolution regarding the compensation of EQT’s named executive officers for 2013 (Item No. 2)	FOR	84

Approval of the EQT Corporation 2014 Long-Term Incentive Plan (Item No. 3)	FOR	85

Approval of the material terms of performance goals for purposes of Internal Revenue Code Section 162(m) (Item No. 4)	FOR	95

Ratification of independent registered public accounting firm for 2014 (Item No. 5)	FOR	101

EQT Corporation – 2014 Proxy Statement    1

Board and Board Committees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships	Other Public Company Boards
Vicky A. Bailey	61	2004	• President, Anderson Stratton International, LLC • Vice President, BHMM Energy Services, LLC	X	PPC (Chair), EC	• Cheniere Energy • Cleco
Philip G. Behrman, Ph.D.	63	2008	• Retired Senior Vice President, Worldwide Exploration, Marathon Oil Corporation	X	AC, PPC	• None
Kenneth M. Burke	64	2012	• Retired Partner, Ernst & Young, LLP	X	AC, PPC	• None
A. Bray Cary, Jr.	65	2008	• President, CEO and Director, West Virginia Media Holdings, LLC	X	CGC, MDCC	• None
* Margaret K. Dorman	50	2012	• Retired Executive Vice President, CFO and Treasurer, Smith International, Inc.	X	AC	• None
George L. Miles, Jr.	72	2000	• Chairman Emeritus and former Executive Chairman, Chester Engineers, Inc. • Retired President and CEO, WQED Multimedia	X	CGC (Chair), EC	• WESCO International[2] • Harley-Davidson • AIG • HFF
* David L. Porges (Chairman)	56	2002	• Chairman, President and CEO, EQT Corporation • Chairman, President and CEO, EQT Midstream Services LLC[1]		PPC, EC	• EQT Midstream Partners
* James E. Rohr (Lead Independent Director)	65	1996	• Former Chairman and CEO, The PNC Financial Services Group, Inc.	X	EC (Chair), MDCC	• General Electric • Marathon Petroleum • Allegheny Technologies • PNC[2] • BlackRock[2]
* David S. Shapira	72	1987	• Executive Chairman, Giant Eagle, Inc. • Retired President and CEO, Giant Eagle, Inc.	X	CGC, PPC	• None
Stephen A. Thorington	58	2010	• Retired Executive Vice President and CFO, Plains Exploration and Production Company	X	AC (Chair), EC	• KMG Chemicals • QR Energy
Lee T. Todd, Jr., Ph.D.	67	2003	• Professor of electrical engineering, University of Kentucky • Retired President, University of Kentucky	X	MDCC (Chair), EC	• None

*	Board Nominee		EC	Executive Committee

AC	Audit Committee		MDCC	Management Development and Compensation Committee

CGC	Corporate Governance Committee		PPC	Public Policy and Corporate Responsibility Committee

1         EQT Midstream Services, LLC is the general partner of EQT Midstream Partners, LP (“EQM”), the company’s publicly-traded master limited partnership.

2         Mr. Miles will not stand for re-election at the 2014 annual meeting of shareholders for WESCO International, Inc. (“WESCO”) due to the age limitation under WESCO’s corporate governance guidelines.  The PNC Financial Services Group, Inc. (“PNC”) and BlackRock, Inc. (“BlackRock”) have each announced that Mr. Rohr will not accept nominations for election, and therefore will not be re-elected to the boards of directors of PNC and BlackRock, at PNC’s and BlackRock’s respective 2014 annual meetings of shareholders.

Elections:

In 2013, EQT’s Board of Directors and shareholders adopted Restated Articles of Incorporation to provide for the phased-in elimination of EQT’s classified board structure. Beginning at the 2014 annual meeting of shareholders, each director-nominee will be elected, by a majority of votes cast “for” election, for a one-year term expiring at the next annual meeting of shareholders. The declassified board structure will be fully implemented at the 2016 annual meeting of shareholders.

Attendance:	In 2013, each EQT director attended at least 90% of all meetings of the Board and the Board committees on which the director served.

Other Governance Highlights

• 11 directors (10 independent)	• Lead Independent Director
• 6 full Board meetings in 2013	• Majority voting standard for director elections
• Frequent meetings of independent directors in executive session without any EQT officer present (6 in 2013)	• Compensation recoupment (“clawback”) policy applicable to all current and former executive officers
• All members of the Audit, Management Development and Compensation, and Corporate Governance Committees are independent	• In 2013, eliminated the Chief Executive Officer’s “modified single trigger” payout right under change of control agreement
• Annual review by the Board of EQT’s major risks with certain oversight delegated to Board committees	• Hedging and pledging of EQT securities by executive officers and directors is prohibited

EQT Corporation – 2014 Proxy Statement    2

EQT Business Highlights

In 2013, EQT continued to deliver strong operating and financial results, with record volumes in several areas.  The company’s production sales volume, a key operating metric for the production business segment, increased by 43%; and Marcellus-specific sales volume increased 82% year-over-year.  This also represented the fourth consecutive year of annual production sales volume growth in excess of 30%.  The company’s total proved reserves increased by 39%, to 8.3 Tcfe.  EQT’s midstream business continued to capitalize on the growing need for gathering and transmission infrastructure in the Appalachian Basin, reporting a 39% increase in gathered volume and an 89% increase in transmission throughput for 2013 compared to 2012.  And finally, in December 2013, EQT closed the transfer of its natural gas distribution business, Equitable Gas Company, LLC, to PNG Companies LLC for $740 million in cash proceeds (subject to post-closing adjustments) and select midstream assets and commercial arrangements.

With record annual production sales volume and transmission throughput in 2013, the company realized operating income of $654.6 million, which was 68% higher than 2012.  Reflective of these strong 2013 operating results, EQT delivered significant returns to its shareholders with a 52% total shareholder return for the year (including the reinvestment of quarterly dividends).

For more complete information regarding EQT’s 2013 performance, please review EQT’s annual report on Form 10-K for the year ended December 31, 2013.  The charts below illustrate elements of our strong operating and financial performance during the five-year period ended December 31, 2013, including total shareholder return, production sales volume and gathering and compression expense per unit, all of which are performance metrics in certain EQT long-term incentive programs:

(1)              Calculated with the reinvestment of quarterly dividends in additional shares of EQT common stock.

(2)              Volumes attributable to natural gas liquids and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.

Executive Compensation Highlights

EQT’s compensation program is designed to reward its named executive officers (determined in accordance with Securities and Exchange Commission (“SEC”) rules and identified in the table on the following page) when the company achieves strong financial and operational results, and the Management Development and Compensation Committee of EQT’s Board of Directors (the “Committee”) believes the 2013 compensation of EQT’s named executive officers is consistent with the company’s commitment to link pay with performance.  For a discussion of the alignment of the named executive officers’ compensation with EQT performance, see “Pay for Performance Results” and “Compensation Philosophy” under the caption “Compensation Discussion and Analysis” beginning on page 36 of this proxy statement.

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The primary components of EQT’s 2013 compensation program were base salary and annual and long-term performance-based incentive compensation.  As reflected in the table below, the total compensation packages for EQT’s named executive officers are generally weighted in favor of at-risk compensation through annual and long-term performance-based incentive compensation.  For additional information regarding EQT’s compensation philosophy and the elements of EQT’s compensation programs for 2013 and 2014, see the “Compensation Discussion and Analysis” portion of this proxy statement.

The table below sets forth the total direct compensation (which includes base salary and annual and long-term incentives) of Messrs. Porges, Conti, Crawford, Gardner and Schlotterbeck, EQT’s named executive officers for 2013, and the percentage of each named executive officer’s total direct compensation that is performance-based and, therefore, at-risk.  The Committee establishes the total direct compensation for named executive officers each year by establishing base salaries and setting annual and long-term incentive targets.  The amounts for each component of total direct compensation set forth in the table below are determined in accordance with SEC rules.  Total direct compensation, which is not a substitute for the total compensation as reported in the Summary Compensation Table on page 59 of this proxy statement, omits certain other compensation (e.g., 401(k) contributions and perquisites) that is reflected in the Summary Compensation Table.  For additional information, including information regarding how total compensation is calculated under SEC rules, see the footnotes accompanying the Summary Compensation Table and the “Narrative Disclosure to Summary Compensation Table and 2013 Grants of Plan-Based Awards Table” beginning on page 63 of this proxy statement.

2013 Total Direct Compensation

NAMED EXECUTIVE OFFICER	BASE SALARY ($) (1)	ANNUAL INCENTIVE AWARD ($) (2)	LONG-TERM INCENTIVE AWARDS ($) (3)	TOTAL DIRECT COMPENSATION ($)	% OF TOTAL DIRECT COMPENSATION PERFORMANCE- BASED
David L. Porges Chairman, President and Chief Executive Officer	882,693	2,500,000	4,956,837	8,339,530	89%
Philip P. Conti Senior Vice President and Chief Financial Officer	415,385	950,000	1,533,247	2,898,632	86%
Randall L. Crawford Senior Vice President	459,000	1,100,000	2,262,413	3,821,413	88%
Lewis B. Gardner General Counsel and Vice President, External Affairs	358,268	550,000	688,483	1,596,751	78%
Steven T. Schlotterbeck Executive Vice President	459,000	1,100,000	2,262,413	3,821,413	88%

(1)              Each executive’s annual base salary is paid over 26 equal pay periods each year.  Due to the timing of EQT’s bi-weekly pay cycle, 2013 contained 27 pay dates.

(2)              The Executive Short-Term Incentive Plan awards for the 2013 plan year for Messrs. Porges, Conti, Crawford and Gardner included transaction recognition components for the completion of significant business transactions during 2013, in the following amounts:  $200,000 for Mr. Porges; $100,000 for Mr. Conti; $100,000 for Mr. Crawford; and $100,000 for Mr. Gardner.

(3)              Includes stock options and other long-term performance-based compensation.  The grant date fair value (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of each executive officer’s award under the EQM Total Return Program ($762,762 for Mr. Porges; $107,708 for Mr. Conti; $261,862 for Mr. Crawford; $89,489 for Mr. Gardner; and $261,862 for Mr. Schlotterbeck), which was granted in July 2012, is included in the “Long-Term Incentive Awards” column above because, as further described under the caption “Compensation Discussion and Analysis” beginning on page 36 of this proxy statement, the Committee views those awards as relating to EQT’s 2013 (not 2012) long-term incentive program.  However, pursuant to SEC rules, these awards were reported for 2012 in the Summary Compensation Table and in the 2012 Grants of Plan-Based Awards Table in EQT’s 2013 proxy statement.

EQT Corporation – 2014 Proxy Statement    4

Important Dates for 2015 Annual Meeting of Shareholders

•           Shareholder proposals submitted for inclusion in EQT’s 2015 proxy statement under SEC rules must be submitted in writing and received by EQT’s Corporate Secretary on or before November 13, 2014.

•           Under EQT’s by-laws, shareholder proposals to be presented in person at the 2015 annual meeting of shareholders (but not included in the 2015 proxy statement) must be submitted in writing and received by EQT’s Corporate Secretary not earlier than the close of business on December 31, 2014, and not later than the close of business on January 30, 2015.

For additional information, see “Questions and Answers About the Annual Meeting — When are shareholder proposals due?” on page 13 of this proxy statement.

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EQT CORPORATION

625 Liberty Avenue, Suite 1700

Pittsburgh, PA  15222-3111

PROXY STATEMENT

We have elected to furnish our proxy statement and annual report to certain of our shareholders over the Internet pursuant to United States Securities and Exchange Commission (“SEC”) rules, which should allow us to reduce costs associated with the 2014 annual meeting of shareholders.  On or about March 13, 2014, we will mail to certain of our shareholders a notice of Internet availability of proxy materials containing instructions regarding how to access our proxy statement and annual report online (the “eProxy Notice”).  The eProxy Notice contains instructions on how you can elect to receive printed copies of the proxy statement and annual report.  All other shareholders will receive printed copies of the proxy statement and annual report, which will also be mailed to such shareholders on or about March 13, 2014.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

EQT Corporation is soliciting proxies for its 2014 annual meeting of shareholders.  This proxy statement and the accompanying materials contain information about the items you will vote on at the annual meeting and about the voting process.  We sometimes refer to EQT Corporation in this proxy statement as “EQT,” “EQT Corporation,” the “company,” “we” or “us.”

What items will be voted on at the annual meeting?

Shareholders will vote on the following items at the annual meeting if each is properly presented at the meeting:

•                                         the election to the company’s Board of Directors of the four directors nominated by the Board to serve for new one-year terms (Item No. 1);

•                                         the approval of a non-binding resolution regarding the compensation of the company’s named executive officers for 2013 (Item No. 2);

•                                         the approval of the EQT Corporation 2014 Long-Term Incentive Plan (Item No. 3);

•                                         the approval of the material terms of performance goals for purposes of Internal Revenue Code Section 162(m) (Item No. 4);

•                                         the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2014 (Item No. 5); and

•                                         such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

What are the Board’s voting recommendations on each item?

Your Board of Directors recommends that you vote FOR Item Nos. 1 through 5.

How do I contact EQT’s Corporate Secretary?

You may contact the company’s Corporate Secretary by sending correspondence to:  625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222, Attn: Corporate Secretary.

EQT Corporation – 2014 Proxy Statement    6

Who is entitled to vote, and how many votes do I have?

You may vote if you held common stock of EQT Corporation at the close of business on March 5, 2014.  For each item presented for vote, you have one vote for each share you own.

What if I received an eProxy Notice of Internet Availability of Proxy Materials?

The SEC permits us to electronically distribute proxy materials to shareholders.  We have elected to provide access to our proxy materials and annual report to certain of our shareholders on the Internet, instead of mailing the full set of printed proxy materials.  On or about March 13, 2014, we will mail to certain of our shareholders an eProxy Notice containing instructions regarding how to access our proxy statement and annual report and how to vote online.  If you received an eProxy Notice by mail, you will not receive printed copies of the proxy materials and annual report in the mail unless you request them.  Instead, the eProxy Notice instructs you how to access and review all of the important information contained in the proxy statement and annual report.  The eProxy Notice also instructs you how you may submit your proxy over the Internet.  If you received an eProxy Notice by mail and would like to receive a printed copy of our proxy materials and annual report, you should follow the instructions for requesting such materials included in the eProxy Notice.

What is the difference between holding shares as a shareholder of record or as a beneficial owner?

If your shares are registered directly in your name with the company’s transfer agent, Computershare, you are considered the “shareholder of record” of those shares.  The notice of annual meeting, proxy statement and accompanying materials have been sent directly to you by Computershare.

If your shares are held in a stock brokerage account or by a bank or other holder of record (including shares held through employee benefit and/or compensation plans), you are considered the “beneficial owner” of shares held in “street name.”  The eProxy Notice or notice of annual meeting, proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record who is considered the “shareholder of record” of those shares.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record in voting your shares by using the voting direction card or vote instruction form included in the mailing or by following their instructions for voting by telephone or on the Internet.  If your shares are held through the Employee Savings Plan or the 2009 Long-Term Incentive Plan (the “2009 LTIP”), see “How do I vote shares held through the Employee Savings Plan?” and “How do I vote restricted shares held through the 2009 LTIP?” below for instructions regarding how to vote your shares and the right of the holders of record to vote your shares on matters for which they have not received voting instructions.

How do I vote if I am a shareholder of record?

If you are a shareholder of record, you may vote your shares:

•                             in person by attending the annual meeting;

•                             by completing the proxy card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                             by following the instructions at the Internet site http://www.investorvote.com/EQT; or

•                             by following the instructions for telephone voting after calling 1-800-652-VOTE (8683).

EQT Corporation – 2014 Proxy Statement    7

If the name on the accounts is the same, the shares on your proxy card may represent:  (i) shares for which you have a certificate; (ii) shares that you hold in book-entry form; and (iii) shares that you have in a dividend reinvestment account of the 2009 Dividend Reinvestment and Stock Purchase Plan.

If you vote by proxy, your shares will be voted as indicated in your properly completed unrevoked proxy.  If you return your proxy card but do not indicate how your shares should be voted on an item, the shares represented by your properly completed unrevoked proxy card will be voted as recommended by the Board of Directors.  If you do not return a proxy card or do not vote in person, by telephone or on the Internet, your shares will not be voted.

In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the proxy card.  Even if you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

See “What if I received an eProxy Notice of Internet Availability of Proxy Materials?” above if you received an eProxy Notice.

How do I vote if I am a beneficial holder of shares held in “street name”?

If your shares are held by a broker, bank or other holder of record in “street name” (including shares purchased through the 2008 Employee Stock Purchase Plan and its predecessor), you should receive (i) an eProxy Notice or (ii) a vote instruction form together with copies of the proxy statement and annual report.

If you receive a vote instruction form, your broker, bank or other holder of record (or designee thereof) will vote your shares in accordance with the instructions on your returned vote instruction form.  You may instruct the holder of record to vote your shares:

•                             by completing the vote instruction form as outlined in the instructions on the form and mailing the form in the prepaid envelope provided;

•                             by following the instructions at the Internet site http://www.proxyvote.com; or

•                             by following the instructions for telephone voting after calling 1-800-454-8683.

See “Is my vote important and how are the votes counted?” below for the right of brokers, banks and other holders of record to vote on routine matters for which they have not received voting instructions.

Please review your vote instruction form for the date by which your instructions must be received in order for your shares to be voted.  You may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot.  In the case of Internet or telephone voting, you should have your vote instruction form in hand and retain the form until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the vote instruction form.

See “What if I received an eProxy Notice of Internet Availability of Proxy Materials?” above if you received an eProxy Notice.

How do I vote shares held through the Employee Savings Plan?

If you hold shares through the Employee Savings Plan, you will receive a separate voting direction card, proxy statement and annual report.  The trustee of the Employee Savings Plan will vote your shares in accordance with the instructions on your returned direction card.  You may instruct the trustee to vote your shares:

EQT Corporation – 2014 Proxy Statement    8

•                              by completing the direction card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                             by following the instructions at the Internet site http://www.investorvote.com/EQT; or

•                             by following the instructions for telephone voting after calling 1-800-652-VOTE (8683).

If you do not return a direction card or if you return a direction card with no instructions, the trustee will vote your shares in proportion to the way other plan participants voted their shares.  Please note that the direction cards have an earlier return date and different mailing instructions than the proxy cards.  Please review your direction card for the date by which your instructions must be received in order for your shares to be voted.

In the case of Internet or telephone voting, you should have your direction card in hand and retain the card until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the direction card.

How do I vote restricted shares held through the 2009 LTIP?

Employees holding restricted shares through the 2009 LTIP will receive a separate voting direction card, proxy statement and annual report.  The administrator of the 2009 LTIP or its designee will vote your restricted shares in accordance with the instructions on your returned direction card.  You may instruct the administrator to vote your shares:

•                              by completing the direction card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                             by following the instructions at the Internet site http://www.investorvote.com/EQT; or

•                             by following the instructions for telephone voting after calling 1-800-652-VOTE (8683).

If you return a direction card with no instructions, the administrator or its designee will vote your shares as recommended by the Board of Directors.  If you do not return a direction card, your shares will not be voted.  Please note that the direction cards have an earlier return date and different mailing instructions than the proxy cards.  Please review your direction card for the date by which your instructions must be received in order for your shares to be voted.

In the case of Internet or telephone voting, you should have your direction card in hand and retain the card until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the direction card.

May I change my vote?

If you are a shareholder of record, you may revoke your proxy before the time of voting at the meeting by:

•                             voting again by submitting a revised proxy card or voting by Internet or telephone, as applicable, on a date later than the prior proxy;

•                             voting in person at the meeting; or

•                             notifying the company’s Corporate Secretary in writing that you are revoking your proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.  Except in the case of shares held through the Employee Savings Plan or the 2009 LTIP, you may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record.

EQT Corporation — 2014 Proxy Statement    9

What if I receive more than one proxy card and/or vote instruction form?

If you receive more than one proxy card as a shareholder of record, you have shares registered differently in more than one account.  We encourage you to have all accounts registered in the same name and address whenever possible.  You can do this by contacting our transfer agent, Computershare, at P.O. Box 30170, College Station, Texas 77842-3170, at its toll free number (1-800-589-9026) or on its website at http://www.computershare.com/investor.  If you receive more than one vote instruction form, please contact the broker, bank or other holder of record holding your shares to determine whether you can consolidate your accounts.

What is householding?

We have adopted a procedure approved by the SEC called “householding,” which reduces our printing costs and postage fees.  Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our proxy statement and annual report (or one eProxy Notice, if applicable) unless one or more of these shareholders notify us that they wish to continue receiving individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.

If a shareholder of record residing at a household to which we sent only one copy of our proxy statement and annual report (or one eProxy notice, if applicable) wishes to receive separate documents in the future, he or she may discontinue householding by contacting our transfer agent, Computershare, at P.O. Box 30170, College Station, Texas 77842-3170, at its toll free number (1-800-589-9026) or on its website at http://www.computershare.com/investor.  If you are an eligible shareholder of record receiving multiple copies of our proxy statement and annual report, you can request householding by contacting the company’s Corporate Secretary.  See “How do I contact EQT’s Corporate Secretary?” above.  If you own your shares through a broker, bank or other holder of record, you can request householding by contacting the applicable holder of record.

If a shareholder of record residing at a household to which we sent only one copy of our proxy statement and annual report wishes to receive an additional copy for this meeting, he or she may contact the company’s Corporate Secretary.  The company will promptly deliver, upon written or oral request, a separate proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank or other holder of record, you have the right to direct your broker, bank or other holder of record in voting your shares.   If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other holder of record does not have discretionary authority to vote.  This is called a “broker non-vote.”  In these cases, the broker, bank or other holder of record can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under New York Stock Exchange (“NYSE”) rules.

Is my vote important and how are the votes counted?

Your vote is very important.  Each share of EQT stock that you own as of March 5, 2014, the record date for the annual meeting, represents one vote.  If you do not vote your shares, you will not have a say in the important issues to be voted on at the meeting.  Many of our shareholders do not vote, so the shareholders who do vote influence the outcome of the proposals in greater proportion than their percentage ownership of the company.

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At the close of business on the record date for the meeting, EQT Corporation had 151,933,530 shares of common stock outstanding.  The following are the voting requirements to elect the four nominees to the Board and approve the other proposals presented in this proxy statement and the discretionary authority of brokers, banks or other holders of record with respect to each proposal:

PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
Election of Directors (Item No. 1)

Majority of votes cast. If a nominee receives a greater number of votes “against” than votes “for” election, the Board will consider whether to accept the nominee’s previously submitted conditional resignation.

No
Approval of a non-binding resolution regarding the compensation of the company’s named executive officers for 2013 (Item No. 2)	Majority of votes cast.	No
Approval of the EQT Corporation 2014 Long-Term Incentive Plan (Item No. 3)	Majority of votes cast.	No
Approval of the material terms of performance goals for purposes of Internal Revenue Code Section 162(m) (Item No. 4)	Majority of votes cast.	No
Ratification of Ernst & Young LLP (Item No. 5)	Majority of votes cast.	Yes

For purposes of the approval of Item Nos. 1, 2 and 5, abstentions, broker non-votes and the failure to vote are not votes cast, and, accordingly, have no effect on the outcome of such proposals.  For Item Nos. 3 and 4, under applicable NYSE listing standards, votes cast consist of votes “for” or “against” the proposals as well as abstentions.  As a result, abstentions have the effect of a vote “against” such proposals.  Broker non-votes and the failure to vote are not votes cast for purposes of Item Nos. 3 and 4 and, accordingly, have no effect on the outcome of these proposals.

What constitutes a “quorum” for the meeting?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum.  A quorum is necessary to conduct business at the annual meeting.  You are part of the quorum if you have returned a proxy.  Abstentions and broker non-votes also are counted in determining whether a quorum is present.

How will my shares be voted on other matters not included in this proxy statement that may be presented to the annual meeting?

Since no shareholder has indicated an intention to present any matter not included in this proxy statement to the annual meeting in accordance with the advance notice provision in the company’s by-laws, the Board is not aware of any other proposals for the meeting.  If another proposal is properly presented, the persons named as proxies will vote your returned proxy in their discretion.

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Who can attend the annual meeting, and how do I obtain an admission ticket?

You may attend the annual meeting if you were a shareholder on March 5, 2014.  Seating is limited and will be offered on a “first come, first served” basis.  If you plan to attend the meeting, you will need an admission ticket, which you can obtain by checking the appropriate box on your proxy card, direction card or vote instruction form or by writing to the Corporate Secretary of EQT Corporation.  See “How do I contact EQT’s Corporate Secretary?” above.  If a broker, bank or other holder of record holds your shares, you must include proof of your ownership of EQT stock as of March 5, 2014, such as a copy of your brokerage account statement or an omnibus proxy, which you can obtain from your broker, bank or other holder of record, and we will send you an admission ticket.

Shareholders must present a form of photo identification, such as a driver’s license, in order to be admitted to the annual meeting.  No cameras, computers, recording equipment, other similar electronic devices, signs, placards, briefcases, backpacks, large bags or packages will be permitted in the annual meeting.  All bags permitted in the meeting room will be subject to inspection.  The use of mobile phones, tablets, laptops and similar electronic devices during the annual meeting is prohibited, and such devices must be turned off and put away before entering the meeting room.  By attending the annual meeting, shareholders agree to abide by the agenda and procedures for the annual meeting, copies of which will be distributed to attendees at the meeting.

What happens if the meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting.  You will still be able to change or revoke your proxy until it is voted.  See “May I change my vote?” above.

Who pays for the solicitation of proxies?

We do.  We are soliciting proxies primarily by use of the mails.  However, we may also solicit proxies in person, by telephone, by facsimile, by courier or by electronic means.  To the extent that our directors, officers or other employees participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation.  D.F. King & Co., Inc. assists us with the solicitation for a fee of $7,500 plus reasonable out-of-pocket expenses.  We also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.

May I nominate someone to be a director of EQT?

Shareholders may either nominate individuals to serve as directors at the annual meeting or recommend individuals as possible director-nominees to the Corporate Governance Committee of the Board of Directors to consider in its normal course.

If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of EQT Corporation.  To do this, you must send advance written notice to the Corporate Secretary.  See “How do I contact EQT’s Corporate Secretary?” above.  According to our by-laws, we must receive notice of nominations for the 2015 annual meeting not earlier than the close of business on December 31, 2014 (i.e., the 120th day prior to April 30, 2015, the one-year anniversary of this year’s annual meeting), and not later than the close of business on January 30, 2015 (i.e., the 90th day prior to April 30, 2015).

In addition, the Board’s Corporate Governance Committee will consider candidates recommended by the company’s shareholders.  If the Corporate Governance Committee determines to nominate as a director an individual recommended by a shareholder, then the recommended individual will be included on the

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company’s slate for the next annual proxy statement.  Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to EQT’s Corporate Secretary.  The Corporate Secretary must receive any recommendations as far in advance of the annual meeting of shareholders as possible in order to provide sufficient time for the Committee to consider the recommendation.

Any notice or recommendation provided by the nominating shareholder must include an original irrevocable conditional resignation signed by each proposed nominee, as well as certain information about the person or persons nominated and about the nominating shareholder (see “Director Nominations” under the caption “Corporate Governance and Board Matters” below for details).  For additional information, contact the Corporate Secretary.

When are shareholder proposals due?

Under SEC rules, eligible shareholders may submit proposals for inclusion in the proxy statement for our 2015 annual meeting.  Shareholder proposals must be submitted in writing and must be received by the Corporate Secretary on or before November 13, 2014 for them to be considered for inclusion in the 2015 proxy statement.   See “How do I contact EQT’s Corporate Secretary?” above.

Under our by-laws, you may present proposals in person at the 2015 annual meeting, in addition to proposals that will be included in our proxy statement, if you are a shareholder entitled to vote and comply with the following procedures.  The Corporate Secretary must receive such proposals to be presented not earlier than the close of business on December 31, 2014 (i.e., the 120th day prior to April 30, 2015, the one-year anniversary of this year’s annual meeting), and not later than the close of business on January 30, 2015 (i.e., the 90th day prior to April 30, 2015).  Proposals received outside that time period, including any proposal nominating a person as a director, may not be presented at the 2015 annual meeting.  All proposals must be accompanied by the information required by Section 1.09 of our by-laws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary).

ITEM NO. 1 – ELECTION OF DIRECTORS

(Item No. 1 on the proxy card)

The Board of Directors, composed of eleven members as of the filing date of this proxy statement, is currently divided into three classes.  Prior to the 2014 annual meeting, each of the classes was elected to serve three-year terms which were staggered such that the classes were as equal in number as possible depending on the total number of directors at any time.  At the 2013 annual meeting, upon the recommendation of and approval by the Board of Directors, our shareholders approved a restatement of our Restated Articles of Incorporation to phase out the classification of the Board.  Each director elected after the 2013 annual meeting, whether to succeed a director whose term of office has expired or to fill any vacancy, will be elected for a one-year term expiring at the next annual meeting.  Directors elected at the 2013 annual meeting or earlier will serve the remainder of their respective terms before standing for re-election.  Accordingly, our declassified board structure will be fully implemented at the 2016 annual meeting.  Each director’s term expires upon the earlier of the end of his or her term or the annual meeting following such director’s seventy-fourth birthday.   Notwithstanding the expiration date of his or her term, each director holds office until his or her successor is elected and qualified.

The terms of four directors expire at this annual meeting.  Each of the four directors, Ms. Margaret K. Dorman and Messrs. David L. Porges, James E. Rohr and David S. Shapira, have been nominated to serve for a term of one year to expire at the 2015 annual meeting.  The persons named as proxies will vote for the nominees named, unless you vote against, or abstain from voting for or against, one or more of them.  The four nominees for election have agreed to serve if elected, and the Board has no reason to believe that

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such nominees will be unavailable to serve.  In the event that any of the nominees is unable or declines to serve as a director at the time of the annual meeting, then the persons named as proxies intend to vote for substitute nominees proposed by the Board, unless the Board decides to reduce the number of directors.  Each nominee must be elected by a majority of the votes cast “for” election, and votes may not be cumulated.

In addition, under our by-laws, each nominee has submitted an irrevocable conditional resignation to be effective if the nominee receives a greater number of votes “against” than votes “for” his or her election in an uncontested election.  If this occurs, the Board will decide whether to accept the tendered resignation not later than 90 days after the certification of the election.  Any determination by the Board shall be made without the participation of any nominee whose resignation is under consideration with respect to the election.  The Board’s explanation of its decision will be promptly disclosed on a Form 8-K furnished to the SEC.

The Board of Directors recommends a vote FOR each nominee for the Board of Directors.

Nominees to Serve for a One-Year Term Expiring in 2015

Margaret K. Dorman	Age 50	Director since January 2012

Retired Executive Vice President, Chief Financial Officer and Treasurer, Smith International, Inc. (supplier of products and services to the global oil and gas industry), August 2008 through October 2009.

Member of the Audit Committee.

Qualifications.  Ms. Dorman brings to the company a wealth of financial expertise and experience in the natural gas industry, having served in numerous financial positions with Smith International, Inc. (now part of Schlumberger Limited), including as the chief financial officer for more than a decade, during a period of expansive growth.  Prior to her time at Smith International, Inc., Ms. Dorman worked as an auditor, ultimately progressing to the role of senior audit manager.  In addition to her financial controls experience, she has extensive experience building banking relationships, structuring debt financings, integrating acquisitions and as the lead investor relations executive, dealing with significant shareholder matters.  Ms. Dorman also has prior board and audit committee experience, having served as a director of Hanover Compressor Company (full service natural gas compression business) (now part of Exterran Holdings, Inc.) from 2004 to 2007, including as a member (and ultimately chairman) of its audit committee.

David L. Porges	Age 56	Director since May 2002

Chairman, President and Chief Executive Officer, EQT Corporation, since May 2011; President, Chief Executive Officer and Director, EQT Corporation, April 2010 through May 2011; President, Chief Operating Officer and Director, EQT Corporation, February 2007 through April 2010.  Also Chairman, President and Chief Executive Officer of EQT Midstream Services, LLC, the general partner of EQT Corporation’s publicly-traded master limited partnership, EQT Midstream Partners, LP (“EQM”), since January 2012.

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Member of the Public Policy and Corporate Responsibility Committee and the Executive Committee.

Qualifications.  Mr. Porges brings extensive business, leadership, management and financial experience, and tremendous knowledge of the company’s operations, culture and industry, to the Board.  Mr. Porges has served in a number of senior management positions with the company since joining the company as Senior Vice President and Chief Financial Officer in 1998. He has also served as a member of the company’s Board since May 2002.  Prior to joining the company, Mr. Porges held various senior positions within the investment banking industry and also held several managerial positions with Exxon Corporation (now Exxon Mobil Corporation, an international oil and gas company).  Mr. Porges served on the board of directors of Westport Resources Corp. (oil and natural gas production company) (now part of Kerr-McGee Corp.) from April 2000 through 2004.  Mr. Porges’ strong financial and industry experience, along with his understanding of the company’s business operations and culture, enable Mr. Porges to provide unique and valuable perspectives on most issues facing the company.  Moreover, Mr. Porges’ service on the Board creates a vital link between management and the Board and provides the company with decisive and effective leadership.

James E. Rohr	Age 65	Director since May 1996

Executive Chairman, The PNC Financial Services Group, Inc. (“PNC”) (financial services), since April 2013, and Chairman and Chief Executive Officer, PNC, May 2001 through April 2013.  Mr. Rohr is also a director of General Electric Company (a multinational industrial, energy and technology conglomerate), since September 2013; Marathon Petroleum Corporation (a petroleum product refiner, marketer and transporter), since July 2013; Allegheny Technologies, Inc. (specialty metal producer), since 1996; and BlackRock, Inc. (provider of investment, advisory and risk management solutions), since 1999.  PNC and BlackRock, Inc. have each announced that Mr. Rohr will not accept a nomination for election to their respective boards of directors at PNC’s and BlackRock’s 2014 annual meetings of shareholders, at which time Mr. Rohr will serve on four public company boards.

Lead Independent Director, Chair of the Executive Committee and member of the Management Development and Compensation Committee.

Qualifications.  Mr. Rohr’s experience as Executive Chairman, Chairman and Chief Executive Officer of one of the country’s largest financial services companies provides him with valuable business, leadership and management experience, with particular emphasis on capital markets and corporate finance transactions. Mr. Rohr’s experience enables him to provide cutting edge insights into the capital markets and corporate finance issues facing the company.  Mr. Rohr is also able to draw on his past experience as the chief executive officer of

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a major public company, along with his service as a director of a number of other public companies.  The Board believes that, notwithstanding his service on other public company boards, Mr. Rohr (who has retired as Chief Executive Officer of PNC) has sufficient time and focus to devote attention to company-related matters.

David S. Shapira	Age 72	Director since May 1987

Executive Chairman, Giant Eagle, Inc. (retail grocery store chain), since January 2012; Chairman, Chief Executive Officer and President, Giant Eagle, Inc., July 2005 through January 2012.

Member of the Corporate Governance Committee and the Public Policy and Corporate Responsibility Committee.

Qualifications.  Mr. Shapira’s past service as Chief Executive Officer of a major private company provides extensive senior management, leadership and financial experience, including expertise leading a large organization with multistate operations.  Mr. Shapira also has an in-depth knowledge of the company’s business operations, culture and industry, having served as a director since 1987.  Finally, Mr. Shapira’s current and prior service on the boards of public companies, such as Mellon Financial Corporation (financial services) (now part of Bank of New York Mellon), and large not-for-profit organizations, such as Carnegie Mellon University, enables him to bring to the Board extensive board experience and knowledge from alternative perspectives.

Other Directors Whose Terms Expire in 2015

Philip G. Behrman, Ph.D.	Age 63	Director since July 2008

Retired Senior Vice President, Worldwide Exploration, Marathon Oil Corporation (integrated energy company), October 2000 through July 2008.

Member of the Audit Committee and the Public Policy and Corporate Responsibility Committee.

Qualifications. Dr. Behrman brings extensive business, senior management and technical industry experience to the Board, having served in various senior management and technical positions with numerous major energy companies throughout his career. In particular, Dr. Behrman has substantial expertise in energy exploration and production business operations, making him uniquely positioned to provide valuable perspectives with respect to the operations of the company’s production business.

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A. Bray Cary, Jr.	Age 65	Director since July 2008

President, Chief Executive Officer and Director, West Virginia Media Holdings, LLC (television and print media company), since October 2001.

Member of the Corporate Governance Committee and the Management Development and Compensation Committee.

Qualifications. Mr. Cary has extensive public affairs, media relations and senior management experience, having founded and led various media and marketing businesses throughout his career. Mr. Cary utilizes his broad business experience to provide valuable insights with respect to general business and management issues facing the company. Most importantly, Mr. Cary is uniquely positioned to provide leadership to the Board in public affairs and media relations.

Lee T. Todd, Jr., Ph.D.	Age 67	Director since November 2003

Professor of electrical engineering at the University of Kentucky (major public research university), since July 2011. Retired President, University of Kentucky, July 2001 through June 2011.

Chair of the Management Development and Compensation Committee and member of the Executive Committee.

Qualifications. Dr. Todd’s past service as President of the University of Kentucky provides valuable leadership and management experience, including experience leading a large organization. Prior to joining the University of Kentucky, Dr. Todd developed a strong reputation as an innovator of cutting edge technology, having founded and led numerous successful technology companies. Dr. Todd also has experience serving on boards of a variety of public companies, private companies and foundations. These strong leadership and business experiences, along with Dr. Todd’s appreciation for the importance of innovation, enable him to offer a unique perspective with respect to business and technology issues facing the company.

Directors Whose Terms Expire in 2016

Vicky A. Bailey	Age 61	Director since June 2004

President, Anderson Stratton International, LLC (strategic consulting and government relations), since November 2005, and Vice President, BHMM Energy Services, LLC (utility and facilities management services), since January 2006. Also a director of Cheniere Energy, Inc. (energy company primarily engaged in liquefied natural gas related businesses), since March 2006, and Cleco Corporation (energy services company with regulated utility and wholesale energy businesses), since June 2013.

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Chair of the Public Policy and Corporate Responsibility Committee and member of the Executive Committee.

Qualifications.  Ms. Bailey has substantial regulatory and senior management experience in the company’s industry, having previously served as a commissioner of the Federal Energy Regulatory Commission, President of PSI Energy, Inc. (a regulated utility) and commissioner of the Indiana Utility Regulatory Commission.  These experiences enable her to provide valuable insights into issues facing the company’s regulated transmission business, particularly with respect to interacting with regulatory agencies.  In addition, Ms. Bailey provides leadership to the Board with respect to energy policy issues, owing to her previous experience as Assistant Secretary for the Office of Policy and International Affairs at the Department of Energy.  Ms. Bailey also draws upon public company board experience in supporting the company’s strategic efforts.

Kenneth M. Burke	Age 64	Director since January 2012

Retired Partner, Ernst & Young LLP (EY) (Big Four accounting firm), October 1982 through June 2004.  Former director of Trico Marine Services, Inc. (provider of subsea trenching and marine support vessels and services), March 2005 through August 2011.  Also, a former director of Pride International, Inc. (offshore drilling contractor) (now part of Ensco Plc), December 2006 through May 2011.

Member of the Audit Committee and the Public Policy and Corporate Responsibility Committee.

Qualifications.  Mr. Burke brings over three decades of experience focused on the energy industry, primarily oil and gas.  Mr. Burke retired from EY in 2004, where he held a number of leadership positions, including National Energy Industry Director and Partner-in-Charge of the Houston Energy Services Group.  He also co-authored the book “Oil and Gas Limited Partnerships:  Accounting, Reporting and Taxation.”  During his years at EY, Mr. Burke served as audit partner for numerous companies in the oil and gas industry.  Mr. Burke also has substantial experience as a director of both public and private companies (including energy companies), where he has served on and chaired a number of committees.

George L. Miles, Jr.	Age 72	Director since July 2000

Chairman Emeritus, Chester Engineers, Inc. (engineering services firm), since May 2012.  Executive Chairman, Chester Engineers, Inc., October 2010 through April 2012.  Retired President and Chief Executive Officer, WQED Multimedia (multimedia company), September 1994 through October 2010.  Also a director of WESCO International, Inc. (“WESCO”) (distributor of electrical construction products supplies), since April 2000; Harley-Davidson, Inc. (manufacturer of heavyweight cruising and touring motorcycles), since August 2002; American International Group, Inc. (international insurance organization), since

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April 2005; and HFF, Inc. (provider of commercial real estate and capital markets services to the U.S. commercial real estate industry), since January 2007.  Mr. Miles will not stand for re-election at WESCO’s 2014 annual meeting of shareholders due to the age limitation under WESCO’s corporate governance guidelines.

Chair of the Corporate Governance Committee and member of the Executive Committee.

Qualifications.  Mr. Miles has significant senior management, leadership and financial experience, having served as President and Chief Executive Officer of a multimedia company for more than fifteen years.  Prior to that, Mr. Miles gained valuable financial experience through his work as an auditor.  Mr. Miles also has substantial public company board experience, having served as a member of the board of directors of a number of public companies throughout his career.  These diverse experiences enable Mr. Miles to bring unique perspectives to the Board, particularly with respect to business management and corporate governance issues.  The Board believes that, notwithstanding his service on other public company boards, Mr. Miles (who has retired from full-time employment) has sufficient time and focus to devote attention to company-related matters.

Stephen A. Thorington	Age 58	Director since September 2010

Retired Executive Vice President and Chief Financial Officer, Plains Exploration & Production Company (energy company engaged in the upstream oil and gas business) (now part of Freeport-McMoRan Copper & Gold, Inc.), September 2002 through April 2006.  Also a director of KMG Chemicals, Inc. (diversified chemical company), since May 2007, and QRE GP, LLC, the general partner of QR Energy, LP (oil and natural gas production master limited partnership), since January 2011.

Chair of the Audit Committee and member of the Executive Committee.

Qualifications.  Mr. Thorington has significant experience in energy company management, finance and corporate development, as well as natural gas exploration and production.  Mr. Thorington has served in a number of senior management positions with energy industry companies and, earlier in his career, held various senior positions within the investment banking industry.  Finally, Mr. Thorington currently serves as a member of the audit, compensation, conflicts and nominating and corporate governance committees at other public companies.  Mr. Thorington is able to draw upon these diverse experiences to provide guidance with respect to accounting matters, financial markets and financing transactions, exploration and production operations and investor relations.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Meetings and Committees

In 2013, the Board of Directors held six regular meetings and no special meetings and the Board’s Committees held a total of 26 meetings.  The independent directors on the Board met six times in executive session without any officer of the company present.  In 2013, each director attended at least 90% of the total number of meetings of the Board and the Committees on which the director served.  The company encourages its directors to attend the annual meeting of the shareholders, and it has been their practice to do so.  Except for Margaret K. Dorman, who did not attend due to a death in her family, all directors attended the 2013 annual meeting.

The Board has five standing Committees:  Audit, Management Development and Compensation, Corporate Governance, Public Policy and Corporate Responsibility and Executive.  The Board may from time to time form new Committees, disband an existing Committee and delegate additional responsibilities to a Committee.  The responsibilities of the Committees are set forth in written charters, which are reviewed periodically by the Committees and, where appropriate, the Corporate Governance Committee and the Board.  All of the charters are available on the company’s website at http://www.eqt.com by clicking on the “Investors” link on the main page and then on the “Corporate Governance” link.  Additional information about each of the Board’s Committees is provided below.

Audit Committee

Stephen A. Thorington	Meetings Held in 2013: 10
Committee Chair

Additional Committee Members: Philip G. Behrman, Ph.D.; Kenneth M. Burke; and Margaret K. Dorman

Primary Responsibilities:  The Audit Committee assists the Board by overseeing the accounting and financial reporting processes of the company and related disclosure matters; the audits and integrity of the company’s financial statements; the qualifications, independence and performance of the company’s registered public accountants; and the qualifications and performance of the company’s internal audit function.  The Committee also oversees the company’s compliance with legal and regulatory requirements, including the company’s code of business conduct and ethics.  For additional information regarding the Committee’s responsibilities, see “Report of the Audit Committee” and “Board’s Role in Risk Oversight” below.

Independence:  Each member of the Committee is independent under the company’s corporate governance guidelines, applicable NYSE listing standards and SEC rules.  Each member of the Committee is financially literate.  The Board has determined that each of Ms. Dorman and Messrs. Burke and Thorington qualifies as an “audit committee financial expert” (as defined under SEC rules).  The designation as an audit committee financial expert does not impose upon the members any duties, obligations or liabilities that are greater than are generally imposed upon them as members of the Committee and the Board.  As audit committee financial experts, Ms. Dorman and Messrs. Burke and Thorington also have accounting or related financial management experience under applicable NYSE listing standards.

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Management Development and Compensation Committee

Lee T. Todd, Jr., Ph.D.	Meetings Held in 2013: 6
Committee Chair

Additional Committee Members: A. Bray Cary, Jr. and James E. Rohr

Primary Responsibilities:  The Management Development and Compensation Committee discharges the Board’s responsibilities relating to compensation of the company’s executive officers, including determining and approving, based on the Corporate Governance Committee’s evaluation of the Chief Executive Officer’s performance for the prior year and in light of the goals and objectives established by the Corporate Governance Committee for the upcoming year, the Chief Executive Officer’s compensation level; reviewing and approving the performance of, and compensation structure for, the company’s executive officers (other than the Chief Executive Officer); and reviewing and approving all compensation plans and employment and severance agreements for executive officers.  The Management Development and Compensation Committee has the sole authority to retain and terminate one or more compensation consultants, independent legal counsel or other advisors.  It may also obtain advice and assistance from internal legal, accounting, human resources and other advisors.  The Committee oversees and, where required by law, administers the company’s benefit plans, incentive-based compensation plans and other equity-based plans.  The Committee also reviews the company’s succession plan for all executive officers other than the Chief Executive Officer (whose succession plan is reviewed by the full Board).

Independence:  Each member of the Committee is (i) independent under the company’s corporate governance guidelines and applicable NYSE listing standards (including the enhanced independence standards for compensation committee members under the NYSE listing standards); (ii) a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Corporate Governance Committee

George L. Miles, Jr.	Meetings Held in 2013: 6
Committee Chair

Additional Committee Members: A. Bray Cary, Jr. and David S. Shapira

Primary Responsibilities:  The Corporate Governance Committee is responsible for recommending director-nominees for each annual meeting of shareholders, Board Committee membership (including Committee Chairs) and nominees for the Board’s Lead Independent Director.  The Committee oversees the self-assessment process for the Board and its Committees and makes recommendations regarding the Board’s compensation structure.  It also identifies and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation and annually reviews the Chief Executive Officer’s performance against such goals and objectives, after receiving input from the Lead Independent Director.  The Committee also recommends director independence determinations to the Board and reviews related person transactions under the company’s related person transaction approval policy.

Independence:  Each member of the Committee is (i) independent under the company’s corporate governance guidelines and applicable NYSE listing standards (including the enhanced independence standards for compensation committee members under the NYSE listing standards) and (ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Public Policy and Corporate Responsibility Committee

Vicky A. Bailey	Meetings Held in 2013: 4
Committee Chair

Additional Committee Members: Philip G. Behrman, Ph.D.; Kenneth M. Burke; David L. Porges; and David S. Shapira

Primary Responsibilities:  The Public Policy and Corporate Responsibility Committee reviews and provides input and direction to the company’s management and the Board regarding industry, legislative and regulatory activities of significance to the company relating to environmental, health and safety matters; government affairs (including industry and other organizations that express views about legislative and regulatory affairs); and other matters likely to influence the company’s reputation.

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Executive Committee

James E. Rohr	Meetings Held in 2013: None
Committee Chair

Additional Committee Members: Vicky A. Bailey; George L. Miles, Jr.; David L. Porges; Stephen A. Thorington; and Lee T. Todd, Jr., Ph.D.

Primary Responsibilities:  The Executive Committee has the authority to act in all matters that the full Board may act upon when the Board is not in session, unless limited by a resolution of the Board and except to the extent limited by law.

Compensation Process

Establishing Target Total Direct Compensation

In discharging the Board’s responsibilities relating to compensation of the company’s executive officers, the Management Development and Compensation Committee establishes the target total direct compensation (base salary plus annual and long-term incentives) for executive officers by establishing base salaries and setting long-term and annual incentive targets.  When appropriate, the Committee also reviews and modifies perquisites.

Establishing Annual and Long-Term Incentive Programs

The Management Development and Compensation Committee annually approves plan design, including performance measures and target payout, for annual and long-term incentive programs.  These deliberations, which usually start with recommendations from management and involve discussions among management, the Committee’s independent compensation consultant and the Committee, usually span several meetings before a design is approved.  After the end of the performance period for any performance award, the Committee certifies the level at which the performance measures were satisfied and approves the amount of incentive award payable to each executive officer.

Equity Grants

The Management Development and Compensation Committee may make equity grants to executive officers at any time during the year.  The Committee generally does not grant equity awards when in possession of material non-public information.  If in possession of such information, the Committee does not take such information into account when determining whether or in what amounts to make such grants.

The Committee and, solely in the case of restricted EQM phantom units, the Board of Directors of EQT Midstream Services, LLC (the “EQM Board”), the general partner of EQM, have delegated to Mr. Porges, in his capacity as a director of the applicable entity, the authority to grant the following:

•                             provided that in each case no recipient is an executive officer of the company, a limited number of restricted EQT shares to (i) newly hired or recently promoted employees on the condition that no award exceeds the 50th percentile of the market long-term incentive compensation target in value, except as may result from an award being rounded-up to the next highest number of shares evenly divisible by 10, (ii) other employees in recognition of exceptional performance on the condition that no award exceeds 1,000 shares, and (iii) employees who participate in the company’s educational assistance program, on the condition that no individual award exceeds 500 shares and the recipient is not a participant in the company’s most recent long-term incentive award program; and

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•                              provided that no recipient is an executive officer of the company or EQT Midstream Services, LLC, a limited number of restricted EQM phantom units to newly hired or recently promoted employees on the condition that no award exceeds the 50th percentile of the market long-term incentive compensation target in value, except as may result from an award being rounded-up to the next highest number of units evenly divisible by 10.

All such awards must be made on standard terms approved by the Committee (and, in the case of EQM awards, the EQM Board) and are reported to the Committee (and, in the case of EQM awards, the EQM Board) for informational purposes at the next meetings of the Committee and the EQM Board, as applicable.  Mr. Porges authorizes restricted EQT shares and restricted EQM phantom units periodically throughout the year on pre-established dates and does not coordinate the timing of such grants with the release of material non-public information.  If in possession of such information, Mr. Porges does not take such information into account when determining whether or in what amounts to make such grants.

The Committee has not delegated its authority to award equity to any other executive officer.

Compensation Consultant

The Management Development and Compensation Committee has the sole authority to hire, terminate and approve fees for compensation consultants, independent legal counsel and other advisors as it deems to be necessary to assist in the fulfillment of its responsibilities.  During 2013, the Committee utilized Pay Governance LLC (“Pay Governance”) as its independent compensation consultant, and Pay Governance reported directly to the Committee.

Representatives of Pay Governance do not make recommendations on, or approve, the amount of compensation for any executive officer.  The Committee may request information or advice directly from representatives of Pay Governance and may direct the company to provide information to representatives of Pay Governance.  Representatives of Pay Governance regularly interact with representatives of the company’s human resources department and periodically with the Chief Executive Officer and representatives of the company’s legal department.

During 2013, Pay Governance provided market data and counsel regarding executive officer compensation programs and practices, including specifically:

•                              competitive benchmarking;

•                              peer group identification and assessment;

•                              advice and market insight as to the form of, and performance measures for, annual and long-term incentives;

•                              marketplace compensation trends in the company’s industry and generally; and

•                              advice regarding the performance of the company’s annual review of compensation risk.

During 2013, Pay Governance also performed benchmarking services for the Corporate Governance Committee related to director compensation for the company’s Board.

Other than the executive and director compensation services provided for the Management Development and Compensation Committee and the Corporate Governance Committee, respectively, representatives of Pay Governance also performed the following services during 2013:

•                              The Corporate Governance Committee engaged Pay Governance to perform benchmarking services for director compensation related to the EQM Board (2013 fees totaled $15,000).

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•                             The company’s management engaged Pay Governance to perform a competitive benchmarking analysis for non-executive officers of the company (2013 fees totaled $25,000).

The Management Development and Compensation Committee has considered the services provided by Pay Governance to the Corporate Governance Committee and to the company’s management, as well as Pay Governance’s responses to a questionnaire regarding Pay Governance’s relationship with the company and its management, and determined that such services do not compromise Pay Governance’s independence as the Management Development and Compensation Committee’s independent compensation consultant.

Role of Senior Management

The company’s senior management has an ongoing dialogue with the Management Development and Compensation Committee and the Committee’s independent compensation consultant regarding compensation and plan design.  Most ideas originate with management due to its direct involvement in, and knowledge of, the business goals, strategies, experiences and performance of the company.  Management’s ideas are reviewed with the independent compensation consultant and frequently modified by the Committee prior to ultimate adoption.  The Committee engages in active discussions with the Chief Executive Officer concerning:  (i) who should participate in programs and at what levels, (ii) which performance measures should be used, (iii) the determination of performance targets and (iv) whether and to what extent performance measures for the previous year have been achieved.  The Chief Executive Officer is advised by the other executive officers of the company.

We provide additional information regarding the Committee and our policies and procedures regarding executive compensation, including the role of executive officers in recommending executive compensation, below under the caption “Compensation Discussion and Analysis.”

Board Leadership Structure

As described in the company’s corporate governance guidelines, the Board of Directors believes that the functions of the Chairman of the Board are distinct from those of the Chief Executive Officer but that both functions may be effectively performed by the same individual.  From time to time, generally in connection with succession planning, the Board considers whether the Chairman of the Board and the Chief Executive Officer should be separate, and if separate, whether the Chairman of the Board should be an outside director or an inside director.  The Board is currently satisfied with the Chief Executive Officer performing the functions of the Chairman of the Board because Mr. Porges is able to utilize his in-depth knowledge and perspective gained in running the company to effectively and efficiently guide the full Board by recommending Board and Committee meeting agendas, leading Board discussions on critical issues and creating a vital link among the Board, management and shareholders.

Pursuant to the company’s corporate governance guidelines, when the Board does not have an independent Chairman, the Board must designate an independent director as the Lead Independent Director.  When a Lead Independent Director has been designated, the Lead Independent Director’s exclusive duties are:

•                             convening, presiding over and setting agendas for regularly scheduled and special executive sessions of independent/non-management directors (which typically occur at each regularly scheduled meeting of the Board), including calling a meeting of the independent/non-management directors, if requested by any other director;

•                             presiding over any meeting at which the Chairman is not present;

•                             consulting with the Chairman to set the annual calendar of topics to be covered at Board meetings and reviewing meeting agendas;

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•                             providing input to the Corporate Governance Committee in connection with the evaluation of the Chief Executive Officer’s performance;

•                             facilitating an assessment process with respect to the Board as a whole as well as for individual directors;

•                             serving as the designated director to speak with shareholders (when requested) and to receive communications from interested parties; and

•                             serving as the Chair of the Executive Committee.

In April 2013, the Board, based on a recommendation from the Corporate Governance Committee, elected Mr. Rohr as its Lead Independent Director to serve until the first regular Board meeting following the company’s 2014 annual meeting of shareholders.  Mr. Rohr has held this position since May 2011.  The service of the Lead Independent Director complements Mr. Porges’ role as Chairman by, among other things, providing directors, shareholders and other constituents a direct contact to an independent member of the Board.  When in office, the Lead Independent Director’s term is one year, but an individual may serve multiple consecutive terms upon recommendation of the Corporate Governance Committee and approval of the Board.

Board’s Role in Risk Oversight

The company’s corporate governance guidelines provide that the Board of Directors is responsible for reviewing the process for assessing the major risks facing the company and the options for their mitigation.  The Board executes on this oversight responsibility in a variety of ways, including:

•                             The Board performs an annual review of the company’s major risks.

•                             Management addresses the major risks in presentations (initiated by management or requested by the Board) throughout the year.

•                             The Board delegates oversight for certain risks to the Board Committees.  For example, the Audit Committee is responsible for reviewing and discussing with management the company’s major financial risk exposures and the actions management has taken to monitor and control such exposures.  The Management Development and Compensation, Corporate Governance and Public Policy and Corporate Responsibility Committees also review and discuss with management major risk exposures associated with their respective areas of oversight.

The company primarily manages risk through a Corporate Risk Committee consisting of certain executive officers and business unit and functional leaders.   The Corporate Risk Committee meets periodically throughout the year to review, prioritize and address the company’s major risk exposures and to consider new or emerging risks.  The Corporate Director of Enterprise Risk and Compliance reports the results of the risk assessment annually to the Board of Directors.  The Board reviews and assesses the report of the Corporate Director of Enterprise Risk and Compliance and determines whether any further action is required.

Compensation Policies and Practices and Risk Management

In late 2013, members of the company’s senior management, with the assistance of the Management Development and Compensation Committee’s independent compensation consultant, conducted a risk assessment of the company’s compensation programs for all employees.  The results of such assessment were presented to the Management Development and Compensation Committee.  Based on the assessment, the company and the Committee believe that the company’s compensation programs are balanced and do not create risks reasonably likely to have a material adverse impact on the company.  Important factors taken into account include, but are not limited to, the following:

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•                             the company does not use highly leveraged short-term incentives that drive high risk investments at the expense of long-term company value;

•                             the company’s annual incentive compensation is based on balanced performance measures that promote disciplined progress towards longer-term goals, and payments are capped;

•                             the performance periods and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period at the expense of performance in other periods;

•                             the company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial and operating performance;

•                             variations of the company’s compensation programs have been in place for many years, and the company has seen no evidence that they encourage excessive risk-taking;

•                             the Management Development and Compensation Committee has authority to exercise downward discretion to reduce or eliminate payouts under all of the company’s compensation programs;

•                             the company’s equity ownership guidelines require executives to hold a meaningful equity interest, linking their interests to the interests of shareholders; and

•                             hedging and pledging of EQT securities by EQT executive officers and directors, and EQM securities by EQM executive officers and directors, is prohibited under the company’s policies.

Director Nominations

The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board and recommending to the Board the director nominees for each annual meeting of shareholders.  The Committee typically considers new nominees for the Board in the context of a vacancy on the Board resulting from resignation or retirement of a director or to fill a skill need identified by the Board.  The Committee has used third party search firms to assist it to identify potential director candidates.  Director candidates have also been identified by senior management and members of the Board considering individuals both within and external to their respective networks.

As set forth in the Committee’s charter, the Committee will consider submissions from shareholders in making its recommendation.  Any shareholder desiring to recommend an individual to serve as a director of the company should submit the following information to the Corporate Governance Committee Chair, care of the Corporate Secretary, no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting:

•                             The information required by Sections 1.09 and 1.10 of the company’s by-laws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to, (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made, (iii) a written representation and agreement of the nominee in the form provided by the Corporate Secretary, and (iv) the nominee’s executed irrevocable conditional resignation letter.

•                             In addition, the company may require the shareholder to provide such further information as it may reasonably request.

See “How do I contact EQT’s Corporate Secretary?” under the caption “Questions and Answers About the Annual Meeting” above.

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In evaluating individuals identified as possible director-nominees, whether the source of the possible nominee is another director, a member of management, a shareholder or otherwise, the Committee assesses the experience and personal characteristics of the possible nominee against the guidelines identified below.  Possible nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Committee, the best match for the Board.  The Committee retains the right to modify the guidelines, including the criteria for evaluating the qualifications of potential nominees for election to the Board as set forth therein, from time to time.

Individual Qualifications

•    Possesses integrity, competence, insight, creativity and dedication together with the ability to work with colleagues while challenging one another to achieve superior performance

•    Has attained prominent position in his or her field of endeavor

•    Possesses broad business experience

•    Has ability to exercise sound business judgment

•    Is able to draw on his or her past experience relative to significant issues facing the company

•    Has experience in the company’s industry or in another industry or endeavor with practical application to the company’s needs

•    Has sufficient time and dedication for preparation as well as participation in Board and Committee deliberations

•    Has no conflict of interest

•    Meets such standards of independence and financial knowledge as may be required or desirable

•    Possesses attributes deemed to be appropriate given the then current needs of the Board

Composition of the Board as a Whole	• A diversity of background, perspective and skills related to the company’s business • A diversity of race, gender and age

The Board believes that its members possess individual qualifications consistent with the guidelines set forth above.  In addition to the specific individual director qualifications identified under the caption “Item No. 1 – Election of Directors” above, the Board believes that its members offer insightful and creative views and solutions with respect to issues facing the company.  The Board also believes that its members function well together as a group.  Finally, the Board believes that it has appropriate diversity consistent with the guidelines set forth above.

Contacting the Board

Interested persons may communicate directly with the Lead Independent Director (and with independent directors, individually or as a group, through the Lead Independent Director) by sending an email to presidingdirector@eqt.com.  You may also write to the Lead Independent Director, the entire Board, any Board Committee or any individual director by addressing such communication to the applicable director or directors, care of the Corporate Secretary, at EQT Corporation, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222.  The Corporate Secretary will open such communications and will promptly deliver such communications to the director or directors (as appropriate) designated therein, unless such communications are junk mail or mass mailings.

Governance Principles

EQT maintains a corporate governance page on its website which includes key information about its corporate governance practices, including its corporate governance guidelines, code of business conduct and ethics and charters for the Audit Committee, the Management Development and Compensation Committee, the Corporate Governance Committee and the Public Policy and Corporate Responsibility

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Committee.  The corporate governance page can be found at http://www.eqt.com, by clicking on the “Investors” link on the main page and then on the “Corporate Governance” link.  EQT will provide copies of its corporate governance guidelines, code of business conduct and ethics and any of the Board Committee charters upon request by a shareholder to the Corporate Secretary.   See “How do I contact EQT’s Corporate Secretary?” under the caption “Questions and Answers About the Annual Meeting” above.

EQT’s corporate governance policies and practices are compliant with applicable corporate governance requirements:

•                             The Board of Directors has adopted corporate governance guidelines.

•                             Ten of the eleven members of the Board are independent of the company and its management.

•                             The Board’s non-management directors meet periodically in executive session, and the Lead Independent Director has been identified as the presiding director at all such executive sessions.

•                             All members of each of the key Board Committees – Audit, Management Development and Compensation and Corporate Governance – are independent of the company and its management.

•                             Each of the key Committees has a charter that meets applicable legal requirements and reflects good corporate governance.

•                             The Board and each of the key Committees engage in annual self-assessments.

•                             The company’s directors are encouraged to participate in educational programs relating to corporate governance and business-related issues, and the company provides funding for such activities.

•                             The company has a code of business conduct and ethics applicable to all employees and directors of the company.

•                             The Corporate Governance Committee reviews the company’s governance policies and practices periodically and makes recommendations to the Board.

Independence and Related Person Transactions

Director Independence

In accordance with the company’s corporate governance guidelines, a majority of directors at any time will be independent.  For a director to be considered an “independent director,” the Board must annually determine that he or she has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization which has such a relationship with the company), except as a director.  To assist it in determining director independence, the Board established guidelines, which are included in the company’s corporate governance guidelines and conform to the independence requirements under the NYSE listing standards.

The Board considers all relevant facts and circumstances in making an independence determination.  Any relationship involving a company director that complies with the independence standards set forth in the company’s corporate governance guidelines and is not otherwise a related person transaction (as defined under the caption “Review, Approval or Ratification of Transactions with Related Persons” below) under the company’s related person transaction approval policy (the “related person policy”) is deemed to be an immaterial relationship not requiring consideration by the Board in assessing independence.

Based on the independence standards set forth in the company’s corporate governance guidelines, the Board has determined that all of the company’s directors other than Mr. Porges (who is an executive officer of the company) have met the above standards and are independent of the company and its management.

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The ownership of stock in the company by directors is encouraged and is not in itself a basis for a director to be considered as not independent, provided that it may preclude participation on the Audit Committee if the magnitude of such ownership is sufficient to make the director an “affiliated person” of the company as described in the Audit Committee charter.  See “Equity-Based Compensation” under the caption “Directors’ Compensation” below for a description of the equity ownership guidelines for directors.

Review, Approval or Ratification of Transactions with Related Persons

Under the company’s written related person policy, company management, with the assistance of the company’s legal department, is responsible for determining whether a transaction between the company and a Related Person (as defined below) constitutes a Related Person Transaction (as defined below).  Such determination is based on a review of all facts and circumstances regarding the transaction, including information provided in annual director and executive officer questionnaires.  Upon determination that a transaction is a Related Person Transaction which has not been approved by the full Board of Directors, the material facts regarding the transaction are reported to the Corporate Governance Committee for its review.  The Corporate Governance Committee then determines whether to approve, ratify, revise, reject or take other action with respect to the Related Person Transaction.

Under the related person policy, a “Related Person Transaction” is generally a transaction in which the company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest.  A “Related Person” is generally any person who is a director or executive officer of the company, any nominee for director, any shareholder known to the company to be the beneficial owner of more than 5% of any class of the company’s voting securities and any immediate family member of any of the foregoing persons.

Under the policy, certain transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance Committee for individual approval.  The transactions which are automatically pre-approved include:  (i) transactions involving employment of an executive officer by the company, as long as the executive officer is not an immediate family member of another executive officer or director of the company and the compensation paid to the executive officer was approved by the Management Development and Compensation Committee; (ii) transactions involving compensation and benefits paid to a director for service as a director of the company; (iii) transactions on competitive business terms with another company in which the only relationship of a director or immediate family member of a director is as an employee or executive officer, a director or a beneficial owner of less than 10% of that company’s shares, provided that the amount involved does not exceed the greater of $1,000,000 or 2% of the other company’s consolidated gross revenue; (iv) transactions where the interest of the Related Person arises solely from the ownership of a class of equity securities of the company, and all holders of that class of equity securities receive the same benefit on a pro rata basis; (v) transactions where the rates or charges involved are determined by competitive bids; (vi) transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation; (vii) transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services; and (viii) charitable contributions, grants or endowments by the company or the company’s charitable foundation to a charitable or non-profit organization, foundation or university in which a Related Person’s only relationship is as an employee or a director or trustee, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the recipient’s consolidated gross revenue.

The related person policy does not limit or affect the application of the company’s code of business conduct and ethics and related policies, which require directors and executive officers to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the directors’ or executive officers’ duties to the company.  Such policies require all

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directors and executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.

Transactions with Related Persons

Based on information provided by the company’s directors and executive officers and assessments by the company’s management, the Corporate Governance Committee determined that there are no Related Person Transactions to be reported in this proxy statement.

Compensation Committee Interlocks and Insider Participation

During all of 2013, Dr. Todd and Messrs. Cary and Rohr served as members of the Management Development and Compensation Committee.  None of these Committee members is a current or former officer or employee of the company or had any relationship with the company requiring disclosure.  In addition, none of the company’s directors is an executive officer of another entity at which one of the company’s executive officers serves as a director.

DIRECTORS’ COMPENSATION

Compensation of directors is annually reviewed by the Corporate Governance Committee and approved by the Board.  No compensation is paid to employee directors for their service as directors.

In 2013, the Corporate Governance Committee engaged Pay Governance to conduct an annual review of the total compensation for non-employee directors.  Specifically, retainer fees, meeting fees, chairperson premiums, stock-based long-term incentives and director matching gift benefits were evaluated using, as the competitive benchmark, levels of total compensation paid to directors of:

•                             the 248 general industry companies with 2012 revenues of $1 billion to $4 billion that are identified in Appendix B; and

•                             the following 25 energy industry companies:

Cabot Oil & Gas Corporation	ONEOK, Inc.
Chesapeake Energy Corporation	Pioneer Natural Resources Company
Cimarex Energy Co.	QEP Resources, Inc.
Concho Resources Inc.	Questar Corporation
CONSOL Energy Inc.	Quicksilver Resources Inc.
Continental Resources, Inc.	Range Resources Corporation
Energen Corporation	SM Energy Company
EOG Resources, Inc.	Southwestern Energy Company
EXCO Resources, Inc.	Spectra Energy Corp
MarkWest Energy Partners, L.P.	Ultra Petroleum Corp.
National Fuel Gas Company	Whiting Petroleum Corporation
Newfield Exploration Company	Williams Companies, Inc., The
Noble Energy, Inc.

These companies also comprise the company’s peer group for the 2014 Executive Performance Incentive Program.

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Set forth below is a description of the compensation of the company’s non-employee directors:

Cash Compensation

•                             An annual cash retainer of $50,500 is paid on a quarterly basis.

•                             An additional annual cash retainer of $4,000 is paid on a quarterly basis to members of the Audit Committee other than the Chair.

•                             The cash meeting fee is $1,500 for each Board and Committee meeting attended in person.  If a director participates in a meeting by telephone, the meeting fee is $750.  These fees are paid on a quarterly basis.

•                             For the Audit Committee Chair, an annual committee chair retainer of $15,000 is paid.  For the Management Development and Compensation, Corporate Governance, Public Policy and Corporate Responsibility and Executive Committee Chairs, an annual committee chair retainer of $10,000 is paid.  These fees are also paid on a quarterly basis.

Equity-Based Compensation

•                             In 2003, the company began granting to each non-employee director, on an annual basis, stock units that vest upon award and are payable on a deferred basis under the company’s directors’ deferred compensation plans.  The deferred stock units represent one vehicle used by the company to deliver compensation to directors for their annual service on the Board.  The 2013 annual grant was 2,550 deferred stock units, which were awarded on January 1, 2013 to each non-employee director.  Each non-employee director serving on the Board on January 1, 2014 received an award of 1,790 deferred stock units.  Each deferred stock unit is equal in value to one share of company common stock but does not have voting rights.  Dividends are credited quarterly in the form of additional deferred stock units.  The value of the stock units granted prior to 2013 will be paid in cash (or, if a director made a prior election to settle the award in equity, in company common stock) upon termination of service as a director.  The value of the stock units granted in 2013 and 2014 will be paid in shares of company common stock upon termination of service as a director.

•                             Newly elected directors are expected to receive an equity grant upon joining the Board equal to the pro-rata amount of the then applicable annual grant.

•                             The non-employee directors are subject to equity ownership guidelines which require them to hold shares (or share equivalents, including deferred stock units) with a value equal to five times the annual retainer.  Under the updated guidelines, directors have up to five years from joining the Board to acquire a sufficient number of shares (or share equivalents, including deferred stock units) to meet the ownership guidelines.  Each of the company’s non-employee directors satisfies the equity ownership guidelines.

Deferred Compensation

•                             The company has deferred compensation plans for non-employee directors.  In addition to the automatic deferral of stock units awarded, non-employee directors may elect to defer up to 100% of their annual retainers and fees into the 2005 Directors’ Deferred Compensation Plan and receive an investment return on the deferred funds as if the funds were invested in company common stock or permitted mutual funds.  Prior to the deferral, plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal annual installments.  Deferred funds for which directors have elected to receive an investment return as if the funds were invested in company common stock are distributed in shares of common stock.  Distributions commence following termination of service as a director.  The directors’ deferred compensation accounts are

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unsecured obligations of the company.  Dr. Behrman and Mr. Cary deferred fees under the plan in 2013.  The 1999 Directors’ Deferred Compensation Plan continues to operate for the sole purpose of administering amounts vested under the plan on or prior to December 31, 2004.

Other

•                             All directors are eligible to participate in the Matching Gifts Program of the EQT Foundation on the same terms as company employees.  Under this program, the EQT Foundation will match gifts of at least $100 made by the director to eligible charities, up to an aggregate total of $25,000 in any calendar year.

•                             Non-employee directors who joined the Board prior to May 25, 1999 may designate a civic, charitable or educational organization as beneficiary of a $500,000 gift funded by a life insurance policy purchased by the company.  The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the company.

•                             The company reimburses directors for their travel and related expenses in connection with attending Board and Committee meetings and related activities.  The company also provides non-employee directors with $20,000 of life insurance and $250,000 of travel accident insurance while traveling on business for the company.

The table below shows the total 2013 compensation of the company’s non-employee directors:

2013 Directors’ Compensation Table

NAME	FEES EARNED OR PAID IN CASH ($) (1)	STOCK AWARDS ($) (2)	ALL OTHER COMPENSATION ($) (3)	TOTAL ($)
Ms. Bailey	75,500	150,399	21,132	247,031
Dr. Behrman	77,000	150,399	1,516	228,915
Mr. Burke	77,750	150,399	10,446	238,595
Mr. Cary	76,000	150,399	26,516	252,915
Ms. Dorman	74,750	150,399	446	225,595
Mr. Miles	74,750	150,399	17,680	242,829
Mr. Rohr	77,000	150,399	28,180	255,579
Mr. Shapira	73,000	150,399	28,180	251,579
Mr. Thorington	86,500	150,399	25,841	262,740
Dr. Todd	77,750	150,399	27,404	255,553

(1)          Includes cash retainers, meeting fees and committee chair fees, some of which have been deferred at the election of the director.

(2)          This column reflects the aggregate grant date fair values determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for the deferred stock units awarded to each director during 2013.  On January 1, 2013, the company granted 2,550 deferred stock units to each non-employee director.  The grant date fair value is computed as the sum of the number of deferred stock units awarded on the grant date multiplied by the closing stock price of the company’s common stock on the business day prior to the grant date, which closing stock price was $58.98 on December 31, 2012.  The aggregate number of awarded deferred stock units, including accrued dividends thereon, held at December 31, 2013 was:  Ms. Bailey – 23,406; Dr. Behrman – 14,101; Mr. Burke – 5,172; Mr. Cary – 14,101; Ms. Dorman – 5,172; Mr. Miles – 27,980; Mr. Rohr – 27,980; Mr. Shapira – 27,980; Mr. Thorington – 8,473; and Dr. Todd – 25,273.

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(3)          This column reflects (i) dividends accrued on deferred stock units, (ii) annual premiums of $55.27 per director paid for life insurance and travel accident insurance policies, and (iii) the following matching gifts made to qualifying organizations under the EQT Foundation’s Matching Gifts Program:  $18,500 for Ms. Bailey; $10,000 for Mr. Burke; $25,000 for Mr. Cary; $14,500 for Mr. Miles; $25,000 for Mr. Rohr; $25,000 for Mr. Shapira; $25,000 for Mr. Thorington; and $24,548 for Dr. Todd.  The non-employee directors may use a de minimis number of tickets purchased by the company to attend sporting or other events when such tickets are not otherwise being used for business purposes.   The use of such tickets does not result in any incremental costs to the company.

EQUITY OWNERSHIP

Stock Ownership of Significant Shareholders

The following shareholders reported to the SEC that they owned more than 5% of the company’s common stock:

NAME AND ADDRESS	SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	16,416,257 (1)	10.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,699,761 (2)	6.43%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	8,744,987 (3)	5.8%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	7,789,568 (4)	5.2%

(1)        Information based on Amendment No. 5 to Schedule 13G filed with the SEC on February 12, 2014, reporting that T. Rowe Price Associates, Inc. (“T. Rowe Price”) has sole voting power over 5,241,353 shares and sole dispositive power over 16,398,457 shares.

(2)  Information based on Amendment No. 2 to Schedule 13G filed with the SEC on February 12, 2014, reporting that The Vanguard Group has sole voting power over 247,824 shares, sole dispositive power over 9,471,847 shares and shared dispositive power over 227,914 shares.

(3)        Information based on Amendment No. 5 to Schedule 13G filed with the SEC on January 29, 2014, reporting that BlackRock, Inc. has sole voting power over 7,412,131 shares and sole dispositive power over 8,744,987 shares.

(4)        Information based on Schedule 13G filed with the SEC on February 3, 2014, reporting that State Street Corporation has shared voting and investment power over 7,789,568 shares.

Equity Ownership of Directors and Executive Officers

The following sets forth the number of shares of EQT Corporation common stock and EQM common units beneficially owned by the company’s directors and named executive officers (as determined under SEC rules) and all directors and executive officers as a group as of January 31, 2014, including shares and EQM common units they had the right to acquire within 60 days after January 31, 2014.

The amounts and percentage of EQT shares and EQM common units beneficially owned are reported below on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has

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or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  Except as indicated by footnote, the persons named below have sole voting and investment power with respect to all EQT shares and/or EQM common units shown as beneficially owned by them, subject to community property laws where applicable, and none of the EQT shares or EQM common units are subject to a pledge.

NAME	EXERCISABLE STOCK OPTIONS (1)	NUMBER OF SHARES BENEFICIALLY OWNED (2)	DEFERRED STOCK UNITS PAYABLE IN CASH (3)	PERCENT OF CLASS (4)
David L. Porges (5) Chairman, President and Chief Executive Officer	471,900	522,291	0	*
Vicky A. Bailey Director	0	4,344	20,852	*
Philip G. Behrman Director	0	10,887	11,547	*
Kenneth M. Burke Director	0	4,344	2,618	*
A. Bray Cary, Jr. Director	0	13,397	11,547	*
Margaret K. Dorman Director	0	4,344	2,618	*
George L. Miles, Jr. Director	0	13,908	22,177	*
James E. Rohr Director	0	15,196	32,311	*
David S. Shapira (6) Director	0	63,993	55,041	*
Stephen A. Thorington Director	0	14,344	5,919	*
Lee T. Todd, Jr. Director	0	6,544	22,719	*
Philip P. Conti Senior Vice President and Chief Financial Officer	76,400	93,048	0	*
Randall L. Crawford Senior Vice President	213,750	63,375	0	*
Lewis B. Gardner General Counsel and Vice President, External Affairs	47,400	19,503	0	*
Steven T. Schlotterbeck Executive Vice President	212,150	55,681	0	*
Directors and executive officers as a group (17 individuals)	1,112,550	969,090	187,349	1.4%

*            Indicates ownership or aggregate voting percentage of less than 1%.

(1)        This column reflects the number of shares of EQT Corporation common stock that the executive officers and directors had a right to acquire within 60 days after January 31, 2014 through the exercise of stock options.

(2)    This column reflects shares held of record and shares owned through a broker, bank or other nominee, including, for executive officers, shares owned through the company’s 401(k) plan.  For executive officers, it also includes unvested restricted shares owned through the 2009 LTIP (over which the executive officers have sole voting but no investment power).  For Dr. Behrman and Messrs. Cary, Miles and Rohr, it includes deferred stock units, including accrued dividends, that will be settled in common stock in connection with the deferral of director fees (over which the directors have sole investment but no voting power), in the following amounts:  Dr. Behrman – 6,543 units; Mr. Cary – 9,053 units; Mr. Miles – 6,315 units; and Mr. Rohr – 2,897 units.  This column also reflects deferred stock units (as described in the “Equity-Based Compensation”

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discussion included under the caption “Directors’ Compensation” above), including accrued dividends, that will be settled in common stock (over which the directors have no voting or investment power), in the following amounts:  Ms. Bailey – 4,344 units; Dr. Behrman – 4,344 units; Mr. Burke – 4,344 units; Mr. Cary – 4,344 units; Ms. Dorman – 4,344 units; Mr. Miles – 7,593 units; Mr. Rohr – 7,593 units; Mr. Shapira – 7,593 units; Mr. Thorington – 4,344 units; and Dr. Todd – 4,344 units.

(3)    This column reflects the number of deferred stock units granted prior to 2013 held through the directors’ deferred compensation plans that will be settled in cash.  It includes the deferred stock units (including accrued dividends) held as of January 31, 2014 and described in the “Equity-Based Compensation” discussion included under the caption “Directors’ Compensation” above, in the following amounts:  Ms. Bailey – 20,852 units; Dr. Behrman – 11,547 units; Mr. Burke – 2,618 units; Mr. Cary – 11,547 units; Ms. Dorman – 2,618 units; Mr. Miles – 22,177 units; Mr. Rohr – 22,177 units; Mr. Shapira – 22,177 units; Mr. Thorington – 5,919 units; and Dr. Todd – 22,719 units.  It also includes the deferred stock units, including accrued dividends, held by directors and to be settled in cash, resulting from the curtailment in 1999 of the directors’ retirement plan, in the following amounts:  Mr. Rohr – 10,134 units; and Mr. Shapira – 32,864 units.

(4)        This column reflects for the executive officers and directors as a group (i) the sum of the shares beneficially owned, the stock options exercisable within 60 days of January 31, 2014 and the deferred stock units that will be settled in common stock, as a percentage of (ii) the sum of the company’s outstanding shares at January 31, 2014, all options exercisable by the executive officer and director group within 60 days of January 31, 2014 and all deferred stock units that will be settled in common stock upon termination of the directors’ service.  This calculation excludes all deferred stock units included in column (3) that will be settled in cash.

(5)    Shares beneficially owned include 50,000 shares that are held in a trust of which Mr. Porges is a co-trustee and in which he shares voting and investment power.

(6)    Shares beneficially owned include 6,300 shares that are held in a trust of which Mr. Shapira is a co-trustee and in which he shares voting and investment power.

As of January 31, 2014, the directors and named executive officers of the company also held, of record or beneficially through a broker, bank or other nominee, common units of EQM in the following amounts:  Mr. Porges – 20,000 units; Ms. Bailey – 1,000 units; Mr. Burke – 5,000 units; Mr. Cary – 12,000 units; Ms. Dorman – 20,000 units; Mr. Miles – 2,500 units; Mr. Shapira – 17,218 units; Mr. Thorington – 5,000 units; Dr. Todd – 1,500 units; Mr. Conti – 9,750 units; Mr. Crawford – 25,000 units; and Mr. Gardner – 9,500 units.  As of January 31, 2014, the directors and executive officers of the company owned, as a group, 153,468 EQM common units, representing less than 1.0% of the then outstanding EQM common units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the company’s directors, executive officers and all persons who beneficially own more than 10% of the company’s common stock file initial reports of ownership and reports of changes in ownership of the company’s common stock with the SEC.  As a practical matter, the company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf.  Except as described below, based solely upon the company’s review of copies of filings or written representations from the reporting persons, the company believes that all reports that were required to be filed under Section 16(a) of the Exchange Act were filed on a timely basis during 2013.  During 2013, Mr. Shapira became aware that his investment advisor, without his knowledge, sold 18,000 shares of the company’s common stock on September 4, 2009.  Promptly after Mr. Shapira became aware of the sale, a Form 4 reporting the transaction was filed.

EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis (“CD&A”) below contains statements regarding future company performance targets and goals.  These targets and goals are disclosed in the limited context of EQT’s compensation programs, may have been established one or more years ago, and should not be understood to be statements of management’s expectations or estimates of future company results or other guidance.  EQT specifically cautions investors not to apply these statements to other contexts.

Definitions of terms that are used, but not defined, in the CD&A can be found in the “Narrative Disclosure to Summary Compensation Table and 2013 Grants of Plan-Based Awards Table” below.  The

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“Narrative Disclosure to Summary Compensation Table and 2013 Grants of Plan-Based Awards Table” and the CD&A contain numerous references to financial measures that have not been calculated in accordance with generally accepted accounting principles (“GAAP”), which are also referred to as non-GAAP financial measures.  Attached as Appendix C is a reconciliation of each disclosed non-GAAP financial measure to the most directly comparable GAAP financial measure.

As shareholders, you are invited to express your view of the compensation paid to the company’s named executive officers for 2013, as discussed and analyzed below.  In considering how to vote on Item No. 2 below, you should be guided by the following discussion, and should evaluate whether the Management Development and Compensation Committee (or, as used in the CD&A, the “Committee”) has adequately aligned the interests of the company’s named executive officers with those of its shareholders.

Compensation Discussion and Analysis

EQT’s core values include a commitment to operational excellence, integrity and accountability.  The company believes that after reading this CD&A you will agree that its executive compensation program:

•                             is designed to attract and retain the highest quality named executive officers;

•                             aligns the interests of the company’s named executive officers with the interests of its shareholders by directly linking pay to company performance;

•                             directly supports the company’s strategic plan by focusing employee performance on specific drivers; and

•                             is market-based and premised upon informed industry benchmarking.

In summary, the company’s compensation program is designed to reward the named executive officers when the company achieves strong financial and operational results, and the company believes the 2013 compensation of its named executive officers is consistent with its commitment to link pay with performance.

This CD&A describes the company’s compensation philosophy and the components of the company’s compensation program for the company’s named executive officers included in the Summary Compensation Table below.  In 2013, our named executive officers were:

•                       David L. Porges, Chairman, President and Chief Executive Officer;

•                       Philip P. Conti, Senior Vice President and Chief Financial Officer;

•                       Randall L. Crawford, Senior Vice President;

•                       Lewis B. Gardner, General Counsel and Vice President, External Affairs; and

•                       Steven T. Schlotterbeck, Executive Vice President.

How We Performed in Fiscal Year 2013

The company achieved a number of key financial and operational results in 2013 that are described in detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, including, but not limited to, the following:

•                             operating income of $654.6 million; 68% higher than 2012;

•                             record annual production sales volume of 378.2 Bcfe; 43% higher than 2012;

o                the company’s five-year growth in production sales volume is set forth earlier in this proxy statement under the caption “2014 Proxy Statement Summary – EQT Business Highlights”;

•                             year-end proved reserves of 8.3 Tcfe; 39% higher than 2012;

•                             record gathered volume of 466.4 TBtu; 39% higher than 2012;

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•                             record transmission throughput of 418.4 TBtu; 89% higher than 2012;

•                             a 25% year-over-year decrease in gathering and compression expense per unit;

o                the company’s five–year trend of reducing this metric is set forth earlier in this proxy statement under the caption “2014 Proxy Statement Summary – EQT Business Highlights.”

The company also completed important transactions in 2013.  In December, the company completed the transfer of Equitable Gas Company, LLC to PNG Companies LLC in exchange for $740 million in cash (subject to post-closing adjustments), plus select midstream assets and commercial arrangements (the “Equitable Gas transaction”).   Earlier in the year, EQT completed the merger of Sunrise Pipeline, LLC, then a subsidiary of EQT and the owner of the Sunrise Pipeline, with and into a subsidiary of EQM.  In connection with the merger, EQM completed a public offering of additional limited partner units for net proceeds of $529.4 million (after deducting the underwriters’ discount and certain offering expenses), which proceeds were used primarily to pay the merger consideration (the merger and offering are collectively referred to in this CD&A as the “Sunrise transaction”).

The company’s strong performance was manifest in our stock price, as the per share price increased 52% over the year; continuing a five-year positive trend in total shareholder return set forth earlier in this proxy statement under the caption “2014 Proxy Statement Summary – EQT Business Highlights.”

Pay for Performance Results

The Committee aims to align the named executive officers’ compensation with the performance of the company.  In 2013, the Committee’s independent compensation consultant, Pay Governance, prepared the assessment below of the alignment of the aggregate realizable compensation awarded to the company’s Chief Executive Officer for the five-year period ending December 31, 2012 (the last year for which information was publicly available) with the performance of the company on a relative basis during the same five-year period to the 2014 peer group (which is discussed below) but excluding QEP Resources, Inc. due to insufficient data.

The chart on the following page shows the results of this assessment and compares:

•                             the company’s composite performance on three factors (earnings before interest, taxes, depreciation and amortization (“EBITDA”) growth, return on invested capital (“ROIC”) and total shareholder return (“TSR”) (weighted equally)) to the performance of the 2014 peer group over the five-year period ending December 31, 2012; and

•                              the total realizable compensation of the company’s Chief Executive Officer to the total realizable compensation of the chief executive officers of the 2014 peer group over the same period.  Realizable compensation is defined as the sum of: (i) base salary earned during the five-year period, (ii) actual non-equity incentive compensation earned during the five-year period, (iii) aggregate current value of restricted stock grants received during the five-year period, (iv) aggregate in-the-money value of stock option grants received during the five-year period, and (v) for performance plans, the actual payouts for awards beginning and ending during the five-year period and an estimated payout for unvested awards received during the five-year period.

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Pay-for-Performance Alignment

Source:  Pay Governance LLC

As reflected in the chart above, the relative realizable five-year total compensation of the company’s Chief Executive Officer positioned the company at the 80th percentile of the 2014 peer group, which is aligned with the company’s composite performance over the same period at the 56th percentile, showing the link between the Chief Executive Officer’s compensation and company performance.

While the company’s relative performance is an indication of overall performance, it is more accurately a reflection of the company’s achievement of specific financial and operational objectives, which the company uses in structuring annual and long-term incentive plans.

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Management Development and Compensation Committee Highlights

The Committee evaluates and, when appropriate or desirable, takes action with respect to various aspects of the company’s compensation programs.  The following are a few of the Committee’s key actions:

• The Committee evaluated the results of the company’s annual compensation and governance shareholder outreach program.

                In addition to the regular and ongoing shareholder outreach program of the company’s investor relations department, during the summer of 2013, for the fourth consecutive year, representatives of the company’s human resources and legal departments requested meetings with holders of in excess of 50% of the company’s outstanding shares to review the company’s compensation and governance practices and to understand any areas of concern.

The Committee also considered how the company compares on key compensation features identified by proxy advisory services.

• The Committee’s thorough evaluation of the company’s change of control agreements with, and retirement benefits for, all executive officers culminated in 2013 with:
amendments to all executive officers’ agreements to eliminate the excise tax gross-up provisions and, in the case of Mr. Porges, to eliminate his “modified single trigger” payout right; and

                   an amendment to the after-tax 401(k) restoration component of the retirement program to make continued participation in the program contingent upon the delivery of such amended change of control agreements and to modestly increase the company’s retirement contribution to allow the program to continue to deliver a median retirement benefit.

• The Committee approved a compensation recoupment, or “clawback,” policy applicable to all current and former executive officers, including the named executive officers.

                  The policy provides in the event the company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the U.S. securities law, the company may recoup certain compensation from covered executives who received non-equity incentive compensation or received or realized compensation from equity awards during the covered period.

•             The Committee approved the adoption by the company of a policy prohibiting executive officers (and directors) from pledging (or otherwise allowing a lien to be imposed upon) EQT securities, including through the use of a margin account with a broker.

•             The Committee structured the 2014 annual and long-term incentive programs for the company’s named executive officers which involved, among other things, consideration of the company’s strategic direction, and which resulted in:

a change in the vesting schedule of options to a three-year cliff vest, from proportionate vesting over two years; and

                  a change to the peer group used for benchmarking 2014 compensation and measuring performance under the 2014 Executive Performance Incentive Program (the “2014 EPIP”) to remove companies whose business focus centered on natural gas distribution in light of the company’s sale of Equitable Gas Company.

•             The Committee recommended that the Board approve the 2014 Long-Term Incentive Plan (the “2014 LTIP”) which is being presented to the shareholders for approval via this proxy statement at Item No. 3.  While based upon the 2009 LTIP, the 2014 LTIP contains the following improvements:

                   replaces automatic acceleration of awards upon a change in control (i.e. single trigger) with a requirement that the employee be terminated without cause (or resign for “good reason”) following a change of control in order to trigger acceleration of awards (i.e. double trigger), unless the surviving entity does not assume/convert outstanding awards;

strengthens the prohibition on repricing options;
expressly provides that all awards issued under the plan are subject to the compensation recoupment policy; and
provides for a minimum vesting period of three years with no more frequent than annual ratable vesting for options (previously a requirement only for restricted stock and restricted stock units).

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Consideration of 2013 Say-on-Pay Vote

In establishing and recommending 2014 compensation for the company’s named executive officers, the Committee considered the results of the 2013 say-on-pay vote at the 2013 annual meeting of shareholders. At that meeting, approximately 97% of the votes cast approved the compensation of the company’s named executive officers for 2012.

Based on the results of the 2013 say-on-pay vote and feedback received through the shareholder outreach program, the Committee concluded that the compensation paid to the named executive officers and the company’s overall pay practices received strong shareholder support and do not require substantial revision to address shareholder concerns.   Nonetheless, the Committee did make the changes described under “Management Development and Compensation Committee Highlights” above.

The Committee recognizes that executive pay practices continue to evolve.  Consequently, the Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisors and invites our shareholders to communicate any concerns or opinions on executive pay directly to the Committee or the Board.  Please see the caption “Contacting the Board” under “Corporate Governance and Board Matters” above for information about communicating with the Committee and the Board.

At our 2011 annual meeting of shareholders, our shareholders expressed a preference that advisory votes on executive compensation occur every year.  In accordance with the results of this vote, the Committee determined to implement an advisory vote on executive compensation every year until the next vote on the frequency of shareholder votes on executive compensation, which must occur no later than our 2017 annual meeting.

Compensation Philosophy

• Compensation Program is Designed to Achieve the Company’s Objectives

The objectives of EQT’s compensation programs are to attract, motivate and retain highly-talented named executive officers who can ensure that the company is able to safely, efficiently and profitably produce, gather and transport natural gas.  The company seeks executives who are willing to trade off guaranteed compensation for the opportunity presented by at-risk compensation that depends upon achieving challenging performance objectives with an acceptable level of risk-taking.  To create the necessary performance incentive, the compensation programs provide not only for increased pay as a reward for above-median performance but also for below-median pay for sub-par performance.  Stated differently, the programs are structured to require a commitment to performance because a large percentage of a named executive officer’s compensation is not guaranteed.

• Compensation is Related to Performance and is Aligned with the Company’s Strategic Plan

The total compensation packages for the named executive officers are generally weighted in favor of at-risk compensation through annual and long-term performance-based incentive pay.  The various programs that comprise the total compensation package link payout to the company’s performance on specific pre-established, objective performance measures.  The table on the following page reflects the fixed and at-risk components of the compensation package of each named executive officer, as a percentage of total direct compensation (base salary and annual and long-term incentives), for 2013.

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	PERCENTAGE OF TOTAL DIRECT COMPENSATION FOR 2013
EXECUTIVE OFFICER	FIXED (1)	AT RISK (2)
David L. Porges	11%	89%
Philip P. Conti	14%	86%
Randall L. Crawford	12%	88%
Lewis B. Gardner	22%	78%
Steven T. Schlotterbeck	12%	88%

(1)    This column reflects each named executive officer’s base salary earned during 2013 (shown in the “Salary” column of the Summary Compensation Table), as a percentage of the sum of the executive’s total direct compensation for 2013 set forth in the Summary Compensation Table plus the grant date fair value of the executive’s EQM TR Program award for 2012 as set forth in the Summary Compensation Table (the “EQM TR Program Value”).  The grant date fair value of each executive’s EQM TR Program award is included in the denominator because, as described below, the Committee views those awards as relating to the company’s 2013 (not 2012) long-term incentive program.

(2)       This column reflects each named executive officer’s non-equity incentive plan compensation and equity compensation for 2013 (as shown for 2013 in the “Non-Equity Incentive Plan Compensation,” “Stock Awards” and  “Option Awards” columns of the Summary Compensation Table) plus the EQM TR Program Value, as a percentage of the sum of the executive’s total direct compensation for 2013 set forth in the Summary Compensation Table plus the executive’s EQM TR Program Value.

The Committee aligns its executive compensation decisions with the strategic plan for the company.  As the company’s strategic plan evolves, the Committee makes corresponding changes to financial and operational metrics used to measure performance under its compensation plans to drive group and individual performance most likely to achieve the business plan and uphold strong returns to shareholders.  The company’s strategic plan for recent years has focused on growth of production sales volume and revenue; EBITDA; TSR; and capital efficiency - each of which is a performance measure under the company’s various incentive plans.

• Total Compensation Should be Competitive

When considering the total compensation package for a named executive officer, as described in this CD&A, the Committee benchmarks each element of total direct compensation and the mix of compensation (cash versus equity) against the applicable peer group.  The company has chosen to structure the total compensation package for the named executive officers as a mix of base salary and annual and long-term incentives to be competitive in the marketplace.

• Compensation-Related Risk Should be Thoughtfully Managed

The company’s compensation program is designed to avoid excessive risk-taking.  Please see “Compensation Policies and Practices and Risk Management” under “Corporate Governance and Board Matters” above for a discussion regarding the evaluation of the risks associated with the company’s compensation program.

• Incentive Compensation Balances Annual and Long-Term Performance

The company’s compensation programs are designed to maintain a balance between rewarding the achievement of strong annual results and ensuring the company’s long-term growth and success.  To this end, a mix of both annual and longer-term incentives is provided and allocated in a manner generally consistent with the applicable peer group of companies.  Participation in both the annual and long-term incentive programs, which is largely based on comparative benchmarking, increases at higher levels of

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responsibility, as the named executive officers have the greatest influence on the company’s strategic direction and results over time.

• Peer Groups Help Establish Target Total Direct Compensation and Define Competitive Levels of Performance

The Committee generally looks to an industry-specific peer group of companies to help establish base salary and target annual and long-term incentives for the named executive officers and to ensure that the total direct compensation of the named executive officers is competitive.  The Committee may also look to a general industry group of companies when considering compensation of the named executive officers.  The Committee also uses industry-specific peer groups in measuring relative company performance for purposes of some of our long-term incentive programs, which impacts a portion of each named executive officer’s long-term incentive compensation.  Peer groups are reviewed with the Committee’s independent compensation consultant for appropriateness for the particular purpose.

For 2013, target total direct compensation for certain of the named executive officers was determined by reference to, among other things, the market median total direct compensation of the following companies, in each case as reported in the most recent proxy statement for each company (which we refer to as the 2013 peer group):

Cabot Oil & Gas Corporation	Pioneer Natural Resources Company
Chesapeake Energy Corporation	Plains Exploration & Production Company
Cimarex Energy Co.	Questar Corporation
Concho Resources Inc.	Quicksilver Resources Inc.
CONSOL Energy Inc.	Range Resources Corporation
Energen Corporation	Sempra Energy
EOG Resources, Inc.	SM Energy Company
EXCO Resources, Inc.	Southwestern Energy Company
MarkWest Energy Partners, L.P.	Spectra Energy Corp
MDU Resources Group, Inc.	Ultra Petroleum Corp.
National Fuel Gas Company	Whiting Petroleum Corporation
Newfield Exploration Company	Williams Companies, Inc., The
ONEOK, Inc.

This group of companies was selected by the Committee with the assistance of its independent compensation consultant in the fall of 2012 after considering feedback received through the company’s shareholder outreach program and conducting a thorough analysis of the prior peer group.  Selection criteria for the 2013 peer group included consideration of industry, talent competitiveness, whether a peer is a peer of peers, geographic location, ownership structure, current and historical financial and stock performance and scope.

The financial metrics at the median of the 2013 peer group are intended to approximate, on balance, the company’s financial metrics.  See Appendix D for a comparison of financial metrics of the 2013 peer group available at the time of selection.  The 2013 peer group was used to establish the 2013 base salaries and 2013 target annual and long-term incentive compensation for Messrs. Porges, Crawford and Schlotterbeck and to measure relative company performance for purposes of the company’s 2013 EPIP (see the “Determining Target Total Direct Compensation” section below for a discussion of how the peer group data was used to establish the 2013 compensation levels for the named executive officers).  In establishing 2013 base salaries and 2013 target annual and long-term incentive compensation for Messrs. Conti and Gardner, the Committee considered the compensation paid to executives within the general industry group of companies set forth in Appendix E because the Committee believed that the skills and experience requisite of the Chief Financial Officer and the General Counsel need not be specific to the company’s business and, accordingly, their compensation should be aligned with general industry.

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Nonetheless, for 2013, in recognition of an increased industry focus in his responsibilities, the Committee also considered the 2013 peer group in establishing Mr. Conti’s target long-term incentive compensation.

In the fall of 2013, the Committee reviewed and updated its peer group (we refer to the updated peer group as the 2014 peer group) by removing companies with a distribution focus in light of the then pending sale of Equitable Gas Company or that were acquired during 2013 and by adding companies with a focus on production and, to a lesser extent, midstream operations.  Specifically, MDU Resources, Inc. (distribution focused), Plains Exploration & Production Company (acquired during 2013) and Sempra Energy (distribution focused) were removed, and Continental Resources, Inc., Noble Energy, Inc. and QEP Resources, Inc. were added.  To identify the additions, the company considered the historical market capitalization, financial performance and executive compensation of companies not included in the 2013 peer group but identified as peers by the largest of the proxy advisory services.

The financial metrics at the median of the 2014 peer group are intended to approximate, on balance, the company’s financial metrics.  See Appendix A for a comparison of financial metrics of the 2014 peer group available at the time of selection.  The 2014 peer group was used to establish the 2014 base salaries and 2014 target annual and long-term incentive compensation for Messrs. Porges, Crawford and Schlotterbeck and to measure relative company performance for purposes of the company’s 2014 EPIP.  In establishing the 2014 base salary and 2014 target annual and long-term incentive compensation for Mr. Gardner, the Committee considered the compensation paid to executives within the general industry group of companies set forth in Appendix F for the same reason it used a general industry peer group for establishing 2013 compensation.  In continued recognition of the industry focus in his responsibilities, the Committee considered the 2014 peer group and the general industry group of companies in establishing Mr. Conti’s 2014 base salary and 2014 target annual and long-term incentive compensation.

• The Committee is Mindful of Tax Considerations When Designing Compensation

The Committee considers the impact of the applicable tax laws with respect to compensation paid under the company’s plans, arrangements and agreements.  Code Section 162(m) disallows, with certain exceptions, a federal income tax deduction for annual compensation over $1 million paid to any covered employee.  The covered employees are the person who served as principal executive officer as of the close of the tax year and the three most highly-compensated officers serving at year-end other than the principal executive officer and the principal financial officer.  An exception to the deduction limit is provided under the Code for performance-based compensation paid pursuant to shareholder-approved plans that meet certain criteria.

Long-term incentive awards outstanding in 2013 were granted under plans approved by the company’s shareholders.  These plans provide for award opportunities designed to qualify as performance-based compensation under Code Section 162(m).  More specifically, the awards under the 2011 VEP, the 2012 EPIP, the 2013 EPIP, the 2014 EPIP and the EQM TR Program and the stock option awards are anticipated, but cannot be guaranteed, to be fully deductible by the company under the performance-based compensation exemption.

In addition, the Executive STIP permits the payment of annual incentive awards that are designed to be deductible performance-based compensation under Code Section 162(m).  The 2013 and 2014 annual incentive awards are also anticipated, but cannot be guaranteed, to be fully deductible under the performance-based compensation exemption.

Although the Committee generally attempts to structure compensation to preserve deductibility, it also believes that there are circumstances in which the company’s interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation for tax purposes.  For example, the company has the ability to grant service-based restricted

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shares and other stock-based awards under the 2009 LTIP and to make cash bonuses and equity grants that are not designed to qualify as performance-based compensation under the Code.

• Executives are Encouraged to Own Equity

Consistent with the goal of driving long-term value creation for shareholders, the company’s equity ownership guidelines require significant equity ownership by our named executive officers.  As of December 31, 2013, the named executive officers’ holdings relative to their equity ownership guidelines were as set forth below:

NAME (YEAR OF EXECUTIVE OFFICER STATUS)	OWNERSHIP GUIDELINES (MULTIPLE OF BASE SALARY)	ACTUAL MULTIPLE OF BASE SALARY OWNED	VALUE REQUIRED BY OWNERSHIP GUIDELINES	AGGREGATE QUALIFYING VALUE OWNED
David L. Porges (1998)	8X	51.3X	$6,800,000	$43,578,047(1)
Philip P. Conti (2000)	3X	22.3X	1,200,000	8,927,056
Randall L. Crawford (2003)	3X	16.2X	1,326,000	7,151,416
Lewis B. Gardner (2008)	3X	6.7X	1,035,000	2,303,130
Steven T. Schlotterbeck (2008)	3X	11.3X	1,326,000	4,993,616

(1)        Excludes 50,000 shares of EQT common stock (value of $4,489,000 at December 31, 2013) held in a trust of which Mr. Porges is a co-trustee and in which he has beneficial interest and voting and investment power.

Qualifying holdings include EQT stock and EQM units owned directly, EQT shares held in the company’s 401(k) plan, time-based restricted stock and units, and performance-based awards for which only a service condition remains but do not include other performance-based awards or options.  Although mandatory, there is no deadline for achieving the ownership guidelines and executives are not required to purchase EQT stock or EQM units.  The net shares or units acquired through incentive compensation plans (through the exercise of options, the vesting of restricted stock or similar) must be retained if an executive has not satisfied his target.  An executive’s failure to meet the equity ownership guidelines may influence an executive’s mix of cash and non-cash compensation.  Executives are not permitted to pledge their EQT equity or hedge or otherwise invest in derivatives involving EQT stock or EQM units.

Making Executive Compensation Decisions

• Determining Target Total Direct Compensation

The Committee establishes the target total direct compensation for named executive officers by establishing base salaries and setting annual and long-term incentive targets.  When appropriate, the Committee also modifies perquisites and makes other awards.  When establishing target total direct compensation for each named executive officer, the Committee considers:

•                             the market median target total direct compensation for the applicable peer group as compiled by the Committee’s independent compensation consultant;

•                             the scope of the executive’s responsibility, internal pay equity, succession planning, industry-specific technical skills and abilities that may be difficult to replace and the highly-competitive environment for executive talent in the Marcellus Shale region; and

•                             Mr. Porges’ compensation recommendations.

The Committee also seeks input from or the approval of the independent directors of the Board when appropriate or desirable.

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The Committee sets base salaries and annual incentive targets at or below market median.  The Committee has established long-term incentive targets for the named executive officers other than the Chief Executive Officer above market median after considering the factors identified above.

In considering the amount and type of each component of compensation, the Committee considers the effect of each element on all other elements as well as the allocation of target total compensation between cash and equity.  In response to the request of a significant shareholder, in 2009 the Committee committed that at least 50% of the value of all equity granted to the named executive officers would be performance-based awards (not including options) earned only upon the achievement of disclosed performance metrics and hurdle rates.  After considering the shareholder feedback received over the past few years, and input from its independent compensation consultant and others, the Committee remains committed to providing a significant portion of each executive officer’s equity-based compensation in performance-based awards but believes that options are an appropriate and useful compensation tool which need not be limited as described.

Compensation previously earned by the named executive officers does not typically affect the Committee’s compensation decisions. This reflects the Committee’s view that a named executive officer’s compensation level should reflect the current market value of his services. The Committee further believes that reducing a named executive officer’s compensation based on the value of past compensation would weaken the competitiveness of the company’s compensation programs and the incentive to achieve superior performance in the future and make it more difficult to attract, motivate and retain executive talent.

In 2013, the target total direct compensation of Mr. Porges substantially exceeded the target total direct compensation of the other named executive officers. This differential is consistent with, and largely driven by, pay differentials reflected in the peer groups as the management and oversight responsibilities of a chief executive officer are significantly broader in scope than those of the other named executive officers.

• Tally Sheets

Annually the Committee is provided with a tally sheet for each named executive officer designed to provide the Committee with a full picture of the executive’s compensation history as well as of all compensation payable upon his termination of employment and upon a change of control.  Each tally sheet sets forth:

•                             a history of at least five years of base salary, annual incentive targets and awards and perquisites; and

•                             a complete history since hire date of long-term incentive awards, including realized gains as well as potential gains on unexercised or unvested awards.

The tally sheets also reflect the value of compensation due to each named executive officer under certain termination scenarios, including:

•                             termination of the executive by the company with and without cause, as defined in any applicable agreement or policy;

•                             termination by the executive for good reason, as defined in the applicable agreement;

•                             termination by the executive other than for good reason, including retirement;

•                             termination of the executive following a change of control; and

•                             disability or death.

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With regard to each scenario, the tally sheets include:

•                              the cash amounts payable to the executive, including outplacement and other payments;

•                              the cost of benefits continuation;

•                              the value of all equity awards, including the acceleration of unvested equity awards and the value of forfeited awards;

•                              the value of any cutback of benefits to avoid excise tax;

•                              retirement benefits; and

•                              any other compensation payable to the executive upon termination.

The tally sheets are provided to Committee members in an electronic resource book for easy reference.  This resource book also contains base salary, annual and long-term incentive targets, all incentive plan documentation and all non-competition and change of control agreements for each of the named executive officers.

• Role of the Independent Compensation Consultant

The Committee has the sole authority to hire, terminate and approve fees for compensation consultants, independent legal counsel and other advisors as it deems to be necessary to assist in the fulfillment of its responsibilities.  During 2013, the Committee utilized Pay Governance as its independent compensation consultant, and Pay Governance reported directly to the Committee.  Representatives of Pay Governance provided the Committee with market data and counsel regarding executive officer compensation programs and practices, including specifically:

•                             competitive benchmarking;

•                             peer group identification and assessment;

•                             advice and market insight as to the form of and performance measures for annual and long-term incentives;

•                             marketplace compensation trends in the company’s industry and generally; and

•                             advice regarding the performance of the company’s annual review of compensation risk.

Representatives of Pay Governance do not make recommendations on, or approve, the amount of compensation for any executive officer.  The Committee may request information or advice directly from representatives of Pay Governance and may direct the company to provide information to representatives of Pay Governance.  Representatives of Pay Governance regularly interact with representatives of the company’s human resources department and periodically with the Chief Executive Officer and representatives of the legal department.

Components of the Company’s Compensation Program

The following describes each element of the company’s executive compensation arrangements:  base salary, annual incentives, long-term incentives, health and welfare benefits, retirement programs, perquisites, and non-compete and change of control agreements.

• Base Salary

The base salary for each named executive officer is established taking into account the factors discussed under “Determining Target Total Direct Compensation” above.  Base salaries are ordinarily considered and, where appropriate, adjusted each January.  No changes were made to the base salaries of the named executive officers in connection with the Committee’s January 2013 review of compensation as the then existing salaries already approximated the market median. In 2014, the following base salary adjustments were made:  Mr. Conti’s base salary was increased to $406,000 from $400,000; Mr. Crawford’s base

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salary was increased to $450,000 from $442,000; Mr. Gardner’s base salary was increased to $370,000 from $345,000; and Mr. Schlotterbeck’s base salary was increased to $485,000 from $442,000.  These salary adjustments were made to approximate base salaries at the market median.

• Annual Incentives

Before or at the start of each year, the Committee approves the target annual incentive award for each named executive officer taking into account the factors discussed under “Determining Target Total Direct Compensation” above.  For 2013, the Committee approved target annual incentive awards as a percentage of base salary, approximately, as follows:  Mr. Porges, 100%; Mr. Conti, 80%; Messrs. Crawford and Schlotterbeck, 84%; and Mr. Gardner, 55%.  These levels approximated the market median and were consistent with the 2012 targets.  For 2014, the Committee approved an increase in the target annual incentive awards for Messrs. Crawford and Schlotterbeck to 86% of base salary to reflect the market median.

The Executive STIP, which is the annual bonus plan in which the named executive officers participate, is structured with an intent to preserve the full deductibility of awards under Code Section 162(m).  In order to do this, the Committee establishes one or more objectively determinable performance goals or measures before or at the beginning of each year.  Performance against these measures results in an objectively determinable bonus amount, except that the Committee is permitted to exercise, and has historically exercised, downward discretion in determining the actual payout under the plan.  The Committee does not have discretion to pay a higher amount under the Executive STIP than that specified by the objective formula.

2013 Annual Incentives

The 2013 performance measure approved for the Executive STIP was adjusted 2013 EBITDA (“adjusted 2013 EBITDA”) compared to business plan.  Adjusted 2013 EBITDA was calculated consistent with all GAAP line items using a fixed natural gas price of $3.75 per Mcfe, normalizing for weather and excluding the effects of acquisitions and dispositions of greater than $100 million.  This measure, which has been successfully used as the annual performance metric since the 2009 plan year, was selected because it drives behavior consistent with the shareholders’ interests and the company’s business plan embodies the goals and priorities of the company.  The Committee fixed the natural gas price and agreed to normalize for weather to avoid the undue positive or negative effect of natural gas prices and weather, both of which are beyond the control of plan participants and may be volatile.  The Committee believed that the exclusion of acquisitions and dispositions over $100 million from the calculation of adjusted 2013 EBITDA would encourage named executive officers to pursue monetization transactions to further the company’s strategic plan to accelerate development of the company’s Marcellus Shale assets.  Under the Executive STIP, a pool to pay bonuses to the company’s seven executive officers (which include the named executive officers) was funded based upon adjusted 2013 EBITDA relative to plan, as follows:

ADJUSTED 2013 EBITDA COMPARED TO BUSINESS PLAN	PERCENTAGE OF ADJUSTED 2013 EBITDA AVAILABLE FOR ALL EXECUTIVE OFFICER 2013 ANNUAL INCENTIVE AWARDS
At or above plan	2%
5% below plan	1.5%
25% below plan	1%
Greater than 25% below plan	No bonus

The percentage of adjusted 2013 EBITDA available for the pool was interpolated between levels and capped at 2%.   For 2013, the Committee determined that the threshold at which no bonus should be paid would be 25% below plan; previously the threshold has been 10% below plan.  This change was made by the Committee to address its desire to have increased flexibility in the event of strong management

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performance under circumstances nonetheless resulting in below plan performance.  In making this determination, the Committee observed that discretion to award bonuses in such circumstances would be utilized only after due consideration.  After determining the pool available for distribution, the Committee determined the value of the award to each named executive officer based upon consideration of the individual’s 2013 target award and 2013 performance on company, business unit and individual value drivers.  Generally, the Committee aims to award between zero and three times the value of a named executive officer’s target award, but the Committee may award up to $5 million to each named executive officer, subject to the overall cap.  The Committee believes that this structure provides the Committee with flexibility to reward superior individual performance in years of superior company performance.

The Committee considers the following as a basis for addressing the performance of each named executive officer:

•                              a report by the Corporate Governance Committee regarding Mr. Porges’ performance.  Mr. Porges provides a self-assessment to the Corporate Governance Committee, which then meets in executive session without any company officer present to evaluate his performance.  The Committee also seeks the input of the Lead Independent Director.  The meeting is typically attended by the Chair of the Committee who reports the results of the evaluation to all independent directors, including the Committee; and

•                              a report by Mr. Porges regarding the performance of each other named executive officer.

Adjusted 2013 EBITDA of $1,393 million exceeded the company’s business plan by 10%.  Consistent with the Executive STIP and Code Section 162(m), the Committee exercised downward discretion in determining the award to each named executive officer taking into consideration each named executive officer’s target award and performance on company, business unit and individual value drivers.  In assessing the value driver performance of each named executive officer, the Committee considered, among other things, the company’s strong 2013 financial and operational performance and the completion of a number of important transactions, all of which are discussed under the caption “How We Performed in Fiscal Year 2013” in this CD&A.  The five-year trend in the company’s performance on certain metrics discussed below is set forth in the “2014 Proxy Statement Summary” section of this proxy statement under the caption “EQT Business Highlights.”    The following are the highlights of each named executive officer’s 2013 performance:

NAMED EXECUTIVE OFFICER	2013 PERFORMANCE HIGHLIGHTS
David L. Porges

Mr. Porges served in the role of Chairman, President and Chief Executive Officer throughout 2013.  Mr. Porges’ 2013 incentive award recognized the company’s completion of important strategic transactions as well as its strong financial and operational performance, including:

•                 completed the Equitable Gas and Sunrise transactions;

•                 exceeded 2013 business plan EBITDA by 10%;

•                 record production sales volume of 378.2 Bcfe; 43% higher than 2012;

•                 proved reserves of 8.3 Tcfe at December 31, 2013; a 39% increase over 2012;

•                 record gathered volume of 466.4 TBtu; 39% higher than 2012;

•                 continued focus on corporate social responsibility, including diversity and inclusion and stakeholder transparency; and

•                 leadership on achieving other company and business unit value drivers, including a “look back” on prior decisions and actions to identify practices to improve the company’s future decision making.

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NAMED EXECUTIVE OFFICER	2013 PERFORMANCE HIGHLIGHTS
Philip P. Conti

Mr. Conti served as Senior Vice President and Chief Financial Officer throughout 2013.  His role includes the management of the treasury, accounting, tax, financial risk and internal audit functions.  Mr. Conti’s incentive award recognized his performance on company, business unit and individual value drivers in 2013, including:

•                 leadership on the analytical, financial and reporting aspects of the Equitable Gas and Sunrise transactions;

•                 continued successful tax planning initiatives; and

•                 completed a review of all financial policies for EQT and EQM.

Randall L. Crawford

Mr. Crawford led the company’s midstream, commercial and distribution businesses throughout 2013, serving as Senior Vice President and President, Midstream, Distribution and Commercial.  Having also served as Executive Vice President of EQT Midstream Services, LLC, the general partner of EQM, for most of 2013, Mr. Crawford was promoted to Executive Vice President and Chief Operating Officer in December 2013.  Mr. Crawford’s incentive award recognized his performance on company, business unit and individual value drivers in 2013, including:

•                  operating income of $328.8 million at EQT Midstream; 39% higher than 2012;

•                  record gathered volume of 466.4 TBtu; 39% higher than 2012;

•                  record transmission pipeline throughput of 418.4 TBtu; 89% higher than 2012;

•                  a 25% year-over-year decrease in gathering and compression expense per unit;

•                  strategic and tactical leadership in completion of the Equitable Gas and Sunrise transactions;

•                 leadership in meeting with EQM stakeholders to communicate issues critical to EQM, including strategy and technical information;

•                  continued progress promoting natural gas as an alternative fuel source; and

•                  an excellent environmental and safety record at Equitable Gas Company.

Lewis B. Gardner

Mr. Gardner served as General Counsel and Vice President, External Affairs throughout 2013.  His role includes the management of the legal, enterprise risk, external affairs, corporate communications, environmental, health and safety, governance and corporate secretary functions.  Mr. Gardner’s incentive award recognized his performance on company, business unit and individual value drivers in 2013, including:

•                  effective management of corporate governance, compliance and litigation matters;

•                  performed all legal, compliance and reporting requirements in support of the Equitable Gas and Sunrise transactions;

•                  successful issuance of EQT’s 2012 Corporate Social Responsibility Report, satisfying the Global Reporting Initiative Guidelines with the Oil & Gas Supplement, to a self-checked application level of B; and

•                  continued improvement in safety and environmental performance.

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NAMED EXECUTIVE OFFICER	2013 PERFORMANCE HIGHLIGHTS
Steven T. Schlotterbeck

Mr. Schlotterbeck led the company’s exploration and production business throughout 2013, serving as Senior Vice President and President, Exploration and Production.  Mr. Schlotterbeck was promoted to Executive Vice President and President, Exploration and Production in December 2013 and assumed responsibility for the company’s information technology and procurement functions.  Mr. Schlotterbeck’s incentive award recognized his performance on company, business unit and individual value drivers in 2013, including:

•                 record production sales volume of 378.2 Bcfe; 43% higher than 2012;

•                 proved reserves of 8.3 Tcfe at December 31, 2013; a 39% increase over 2012;

•                 225 gross wells drilled (spud) in 2013; 168 targeting the Marcellus play, 50 targeting the Huron play and 7 targeting the Utica play;

•                 a 12% year-over-year decrease in lease operating expense per unit;

•                 leadership in meeting with EQT stakeholders to communicate issues critical to EQT, including strategy and technical information;

•                 managed a team of innovative and industry leading personnel in a highly-competitive market; and

•                 an excellent environmental and safety record.

Although permitted to distribute a total of $27.9 million to the seven executive officers, the Committee distributed less than $7.1 million.  As more fully described in footnote (4) to the Summary Compensation Table, $500,000 of the aggregate Executive STIP award for the 2013 plan year recognized the efforts of the named executive officers on the important transactions completed by the company in 2013.  The total 2013 Executive STIP award to each named executive officer as a percent of his respective target award was as follows:

	2013 ANNUAL INCENTIVE AWARD AS A PERCENTAGE OF TARGET
NAMED EXECUTIVE OFFICER	ALL IN	EXCLUDING THE TRANSACTION RECOGNITION COMPONENT
David L. Porges	294%	271%
Philip P. Conti	297%	266%
Randall L. Crawford	297%	270%
Lewis B. Gardner	278%	227%
Steven T. Schlotterbeck	297%	297%

2014 Annual Incentives

In December 2013, the Committee selected adjusted 2014 EBITDA (“adjusted 2014 EBITDA”) as compared to business plan as the performance measure under the 2014 Executive STIP.  Adjusted 2014 EBITDA will be calculated consistent with all GAAP line items using a fixed natural gas price of $4.00 per Mcfe, normalized for weather and excluding the effects of acquisitions and dispositions of greater than $100 million.  Adjusted 2014 EBITDA was selected as the performance measure for the same reasons that adjusted 2013 EBITDA was selected for 2013.  Under the Executive STIP, the pool available for all executive officer incentive awards will be funded based upon adjusted 2014 EBITDA relative to plan, as follows:

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ADJUSTED 2014 EBITDA COMPARED TO BUSINESS PLAN	PERCENT OF ADJUSTED 2014 EBITDA AVAILABLE FOR ALL EXECUTIVE OFFICER 2014 ANNUAL INCENTIVE AWARDS
At or above plan	2%
5% below plan	1.5%
25% below plan	1%
Greater than 25% below plan	No bonus

The percentage of adjusted 2014 EBITDA available for the pool is interpolated between levels and capped at 2%.

Consistent with 2013 and prior years, after determining the pool available for distribution for 2014, the Committee will determine the value of the award to each named executive officer based upon consideration of the individual’s 2014 target award and 2014 performance on company, business unit and individual value drivers.

• Long-Term Incentives

2013 Long-Term Incentive Awards (EQM TR Program, 2013 options and 2013 EPIP)

In developing the 2013 long-term incentive program, the Committee designed a program that the Committee believed would align the interests of the named executive officers with the interests of shareholders, drive appropriate performance, be market competitive, be effective for retention purposes, be tax efficient and minimize earnings volatility.  The Committee also considered the portfolio of existing long-term incentive programs and their combined influence on focusing executive behavior on critical activities.  A key consideration in this respect was the initial public offering of common units of EQM in July 2012, and the Committee’s desire to unify senior management in assuring appropriate decision-making to support growth of EQM.  The Committee also considered the feedback received during the company’s 2012 shareholder outreach program.

As a result of its analysis, and with input from its independent compensation consultant, the Committee designed a long-term incentive compensation program for 2013 that included stock options and performance units under the 2013 EPIP and the EQM TR Program:

TYPE OF AWARD	APPROXIMATE PERCENT OF VALUE*	RATIONALE
EQM TR Program	20%

The EQM TR Program unites the senior management in assuring the appropriate decision-making to support the growth of EQM. The program provides value only if EQM achieves a total unitholder return (similar to TSR) of at least 10% over a designated performance period. If so, the target award is paid in EQM common units, which contributes to an ownership culture.

Stock Options	45%	Stock options encourage executives to focus broadly on behaviors that should lead to a sustained long-term increase in the price of EQT stock, which benefits all shareholders.

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TYPE OF AWARD	APPROXIMATE PERCENT OF VALUE*	RATIONALE
2013 EPIP	35%

The 2013 EPIP performance units drive long-term value directly related to EQT stock performance but allow for the delivery of some value, assuming relative performance, even if the stock price declines. Performance units have stronger retention value than options but less leverage in a rising stock price environment.

*The EQM TR Program awards were established at 20% of the long-term incentive target at 2012 market median for each named executive officer.  The allocations to the stock options and the 2013 EPIP were based on each named executive officer’s actual 2013 long-term incentive target reduced by the target value delivered through the EQM TR Program.

The allocation among the type of awards was largely driven by the Committee’s commitment at the time that at least 50% of the value of all equity granted to named executive officers would be performance-based awards (not including options).

In recognition of the challenges in driving the success of EQM, the Committee determined to allocate approximately 20% of each named executive officer’s 2013 target long-term incentive award to the EQM TR Program based upon the recommendation of its independent compensation consultant and after considering the relative size of EQM and compensation programs for other sponsored master limited partnerships.

Although granted concurrently with the initial public offering of common units of EQM in July 2012, the EQM TR Program awards were attributable to, and served as part of, each named executive officer’s 2013 (not 2012) long-term incentive awards.  One consequence of this timing is that, from the Committee’s perspective, the aggregate value set forth for 2013 in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table below understates the long-term incentive compensation awarded to each named executive officer in respect of 2013; and, as a corollary, the aggregate amount that is set forth for 2012 in the same columns of the Summary Compensation Table below, effectively, overstates the long-term incentive compensation awarded to each named executive officer in respect of 2012.  The same relationship is true for the awards reflected in the 2013 Grants of Plan-Based Awards Table and the corresponding amounts included in such table in the proxy statement for the 2013 annual meeting.

The performance metric under the EQM TR Program is total EQM unitholder return of at least 10% measured from June 27, 2012, the date of EQM’s initial public offering, through December 31, 2015.  If the EQM unitholder return measure is not achieved as of December 31, 2015, the performance condition will nonetheless be satisfied if the 10% unitholder return threshold is satisfied as of the end of any calendar quarter ending after December 31, 2015 and on or before December 31, 2017.

The Committee selected EQM unitholder return as the appropriate metric to drive decision-making in support of EQM upon the recommendation of its independent compensation consultant and after reviewing comparative information for other sponsored master limited partnerships.

The payout opportunity under the EQM TR Program is:

•                             no payout if the total unitholder return is less than 10% over the performance period; or

•                             target payout if the total unitholder return equals or exceeds 10% over the performance period.

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The EQM TR Program does not permit a payout above target, which is consistent with the market data provided for similar awards.

Earned EQM TR Program awards are expected to be distributed in EQM common units.  The election to pay awards in EQM common units is consistent with the company’s desire that senior management be aligned with the unitholders and support the growth of EQM.  In addition, this approach allows favorable, non-variable accounting treatment.

The options granted in January 2013 have a term of ten years and an exercise price of $58.98.  Fifty percent of the options vested on January 1, 2014, and the remaining 50% will vest on January 1, 2015 contingent upon continued employment with the company on such dates.

The performance measures for the 2013 EPIP are the company’s:

•                             TSR over the period January 1, 2013 through December 31, 2015, as ranked among the comparably measured TSR of the 2013 peer group; and

•                             cumulative cash flow per share, which is the aggregate net cash provided by operating activities excluding changes in other assets and liabilities during the performance period, adjusted to reflect a fixed natural gas price of $2.79 per Mcf, divided by the diluted common shares outstanding as of the end of each year in the performance period.

The Committee considered a variety of internal financial performance metrics before deciding upon TSR and cumulative cash flow per share.  The Committee chose TSR ranking among peers because it forges a direct link to shareholder performance on a relative basis rather than on an absolute basis.  The Committee selected cumulative cash flow per share because, among other things, cumulative cash flow per share is a capital efficiency metric aligned with the company’s strategic plan and consistent with metrics used by shareholders in evaluating an investment in the company.  The Committee also focused on approving a payout matrix for the 2013 EPIP that limited payout opportunities for below-median TSR performance and that required stretch achievement of both TSR and cumulative cash flow per share goals in order to achieve the highest payout opportunities.  The analysis behind the selection of the 2013 peer group is described above under the caption “Peer Groups Help Establish Target Total Direct Compensation and Define Competitive Levels of Performance.”

The payout opportunity under the 2013 EPIP ranges from:

•                             no payout if the company is one of the nine lowest-ranking companies in the 2013 peer group as to TSR and has cumulative cash flow per share over the performance period of less than $16.59;

•                             to target payout if the company ranks seventeenth to fourteenth in the 2013 peer group as to TSR and has cumulative cash flow per share over the performance period equal to $18.30;

•                             to three times the target award if the company is one of the four highest-ranking companies in the 2013 peer group as to TSR and has cumulative cash flow per share over the performance period of at least $24.15.

Earned 2013 EPIP units are expected to be distributed in company common stock.  The election to pay awards in company common stock under the 2013 EPIP is consistent with the company’s efforts to utilize cash to accelerate development of its Marcellus Shale assets.  In addition, payment in common stock further aligns the interests of the named executive officers with those of shareholders and allows favorable, non-variable accounting treatment.

The Committee established the 2013 target awards by taking into account the factors discussed under “Determining Target Total Direct Compensation” above.  The target award made to Mr. Porges was at the

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median of the 2013 peer group.  The target awards to Messrs. Crawford, Gardner and Schlotterbeck approximated the 60th percentile of the 2013 peer group after considering the scope of each executive’s responsibilities, internal pay equity, succession planning, industry-specific technical skills and abilities that may be difficult to replace and the highly-competitive environment for executive talent in the Marcellus Shale region.  The Committee considered that Mr. Conti’s responsibilities associated with the formation of EQM and the then pending divestiture of Equitable Gas Company warranted consideration of market compensation for the 2013 peer group as well as the general industry peer group, and, after such consideration, the Committee granted Mr. Conti an award that approximated the 60th percentile of the 2013 peer group.

Long-Term Incentive Awards extending through and beyond 2013

During 2013, in addition to the awards described above, the named executive officers held unvested options that were granted in 2011 and 2012, as well as unvested awards under the 2011 VEP and the 2012 EPIP for which the relevant performance or service periods had not yet been completed.  In 2013, the Committee did not certify performance for any long-term incentive program.  Please refer to the “Narrative Disclosure to Summary Compensation Table and 2013 Grants of Plan-Based Awards Table” for a description of the terms of the 2011 and 2012 options, the 2011 VEP and the 2012 EPIP.

2014 Long-Term Incentive Awards (2014 options and 2014 EPIP)

In developing the 2014 long-term incentive program, the Committee designed a program that the Committee believes aligns the interests of the named executive officers with the interests of shareholders, drives appropriate performance, is market competitive, is effective for retention purposes, is tax efficient and minimizes earnings volatility.  The Committee’s considerations included:

•                 the appropriate way to incentivize executives toward the success of both the company and EQM;

•                 the portfolio of existing long-term incentive programs and their combined influence on focusing executive behavior on critical activities; and

•                 feedback received during the company’s 2013 shareholder outreach program.

As a result of its analysis, and with input from its independent compensation consultant, the Committee designed a long-term incentive compensation program for 2014 that includes stock options and performance units under the 2014 EPIP:

TYPE OF AWARD	PERCENT OF VALUE	RATIONALE
Stock Options	45%	Stock options encourage executives to focus broadly on behaviors that should lead to a sustained long-term increase in the price of EQT stock, which benefits all shareholders.
2014 EPIP	55%

The 2014 EPIP performance units drive long-term value directly related to EQT stock performance but allow for the delivery of some value, assuming relative performance, even if the stock price declines. Performance units have stronger retention value than options but less leverage in a rising stock price environment.

The allocation among the type of awards was largely driven by the Committee’s commitment at the time that at least 50% of the value of all equity granted to named executive officers would be performance-based awards (not including options).

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The options granted in January 2014 have a term of ten years and an exercise price of $89.78.  The options will vest on January 1, 2017, contingent upon continued employment with the company on such date.   The change to a three-year cliff vest from a pro-rata vest over two years was largely driven by feedback received during the company’s 2013 shareholder outreach efforts.

The performance measures for the 2014 EPIP are the company’s:

•                             TSR over the period January 1, 2014 through December 31, 2016, as ranked among the comparably measured TSR of the 2014 peer group; and

•                             compound annual production sales volume growth.

The Committee chose TSR ranking among peers for the same reason that measure was chosen in 2013 and prior years: it forges a direct link to shareholder performance on a relative basis rather than on an absolute basis.  In moving to compound annual production sales volume growth from cumulative cash flow per share, the Committee considered, among other things, the portfolio of performance measures outstanding and took note that the performance period for the 2011 VEP, the only then outstanding program utilizing production sales volume as a performance measure, ended on December 31, 2013 and concluded that production sales volume growth, as a significant driver of shareholder value, was an appropriate performance measure.

The payout opportunity under the 2014 EPIP ranges from:

•                             no payout if the company is one of the nine lowest-ranking companies in the 2014 peer group as to TSR and has compound annual production sales volume growth over the performance period of less than 0%;

•                             to target payout if the company ranks seventeenth to fourteenth in the 2014 peer group as to TSR and has compound annual production sales volume growth over the performance period equal to 10%;

•                             to three times the target award if the company is one of the four highest-ranking companies in the 2014 peer group as to TSR and has compound annual production sales volume growth over the performance period of at least 30%.

In approving the payout matrix, the Committee considered the alignment of the matrix with the company’s business plan in the “live within cash flows” scenario and in the “stretch” scenario and noted, among other things, that the highest levels of performance exceed performance at the stretch scenario.  The analysis behind the selection of the 2014 peer group is described above under the caption “Peer Groups Help Establish Target Total Direct Compensation and Define Competitive Levels of Performance.” Having given consideration to these and other factors, and the advice of its independent compensation consultant, the Committee determined that the payout matrix was appropriately rigorous.

Earned 2014 EPIP units are expected to be distributed in company common stock.  The election to pay awards in company common stock under the 2014 EPIP is consistent with the company’s efforts to utilize cash to accelerate development of its Marcellus Shale assets.  In addition, payment in common stock further aligns the interests of the named executive officers with those of shareholders and allows favorable, non-variable accounting treatment.

The target award made to Mr. Porges was at the median of the 2014 peer group.  The target awards to Messrs. Conti, Crawford, Gardner and Schlotterbeck ranged from the median to the 66th percentile of the applicable peer group after considering the scope of each executive’s responsibilities, internal pay equity, succession planning, industry-specific technical skills and abilities that may be difficult to replace and the highly-competitive environment for executive talent in the Marcellus Shale region. The number of options and target units under the 2014 EPIP awarded to the named executive officers were as follows:

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EXECUTIVE OFFICER	2014 OPTIONS	2014 EPIP
David L. Porges	47,600	24,950
Philip P. Conti	21,100	11,030
Randall L. Crawford	24,600	12,870
Lewis B. Gardner	7,100	3,680
Steven T. Schlotterbeck	26,300	13,790

• Other Benefits

Health and Welfare Benefits

The named executive officers receive the same health and welfare benefits offered to other EQT employees including medical, prescription drug, dental, vision, short- and long-term disability, holiday pay and an employee assistance program.  The same contribution amounts, deductibles and plan design provisions are applicable to all employees.

Retirement Programs

The named executive officers participate in the same defined contribution 401(k) plan as other EQT employees.  Under the plan, the company automatically contributes an amount equal to 6% of each participant’s base salary to an individual investment account for the employee, subject to applicable tax regulations.  In addition, the company matches a participant’s elective contribution by contributing to the participant’s individual investment account an amount equal to 50% of each dollar contributed by the employee, subject to a maximum company contribution of 3% of the employee’s base salary and to applicable tax regulations.

Once company contributions for named executive officers reach the maximum level permitted under the 401(k) plan or by regulation, company contributions are continued on an after-tax basis through a retirement annuity product offered by Fidelity Investments Life Insurance Co.  Under this program, the company has also historically contributed to the annuity an amount equal to 9% of each named executive officer’s annual incentive award.  The after-tax annuity program contains no vesting requirements.

Towers Watson Delaware Inc. prepared a study for management comparing the company’s retirement program for executive officers to the retirement programs provided to similarly situated executives at the 2013 peer group.  This study resulted in a recommendation, supported by the Committee’s independent compensation consultant, that the company contribution be increased from 9% of an executive’s annual incentive award to 11% in order for the program benefits to approximate the median of the 2013 peer group.   In early 2013, the Committee determined to make this upward adjustment as a consideration for, and to condition continued participation in the program on, the delivery of amendments to the then existing change of control agreements as described under the caption “Agreements with the Named Executive Officers” below.

The company currently has no supplemental executive retirement plan (SERP) or deferred compensation obligations to any employee, including executive officers.  No named executive officer participates in a defined benefit retirement plan with the company.

Perquisites

Consistent with its philosophy of pay for performance, the company provides modest perquisites to its named executive officers that, in number and value, are below median competitive levels for the applicable peer group.  Perquisites that are offered to each named executive officer include the following:  a car allowance, a country club and a dining club membership, executive physical, financial planning, parking, life insurance and accidental death and disability insurance (both of which exceed the level of

EQT Corporation – 2014 Proxy Statement    56

insurance provided to other employees), and de minimis personal usage of company purchased event tickets.

See footnote (5) to the “All Other Compensation” column in the Summary Compensation Table below for a discussion and breakdown of the perquisites provided to the named executive officers in 2013.

• Agreements with the Named Executive Officers

The Committee believes that severance protections can play a valuable role in attracting, motivating and retaining highly talented executives.  The Committee also believes that having an existing agreement in place is preferable to negotiating an exit strategy at the time of an executive officer’s departure.  Accordingly, the company provides such protections for the named executive officers under their agreements which are described in detail under the caption “Potential Payments Upon Termination or Change of Control” below.  The Committee considers these protections to be an important part of an executive’s compensation and consistent with competitive practices.

The Committee believes that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding continued employment.  This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level.  Change of control benefits are intended to encourage executive officers to remain employed with the company during an important time when prospects for continued employment are often uncertain and to provide some measure of financial security prior to and after a change of control.  Moreover, the amounts to be paid under the change of control agreements ensure that the interests of the executives will be materially consistent with the interests of the company’s shareholders when considering corporate transactions.

The Committee conducted a thorough evaluation of the benefits provided to all executive officers under their change of control agreements by, among other things, benchmarking such benefits versus the benefits provided to similarly situated individuals at companies in the 2013 peer group and at a set of companies located in the Pittsburgh area. The Committee also considered the expectations of the major proxy advisory services.  As a result of that evaluation, and upon a request by Mr. Porges, in 2013 the Committee approved amendments to the form of change of control agreement with all executive officers. These amendments eliminated the excise tax gross-up in each executive officer’s agreement and eliminated the provision that allowed Mr. Porges to receive a payment upon his election to terminate his employment during the 30-day period commencing on the one-year anniversary of a change of control (his “modified single trigger” payout right).

Each named executive officer’s change of control agreement provides that payments are not made unless the executive’s employment is terminated by the company other than for cause or by the executive for good reason within 24 months following the transaction.  The Committee believes that this structure strikes a proper balance between the incentives and the hiring, motivating and retention effects described above, without providing benefits to executives who continue long-term employment with an acquiring company.  This structure may also be attractive to potential acquiring companies, who place significant value on retaining members of the executive team for some transition period.  Potential acquirers may have an incentive to constructively terminate the executive’s employment to avoid paying severance; accordingly, the Committee believes it is appropriate to provide severance benefits upon a termination by the executive for good reason.

Finally, but importantly, the agreements with the named executive officers include covenants not to compete with, or solicit employees, customers or potential customers (and, effective January 1, 2014, vendors or independent contractors) from, the company and to maintain the confidentiality of the company’s information, for a specified time.  The Committee believes that these covenants are extremely valuable to the company.

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See “Potential Payments Upon Termination or Change of Control” below for more detail regarding the company’s agreements with each named executive officer, including the value of the benefits.

Change of Control Excise Tax Provisions

If, in connection with a change of control of the company, any compensation to a named executive officer is accelerated or becomes vested, that executive could, in some cases, be considered to have received “parachute payments” within the meaning of Code Sections 280G and 4999.  Pursuant to these tax laws, the executive could be subject to a 20% excise tax on parachute payments that exceed a certain amount, in which case the company would be denied a tax deduction for such excess parachute payments.  Prior to February 2013, the change of control agreement with each named executive officer provided that if it was determined that any payment or distribution by the company to or for the executive’s benefit would constitute an “excess parachute payment,” the company would pay to the executive a gross-up payment to make the executive whole, as if the excise tax had not been incurred.  These gross-up payments, as well as the amount of the excess parachute payments, would not be deductible by the company.  However, if the excise tax could have been avoided by reducing the payments due under the agreement by an amount not to exceed 10% of the total “parachute payments” from any source, then the payments to the executive under the change of control agreement would be reduced to the extent necessary to avoid triggering the excise tax and, in that case, no gross-up payment would apply.  The change of control agreement with each executive officer was amended in February 2013 to eliminate the excise tax gross-up provision effective immediately.  These agreements now contain a “best net” provision, pursuant to which any “parachute payments” will be reduced to the extent necessary to avoid triggering the excise tax, unless the executive would have a more favorable after-tax result by receiving the unreduced payments and paying the excise tax himself, without a gross-up from the company.  Due to the structure of the excise tax, it is not possible to determine in advance which calculation would produce the more tax-efficient result.  If the excise tax is triggered, the company would not enjoy a tax deduction on the amount of the “excess parachute payments” but in no event would the company be obligated to pay any portion of the excise tax.

Cautionary Statements

Disclosures in this proxy statement may contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended.  Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters.  Without limiting the generality of the foregoing, forward-looking statements contained in this proxy statement include the matters discussed regarding the expectation of performance under compensation plans, anticipated financial and operational performance of the company and its subsidiaries and reserves estimates.  These statements involve risks and uncertainties that could cause actual results to differ materially from projected results.  Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The company has based these forward-looking statements on current expectations and assumptions about future events.  While the company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. The risks and uncertainties that may affect the operations, performance and results of the company’s business and forward-looking statements include, but are not limited to, those set forth in the company’s annual report on Form 10-K for the year ended December 31, 2013.

Any forward-looking statement speaks only as of the date on which such statement is made, and the company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

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REPORT OF THE MANAGEMENT DEVELOPMENT
AND COMPENSATION COMMITTEE

We have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with the management of EQT Corporation.  Based on our review and discussions, we recommended to the Board of Directors that the CD&A be included in the EQT Corporation Proxy Statement for 2014.

This report is not soliciting material, is not deemed to be filed with the SEC and is not to be incorporated by reference in any filing of EQT Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

This report has been furnished by the Management Development and Compensation Committee of the Board of Directors.

Lee T. Todd, Jr., Chair
A. Bray Cary, Jr.
James E. Rohr

COMPENSATION TABLES

The following tables contain information concerning the compensation of the company’s principal executive officer, its principal financial officer and each of its other three most highly compensated executive officers who were serving as executive officers at the end of 2013.  References to named executive officers in this “Compensation Tables” section are to the five individuals included in the following tables.

Summary Compensation Table

						NON-EQUITY
NAME AND PRINCIPAL				STOCK	OPTION	INCENTIVE PLAN	ALL OTHER
POSITION	YEAR	SALARY	BONUS	AWARDS	AWARDS	COMPENSATION	COMPENSATION	TOTAL
		($) (1)	($)	($) (2)	($) (3)	($) (4)	($) (5)	($)
David L. Porges	2013	882,693	-	2,649,147	1,544,928	2,500,000	345,305	7,922,073
Chairman, President and	2012	826,923	-	4,176,362	1,395,502	1,996,000	314,893	8,709,680
Chief Executive Officer	2011	725,962	-	3,516,750	782,642	2,170,000	243,031	7,438,385

Philip P. Conti	2013	415,385	-	900,531	525,008	950,000	157,523	2,948,447
Senior Vice President and	2012	400,001	-	1,151,708	427,356	730,000	144,991	2,854,056
Chief Financial Officer	2011	390,520	-	1,296,977	288,283	800,000	121,742	2,897,522

Randall L. Crawford	2013	459,000	-	1,263,199	737,352	1,100,000	171,235	3,730,786
Senior Vice President	2012	436,923	-	1,707,462	590,912	820,000	161,055	3,716,352
	2011	406,673	-	1,764,218	391,653	885,000	140,740	3,588,284

Lewis B. Gardner	2013	358,268	-	378,290	220,704	550,000	110,854	1,618,116
General Counsel and Vice	2012	342,692	-	531,889	180,703	400,000	100,991	1,556,275
President, External Affairs	2011	332,116	-	519,373	116,634	440,000	95,791	1,503,914

Steven T. Schlotterbeck	2013	459,000	-	1,263,199	737,352	1,100,000	163,696	3,723,247
Executive Vice President	2012	436,923	-	1,707,462	590,912	825,000	146,708	3,707,005
	2011	406,673	-	1,764,218	391,855	895,000	131,961	3,589,707

(1)    Each named executive officer’s annual base salary is paid over 26 equal pay periods each year.  Due to the timing of the company’s bi-weekly pay cycle, 2013 contained 27 pay dates, while 2011 and 2012 each contained the standard 26 pay dates.

(2)    This column reflects the aggregate grant date fair values determined in accordance with FASB ASC Topic 718 for performance units granted in the applicable year under the 2011 VDA, the 2011 VEP, the 2012 EPIP, the EQM TR Program and the 2013 EPIP (each as defined and described under the caption “Narrative Disclosure to Summary Compensation Table

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and 2013 Grants of Plan-Based Awards Table” below), using the assumptions described below.  Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for awards subject to performance conditions are based on the probable outcome as of the date of grant and exclude the impact of estimated forfeitures.

The 2011 VDA was a two-year program that provided stock-based awards.  Each named executive officer was granted an award under the 2011 VDA on January 1, 2011.  Fifty percent of the confirmed performance awards vested and were paid out in the first quarter of 2012, and the remainder of the confirmed performance awards vested and were paid out on December 31, 2012.  The performance period for the 2011 VDA was January 1, 2011 through December 31, 2011.  The grant date fair values of the awards were:  $1,864,447 for Mr. Porges; $687,577 for Mr. Conti; $935,183 for Mr. Crawford; $275,228 for Mr. Gardner; and $935,183 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying (i) the number of awards awarded to each named executive officer (18,900 for Mr. Porges; 6,970 for Mr. Conti; 9,480 for Mr. Crawford; 2,790 for Mr. Gardner; and 9,480 for Mr. Schlotterbeck) by (ii) $44.84, the closing stock price of the company’s common stock on the date prior to the date of grant, by (iii) 2.20, the assumed performance multiple.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been:  $2,542,248 for Mr. Porges; $937,604 for Mr. Conti; $1,275,250 for Mr. Crawford; $375,311 for Mr. Gardner; and $1,275,250 for Mr. Schlotterbeck.

The 2011 VEP was a three-year program that provided for stock-based awards.  Each named executive officer was granted an award under the 2011 VEP on March 1, 2011.  The vesting and payment of the awards occurred on February 21, 2014.  The 2011 VEP targeted performance over three one-year periods (2011, 2012 and 2013) and for a three-year cumulative period of January 1, 2011 through December 31, 2013.  The grant date fair values of the awards were:  $1,652,303 for Mr. Porges; $609,401 for Mr. Conti; $829,035 for Mr. Crawford; $244,145 for Mr. Gardner; and $829,035 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying (i) the number of awards awarded to each named executive officer (34,380 for Mr. Porges; 12,680 for Mr. Conti; 17,250 for Mr. Crawford; 5,080 for Mr. Gardner; and 17,250 for Mr. Schlotterbeck) by (ii) $48.06, the closing stock price of the company’s common stock on the date of grant, by (iii) 1.00, the assumed performance multiple.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been:  $4,956,908 for Mr. Porges; $1,828,202 for Mr. Conti; $2,487,105 for Mr. Crawford; $732,434 for Mr. Gardner; and $2,487,105 for Mr. Schlotterbeck.

The 2012 EPIP is a three-year program that provides stock-based awards.  Each named executive officer was granted an award under the 2012 EPIP on January 1, 2012.  The performance period for the 2012 EPIP is January 1, 2012 through December 31, 2014.  The grant date fair values of the awards were:  $3,413,600 for Mr. Porges; $1,044,000 for Mr. Conti; $1,445,600 for Mr. Crawford; $442,400 for Mr. Gardner; and $1,445,600 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying the number of units awarded to each named executive officer (42,670 for Mr. Porges; 13,050 for Mr. Conti; 18,070 for Mr. Crawford; 5,530 for Mr. Gardner; and 18,070 for Mr. Schlotterbeck) by $80.00, the grant date fair value of each unit calculated using a Monte Carlo pricing model with the following assumptions: (i) risk-free rate of return: 0.36%; (ii) dividend yield: 5.97%; (iii) volatility: 37.26%; and (iv) term: three years.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been:  $5,834,696 for Mr. Porges; $1,784,457 for Mr. Conti; $2,470,892 for Mr. Crawford; $756,172 for Mr. Gardner; and $2,470,892 for Mr. Schlotterbeck.

The EQM TR Program is a three and one-half year program (subject to certain quarterly extensions as described under “Stock Awards – EQM TR Program” under the caption “Narrative Disclosure to Summary Compensation Table and 2013 Grants of Plan-Based Awards Table” below) that provides EQM unit-based awards.  Each named executive officer was granted an award on July 2, 2012.  The performance period for the EQM TR Program is June 27, 2012 through December 31, 2015 (subject to quarterly extensions).  The grant date fair values of the awards were:  $762,762 for Mr. Porges; $107,708 for Mr. Conti; $261,862 for Mr. Crawford; $89,489 for Mr. Gardner; and $261,862 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying the number of units awarded to each named executive officer (38,100 for Mr. Porges; 5,380 for Mr. Conti; 13,080 for Mr. Crawford; 4,470 for Mr. Gardner; and 13,080 for Mr. Schlotterbeck) by $20.02, the grant date fair value of each unit calculated using a Monte Carlo pricing model with the following assumptions: (i) risk-free rate of return for periods within the contractual life of the awards based on the applicable U.S. Treasury yield curves in effect at the time of the grant; (ii) an expected quarterly distribution of $0.35 per EQM common unit for the first year and assuming annual increases of 10% per annum thereafter; (iii) the annual historical volatility of a peer group of companies for the expected term of the awards (the valuation model calculated a range of expected volatilities of 27% to 72% and a weighted average expected volatility of 38%); and (iv) a term of five years.  Although granted concurrently with the initial public offering of EQM common units in July 2012, the EQM TR Program awards were attributable to, and served as part of, each named executive officer’s 2013 (not 2012) long-term incentive awards.

The 2013 EPIP is a three-year program that provides stock-based awards.  Each named executive officer was granted an award under the 2013 EPIP on January 1, 2013.  The performance period for the 2013 EPIP is January 1, 2013 through December 31, 2015.  The grant date fair values of the awards were:  $2,649,147 for Mr. Porges; $900,531 for Mr. Conti; $1,263,199 for Mr. Crawford; $378,290 for Mr. Gardner; and $1,263,199 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying the number of units awarded to each named executive officer (23,740 for Mr. Porges; 8,070 for Mr. Conti; 11,320 for Mr. Crawford; 3,390 for Mr. Gardner; and 11,320 for Mr. Schlotterbeck) by $111.59, the grant date fair value of each unit calculated using a Monte Carlo pricing model with the following assumptions: (i) risk-free rate of return: 0.36%; (ii) dividend yield: 0.72%; (iii) volatility: 32.97%; and (iv) term: three years.  Assuming, instead, that the

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highest level of performance conditions would be achieved, the grant date fair values of these awards would have been:  $3,323,600 for Mr. Porges; $1,129,800 for Mr. Conti; $1,584,800 for Mr. Crawford; $474,600 for Mr. Gardner; and $1,584,800 for Mr. Schlotterbeck.

See “Narrative Disclosure to Summary Compensation Table and 2013 Grants of Plan-Based Awards Table” below for further discussion of the 2011 VDA, the 2011 VEP, the 2012 EPIP, the EQM TR Program and the 2013 EPIP.

(3)        This column reflects the grant date fair values of option awards issued on January 1, 2011, January 1, 2012 and January 1, 2013 and the additional fair values recognized as expense in 2011 as a result of an amendment to the terms and conditions of all of the company’s then-outstanding stock options (the “Option Amendment”).  The Option Amendment provides that upon an optionee’s termination of service from the company for any reason other than cause, the optionee’s outstanding options, to the extent vested on the date of such termination of service, shall remain exercisable for the entire remaining original term.

The grant date fair values of the 2011 option awards were calculated by multiplying the number of options awarded to each named executive officer (76,700 for Mr. Porges; 28,300 for Mr. Conti; 38,500 for Mr. Crawford; 11,400 for Mr. Gardner; and 38,500 for Mr. Schlotterbeck) by $10.06, the grant date fair value of each option calculated using a Black-Scholes option pricing model with the following assumptions: (i) risk-free rate of return: 2.02%; (ii) dividend yield: 2.19%; (iii) volatility factor: 28.92%; and (iv) expected term: five years.

The grant date fair values of the 2012 option awards were calculated by multiplying the number of options awarded to each named executive officer (105,800 for Mr. Porges; 32,400 for Mr. Conti; 44,800 for Mr. Crawford; 13,700 for Mr. Gardner; and 44,800 for Mr. Schlotterbeck) by $13.19, the grant date fair value of each option calculated using a Black-Scholes option pricing model with the following assumptions: (i) risk-free rate of return: 0.89%; (ii) dividend yield: 1.64%; (iii) volatility factor: 31.44%; and (iv) expected term: five years.

The grant date fair values of the 2013 option awards were calculated by multiplying the number of options awarded to each named executive officer (92,400 for Mr. Porges; 31,400 for Mr. Conti; 44,100 for Mr. Crawford; 13,200 for Mr. Gardner; and 44,100 for Mr. Schlotterbeck) by $16.72, the grant date fair value of each option calculated using a Black-Scholes option pricing model with the following assumptions: (i) risk-free rate of return: 0.76%; (ii) dividend yield: 0.22%; (iii) volatility factor: 31.69%; and (iv) expected term: five years.

The additional fair value of the expense in 2011 associated with the Option Amendment for each named executive officer was:  $11,040 for Mr. Porges; $3,585 for Mr. Conti; $4,343 for Mr. Crawford; $1,950 for Mr. Gardner; and $4,545 for Mr. Schlotterbeck.

See “Option Awards – 2011 Options,” “Option Awards – 2012 Options” and “Option Awards – 2013 Options” under the caption “Narrative Disclosure to Summary Compensation Table and 2013 Grants of Plan-Based Awards Table” below for further discussion of the 2011, 2012 and 2013 options.

(4)        This column reflects the dollar value of annual incentive compensation earned under the Executive STIP (as defined and described under the caption “Narrative Disclosure to Summary Compensation Table and 2013 Grants of Plan-Based Awards Table” below) during the applicable year.  The awards were paid to the named executive officers in cash in the first quarter of the following year.  For 2013, the Executive STIP awards for Messrs. Porges, Conti, Crawford and Gardner included transaction recognition components for the completion of significant business transactions during 2013, in the following amounts:  $200,000 for Mr. Porges; $100,000 for Mr. Conti; $100,000 for Mr. Crawford; and $100,000 for Mr. Gardner.  See “Non-Equity Incentive Plan Compensation – Executive STIP” under the caption “Narrative Disclosure to Summary Compensation Table and 2013 Grants of Plan-Based Awards Table” below for further discussion of the Executive STIP for the 2013 plan year.

(5)       This column includes the dollar value of premiums paid by the company for group life, accidental death and dismemberment insurance, the company’s contributions to the 401(k) plan and the 2006 Payroll Deduction and Contribution Program and perquisites.  For 2013, these amounts were as follows:

NAME	INSURANCE ($)	401(K) CONTRIBUTIONS ($)	2006 PAYROLL DEDUCTION AND CONTRIBUTION PROGRAM ($)	PERQUISITES (SEE BELOW) ($)	TOTAL ($)
David L. Porges	2,448	22,950	276,052	43,855	345,305
Philip P. Conti	1,152	22,950	94,735	38,686	157,523
Randall L. Crawford	1,273	22,950	108,560	38,452	171,235
Lewis B. Gardner	994	22,950	53,294	33,616	110,854
Steven T. Schlotterbeck	1,273	22,950	109,110	30,363	163,696

Once 401(k) contributions for the named executive officers reach the maximum level permitted under the 401(k) plan or by regulation, company contributions are continued on an after-tax basis under the 2006 Payroll Deduction and Contribution Program through an annuity program offered by Fidelity Investments Life Insurance Co.  In 2013, the company also contributed an amount equal to 11% of each named executive officer’s 2012 annual incentive award to such program.

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The perquisites the company provided to each named executive officer in 2013 are itemized below:

NAME	CAR ALLOWANCE ($)	COUNTRY AND DINING CLUB ANNUAL DUES ($)	FINANCIAL PLANNING ($)	PARKING ($)	PHYSICAL ($)	TOTAL PERQUISITES ($)
David L. Porges	9,533	14,344	15,000	1,978	3,000	43,855
Philip P. Conti	9,408	8,800	14,150	1,978	4,350	38,686
Randall L. Crawford	9,408	12,566	14,500	1,978	-	38,452
Lewis B. Gardner	9,408	9,930	12,300	1,978	-	33,616
Steven T. Schlotterbeck	9,408	6,927	7,700	1,978	4,350	30,363

The car allowance is an amount paid to the executive intended to cover the annual cost of acquiring, maintaining and insuring a car.  The entire cost of country and dining club dues has been included in the table although the company believes that only a portion of the cost represents a perquisite.  Financial planning is the actual cost to the company of providing to each executive financial planning and tax preparation services.  The named executive officers may use two tickets purchased by the company to attend up to four sporting or other events when such tickets are not otherwise being used for business purposes.  The costs of such tickets used for personal purposes are considered de minimis by the company and are not included as perquisites in the Summary Compensation Table because there are no incremental costs to the company associated with such use.  In 2013, none of the named executive officers used tickets purchased by the company to attend sporting or other events in excess of the four event de minimis level.

2013 Grants of Plan-Based Awards Table

	TYPE OF	GRANT	APPROVAL	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING	EXERCISE OR BASE PRICE OF OPTION	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME	AWARD	DATE	DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	OPTIONS	AWARDS	AWARDS
	(1)			($)	($) (2)	($) (2)	(#)	(#) (3)	(#) (3)	(#)	($/SH)	($)
David L. Porges	EPIP	1/1/2013	11/28/2012	-	-	-	-	23,740	71,220	-	-	2,649,147
	ESTIP	-	-	-	850,000	5,000,000	-	-	-	-	-	-
	SO	1/1/2013	11/28/2012	-	-	-	-	-	-	92,400	58.98	1,544,928

Philip P. Conti	EPIP	1/1/2013	11/28/2012	-	-	-	-	8,070	24,210	-	-	900,531
	ESTIP	-	-	-	320,000	5,000,000	-	-	-	-	-	-
	SO	1/1/2013	11/28/2012	-	-	-	-	-	-	31,400	58.98	525,008

Randall L. Crawford	EPIP	1/1/2013	11/28/2012	-	-	-	-	11,320	33,960	-	-	1,263,199
	ESTIP	-	-	-	370,000	5,000,000	-	-	-	-	-	-
	SO	1/1/2013	11/28/2012	-	-	-	-	-	-	44,100	58.98	737,352

Lewis B. Gardner	EPIP	1/1/2013	11/28/2012	-	-	-	-	3,390	10,170	-	-	378,290
	ESTIP	-	-	-	198,000	5,000,000	-	-	-	-	-	-
	SO	1/1/2013	11/28/2012	-	-	-	-	-	-	13,200	58.98	220,704

Steven T. Schlotterbeck	EPIP	1/1/2013	11/28/2012	-	-	-	-	11,320	33,960	-	-	1,263,199
	ESTIP	-	-	-	370,000	5,000,000	-	-	-	-	-	-
	SO	1/1/2013	11/28/2012	-	-	-	-	-	-	44,100	58.98	737,352

(1)         Type of Award:

EPIP                                        =        2013 EPIP Awards

ESTIP                                 =        Executive STIP for the 2013 plan year
SO                =        Stock Options

(2)    These columns reflect the annual incentive award target and maximum amounts payable under the Executive STIP for the 2013 plan year.  Under the Executive STIP, a formula based on adjusted 2013 EBITDA compared to the company’s business plan establishes the maximum payment from which the Management Development and Compensation Committee typically exercises its discretion downward in determining the actual payment.  The payout amounts could range from no payment, to the percentage of base salary identified as the target annual incentive award (target), to $5 million (maximum).  See “Non-Equity Incentive Plan Compensation – Executive STIP” under the caption “Narrative Disclosure to Summary Compensation Table and 2013 Grants of Plan-Based Awards Table” below for further discussion of the Executive STIP.

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(3)        These columns reflect the target and maximum number of units payable under the 2013 EPIP.  Under the 2013 EPIP, the performance measures are TSR over the period January 1, 2013 through December 31, 2015, as ranked among the comparably measured TSR of the applicable peer group, and cumulative cash flow per share.  The payout amounts for the 2013 EPIP could range from 0% of units granted, to 100% of units granted (target), to 300% of units granted (maximum), dependent upon the satisfaction of the performance measures over the performance period.  See “Stock Awards – 2013 EPIP” under the caption “Narrative Disclosure to Summary Compensation Table and 2013 Grants of Plan-Based Awards Table” below for further discussion of the 2013 EPIP.

Although granted concurrently with the initial public offering of EQM common units in 2012, the EQM TR Program awards were attributable to, and served as part of, each named executive officer’s 2013 (not 2012) long-term incentive awards.  However, in accordance with SEC rules, the amounts attributable to the EQM TR Program were included for 2012 in the Summary Compensation Table and the 2012 Grants of Plan-Based Awards Table in the company’s 2013 proxy statement.

Narrative Disclosure to Summary Compensation Table and

2013 Grants of Plan-Based Awards Table

Set forth below is a discussion of material elements of the company’s executive compensation program.  This discussion should be read in conjunction with the discussion under the caption “Compensation Discussion and Analysis” above and the Summary Compensation and 2013 Grants of Plan-Based Awards Tables above.  A reconciliation of each non-GAAP financial measure disclosed below to the most directly comparable GAAP financial measure is set forth in Appendix C to this proxy statement.

Definitions of Certain Defined Compensation Plans and Programs

The following terms used in this proxy statement shall be defined as follows:

2009 LTIP – 2009 Long-Term Incentive Plan

2011 VDA – 2011 Value Driver Performance Award Program

2011 VEP – 2011 Volume and Efficiency Program

2012 EPIP – 2012 Executive Performance Incentive Program

2013 EPIP – 2013 Executive Performance Incentive Program

EQM TR Program – EQM Total Return Program

Executive STIP – 2011 Executive Short-Term Incentive Plan

Base Salary

The base salary for each named executive officer reflected in the Summary Compensation Table above is the base salary actually earned and reflects a proportionate amount of any increase made during the applicable year.

Non-Equity Incentive Plan Compensation – Executive STIP

Before or at the start of each year, the Management Development and Compensation Committee establishes the performance measure for determining awards under the Executive STIP.   This performance measure establishes the maximum annual incentive award that the Committee may approve as “performance-based compensation” for tax purposes pursuant to Code Section 162(m) subject to the shareholder approved individual limit set forth in the Executive STIP, but does not set an expectation for the amount of annual incentive that will actually be paid.  The Committee is permitted to exercise, and has generally exercised, discretion downward in determining the actual payout under the annual incentive plan.  The Committee may not exercise upward discretion.  The performance measure approved for the Executive STIP for the 2013 plan year was the company’s 2013 EBITDA calculated using a fixed natural gas price of $3.75 per Mcfe, normalized for weather and excluding the effects of acquisitions and

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dispositions greater than $100 million (“adjusted 2013 EBITDA”), compared to the company’s 2013 business plan, as follows:

ADJUSTED 2013 EBITDA COMPARED TO BUSINESS PLAN	PERCENTAGE OF ADJUSTED 2013 EBITDA AVAILABLE FOR ALL EXECUTIVE OFFICER 2013 ANNUAL INCENTIVE AWARDS
At or above plan	2%
5% below plan	1.5%
25% below plan	1%
Greater than 25% below plan	No bonus

The percentage of adjusted 2013 EBITDA available for all executive officer bonuses was interpolated between levels and capped at 2%.  The company’s actual adjusted 2013 EBITDA of $1,393 million exceeded plan by 10%, which allowed the Committee to award annual incentives to the company’s executive officers in an aggregate amount of $27.9 million, subject to a $5 million cap per executive officer.  As described under the caption “Compensation Discussion and Analysis” above, the Committee exercised its discretion to pay each named executive officer a lesser amount based on the individual’s 2013 target award and 2013 performance on company, business unit and individual value drivers.

The Executive STIP provides that the annual awards will be paid in cash, subject to Committee discretion to pay in equity.  The Committee typically considers settling awards in equity rather than cash only when an executive has not satisfied the applicable equity ownership guidelines.

Stock Awards – 2011 VDA

Awards under the 2011 VDA were granted on January 1, 2011.  The performance measure for the 2011 VDA was the company’s 2011 EBITDA calculated using a fixed natural gas price of $4.75 per Mcfe, normalized for weather and excluding the effects of acquisitions and dispositions of greater than $100 million (“adjusted 2011 EBITDA”), compared to the company’s 2011 business plan.

The payout opportunity under the 2011 VDA was:

•                             no payment if the adjusted 2011 EBITDA was less than the company’s business plan; or

•                             three times the number of target awards granted if the adjusted 2011 EBITDA equaled or exceeded business plan, subject to the Management Development and Compensation Committee’s discretion to determine that a lower performance multiple applied.  In exercising its discretion, the Committee was to consider and be guided by company, business unit and individual value drivers.

The company’s adjusted 2011 EBITDA was $948 million, which satisfied the threshold performance goal and allowed the Committee to award performance awards equal to three times each named executive officer’s target award.  The Committee exercised downward discretion in approving an award for each named executive officer.  Although the Committee considered the same factors in determining the payout multiple for each participant under the 2011 VDA as were utilized by the Committee to make awards under the Executive Short-Term Incentive Plan for the 2011 plan year, the Committee focused to a greater degree on value drivers having a longer-term impact on the company.  Upon the determination of the awards, 50% of the confirmed performance awards (including accrued dividends) were distributed in cash in the first quarter of 2012, and the remainder was distributed in cash on December 31, 2012.

Stock Awards – 2011 VEP

Awards under the 2011 VEP were granted on March 1, 2011.   The 2011 VEP targeted performance in five areas over three one-year performance periods (2011, 2012 and 2013) and for the three-year

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cumulative period commencing January 1, 2011 and ending December 31, 2013.  The five performance measures were:

PERFORMANCE MEASURE	WEIGHTING	APPLICABLE PARTICIPANTS
Production total sales volume	60%	All

Capital adjusted production growth (“CAPG”) (the relationship of the change in total sales volume measured against the change in debt and equity outstanding)	20%	All

Production development capital efficiency (gross drilling capital dollars spent divided by gross estimated ultimate reserves developed for qualifying wells completed)	20% 10%	EQT Production Headquarters

Direct gathering and compression expense efficiency (gathering and compression expense, excluding production taxes, divided by throughput)	20% 5%	EQT Midstream Headquarters

Commercial expense efficiency per unit marketed	20% 5%	Commercial Headquarters

For purposes of this award, “CAPG” was calculated as follows:

MY Share Price x PY Shares Outstanding	- 1
PY Volume x ((MY Share Price x MY Shares Outstanding) + MY Net Debt – PY Net Debt)
MY Volume

Where:

PY = Prior year

MY = Measurement year

Volume = Year-end production total sales volume for applicable period

Share Price = Average closing share price for 10 business days preceding the end of the applicable period

Shares Outstanding = Basic weighted average shares outstanding for the applicable period

Net Debt = Short-term debt + long-term debt – cash.  Result was adjusted for margin deposits.

Messrs. Porges, Conti and Gardner were Headquarters participants.  Mr. Schlotterbeck was an EQT Production participant.  Mr. Crawford’s performance was determined based upon the average of the EQT Midstream and Commercial group performance.

The third one-year performance period and the three-year cumulative performance period ended on December 31, 2013, with actual performance against the program’s performance measures for the three-year cumulative period resulting in a 3.0X payout multiple for each executive.  Accordingly, the awards (including accrued dividends) were paid out in company common stock on February 21, 2014.

Stock Awards – 2012 EPIP

Awards under the 2012 EPIP were granted on January 1, 2012.  The performance measures for the 2012 EPIP are:

•                             the company’s TSR over the period January 1, 2012 through December 31, 2014, as ranked among the comparably measured TSR of the applicable peer group; and

•                             cumulative cash flow per share, which is the aggregate net cash provided by operating activities excluding changes in other assets and liabilities during the performance period, adjusted to reflect a fixed natural gas price of $4.00 per Mcf, divided by the diluted common shares outstanding as of the end of each year in the performance period.

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The payout opportunity under the 2012 EPIP ranges from:

•                             no payout if the company is one of the nine lowest-ranking companies in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period of less than $15.90;

•                             to target payout if the company ranks seventeenth to fourteenth in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period equal to $19.30;

•                             to three times the target award if the company is one of the four highest-ranking companies in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period of at least $27.49.

If earned, the share units are expected to be distributed in shares of common stock equal to the target award (including accrued dividends) multiplied by the applicable payout multiple.

Stock Awards – EQM TR Program

Although granted concurrently with the initial public offering of common units of EQM in July 2012, the EQM TR Program awards were attributable to, and served as part of, each named executive officer’s 2013 (not 2012) long-term incentive awards.  One consequence of this is that, from the perspective of the Management Development and Compensation Committee, the aggregate value set forth in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table above, effectively, understates the long-term incentive compensation awarded to each named executive officer in respect of 2013; and, as a corollary, the aggregate value set forth for 2012 in the same columns of the Summary Compensation Table above overstates the long-term incentive compensation awarded to each named executive officer in respect of 2012.  The same relationship is true for the awards reflected in the 2013 Grants of Plan-Based Awards Table above and the corresponding amounts included in the 2012 Grants of Plan-Based Awards Table set forth in the company’s 2013 proxy statement.

Performance awards under the EQM TR Program, a program adopted under the 2009 LTIP and the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan, were granted on July 2, 2012.  The performance measure for the program is total EQM unitholder return of at least 10%, measured from June 27, 2012, the date of EQM’s initial public offering, through December 31, 2015.  If the EQM unitholder return measure is not achieved as of December 31, 2015, the performance condition will nonetheless be satisfied if the 10% unitholder return threshold is satisfied as of the end of any calendar quarter ending after December 31, 2015 and on or before December 31, 2017.

The payout opportunity under the EQM TR Program is:

•                             no payout if the total unitholder return is less than 10% over the performance period; or

•                             target payout if the total unitholder return equals or exceeds 10% over the performance period.

If earned, the performance awards are expected to be distributed in EQM common units equal to the target award (including accrued distributions).

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Stock Awards – 2013 EPIP

Awards under the 2013 EPIP were granted on January 1, 2013.  The performance measures for the 2013 EPIP are:

•                             the company’s TSR over the period January 1, 2013 through December 31, 2015, as ranked among the comparably measured TSR of the applicable peer group; and

•                             cumulative cash flow per share, which is the aggregate net cash provided by operating activities excluding changes in other assets and liabilities during the performance period, adjusted to reflect a fixed natural gas price of $2.79 per Mcf, divided by the diluted common shares outstanding as of the end of each year in the performance period.

The payout opportunity under the 2013 EPIP ranges from:

•                             no payout if the company is one of the nine lowest-ranking companies in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period of less than $16.59;

•                             to target payout if the company ranks seventeenth to fourteenth in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period equal to $18.30;

•                             to three times the target award if the company is one of the four highest-ranking companies in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period of at least $24.15.

If earned, the share units are expected to be distributed in shares of common stock equal to the target award (including accrued dividends) multiplied by the applicable payout multiple.

Option Awards – 2011 Options

The 2011 options were awarded on January 1, 2011 with an exercise price of $44.84.  The options are seven-year options and vested as follows: 50% on January 1, 2012 and 50% on January 1, 2013.

Option Awards – 2012 Options

The 2012 options were awarded on January 1, 2012 with an exercise price of $54.79.  The options are ten-year options and vested as follows: 50% on January 1, 2013 and 50% on January 1, 2014.

Option Awards – 2013 Options

The 2013 options were awarded on January 1, 2013 with an exercise price of $58.98.  The options are ten-year options and vest as follows: 50% vested on January 1, 2014 and 50% will vest on January 1, 2015, contingent upon continued employment with the company on such date.

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Outstanding Equity Awards at Fiscal Year-End

OPTION AWARDS					EQUITY AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED
(#)		(#) (1)	($)		(#)	($)	(#) (2)	($) (3)
David L. Porges	109,200	-	48.91	8/5/2015	-	-	103,566	9,298,155
	57,200	-	43.92	1/1/2017	-	-	130,356	11,703,362
	76,800	-	38.53	8/2/2017	-	-	39,875	2,344,251
	76,700	-	44.84	1/1/2018	-	-	71,331	6,404,097
	52,900	-	54.79	1/1/2022	-	-	-	-
	-	52,900	54.79	1/1/2022	-	-	-	-
	-	92,400	58.98	1/1/2023	-	-	-	-

Philip P. Conti	28,300	-	44.84	1/1/2018	-	-	38,196	3,429,237
	16,200	-	54.79	1/1/2022	-	-	39,867	3,579,259
	-	16,200	54.79	1/1/2022	-	-	5,631	331,046
	-	31,400	58.98	1/1/2023	-	-	24,249	2,177,075

Randall L. Crawford	87,000	-	48.91	8/5/2015	-	-	51,963	4,665,238
	21,400	-	43.92	1/1/2017	-	-	55,203	4,956,125
	38,500	-	44.84	1/1/2018	-	-	13,690	804,835
	22,400	-	54.79	1/1/2022	-	-	34,014	3,053,777
	-	22,400	54.79	1/1/2022	-	-	-	-
	-	44,100	58.98	1/1/2023	-	-	-	-

Lewis B. Gardner	15,700	-	43.92	1/1/2017	-	-	15,303	1,373,903
	11,400	-	44.84	1/1/2018	-	-	16,893	1,516,654
	6,850	-	54.79	1/1/2018	-	-	4,678	275,020
	-	6,850	54.79	1/1/2022	-	-	10,185	914,409
	-	13,200	58.98	1/1/2023	-	-	-	-

Steven T. Schlotterbeck	87,000	-	48.91	8/5/2015	-	-	51,963	4,665,238
	19,800	-	43.92	1/1/2017	-	-	55,203	4,956,125
	38,500	-	44.84	1/1/2018	-	-	13,690	804,835
	22,400	-	54.79	1/1/2022	-	-	34,014	3,053,777
	-	22,400	54.79	1/1/2022	-	-	-	-
	-	44,100	58.98	1/1/2023	-	-	-	-

(1)        The options reflected in this column vest according to the following schedule:  of the options expiring in 2022, 100% were vested as of January 1, 2014, and of the options expiring in 2023, 50% vested on January 1, 2014 and 50% will vest on January 1, 2015.  In the event of a change of control of the company, the vesting of option awards may accelerate.  See “Potential Payments Upon Termination or Change of Control” below for a discussion of, among other things, a revised vesting schedule and circumstances under which the vesting of an award will accelerate.

(2)        This column reflects performance units awarded but that had not yet vested at December 31, 2013 pursuant to the 2011 VEP, the 2012 EPIP, the EQM TR Program and the 2013 EPIP (including accrued dividends for the 2011 VEP, the 2012 EPIP and the 2013 EPIP and accrued distributions for the EQM TR Program).  The number of performance units under the 2011 VEP, the 2012 EPIP and the 2013 EPIP reflects maximum award levels because, through December 31, 2013, payout was projected above the target level for each program.  The number of performance units under the EQM TR Program reflects target award levels because, through December 31, 2013, total EQM unitholder return was projected to exceed 10% at the end of the performance period and there is no award level above target for this program.  Awards under the 2012 EPIP, the EQM TR Program and the 2013 EPIP do not vest until payment following the end of the respective performance periods.  Awards under the 2011 VEP vested upon payment on February 21, 2014.  In the event of a change of control of the company, the vesting of the awards under the 2012 EPIP, the EQM TR Program and the 2013 EPIP may accelerate.  See “Potential

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Payments Upon Termination or Change of Control” below for a discussion of, among other things, circumstances under which the vesting of an award will accelerate.

(3)        This column reflects the payout values at December 31, 2013 of unearned performance units granted under the 2011 VEP, the 2012 EPIP, the EQM TR Program and the 2013 EPIP (including accrued dividends for the 2011 VEP, the 2012 EPIP and the 2013 EPIP and accrued distributions for the EQM TR Program).  The payout values are determined by multiplying the number of units as shown in the previous column by $89.78, the closing price of the company’s common stock on December 31, 2013 (or, for the EQM TR Program, by $58.79, the closing price of EQM common units on December 31, 2013).  The actual payout values under the 2012 EPIP and the 2013 EPIP will depend upon, among other things, the company’s actual performance through, and the stock price at the end of, the applicable performance periods.  The actual payout values under the EQM TR Program will depend upon, among other things, EQM’s actual performance through, and the EQM common unit price at the end of, the program’s performance period.

Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS (1)

NUMBER OF

	NUMBER OF SHARES		SHARES

	ACQUIRED ON	VALUE REALIZED	ACQUIRED ON	VALUE REALIZED

NAME	EXERCISE	ON EXERCISE	VESTING	ON VESTING

	(#) (2)	($) (3)	(#)	($)

David L. Porges	95,000	4,061,706	-	-

Philip P. Conti	83,500	3,380,446	-	-

Randall L. Crawford	-	-	-	-

Lewis B. Gardner	36,100	1,172,694	-	-

Steven T. Schlotterbeck	-	-	-	-

(1)        No stock awards vested during 2013.

(2)        Mr. Porges exercised options to purchase 95,000 shares of company common stock on January 28, 2013.  Mr. Conti exercised options to purchase 83,500 shares of company common stock on July 31, 2013.  Mr. Gardner exercised options to purchase 36,100 shares of company common stock on May 20, 2013.

(3)        The value realized on exercise is calculated as the difference between the market price of the shares underlying the options at exercise and the applicable exercise price of those options.

Pension Benefits and Nonqualified Deferred Compensation

None of the named executive officers participates in a company-sponsored defined benefit pension plan.  The company does not maintain a deferred compensation plan for employees, and there are no deferred compensation balances.

Potential Payments Upon Termination or Change of Control

The company maintains certain plans and has entered into certain agreements that require the company to provide compensation to the named executive officers in the event of a termination of employment or a change of control of the company.  These plans and agreements are summarized below, and such summaries are qualified in their entirety by reference to the full text of such plans and agreements.  The 2009 LTIP, the 2011 VEP, the 2012 EPIP, the EQM TR Program, the 2013 EPIP, the Executive STIP, the forms of stock option agreements and the other written agreements described below have been filed with the SEC as exhibits to the company’s annual report on Form 10-K for the year ended December 31, 2013.

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Payments to be Made Pursuant to Company Plans

2009 LTIP

Stock Options

Upon termination of employment for cause, all unvested options and any unexercised vested options are forfeited.  Upon termination of employment for any reason other than cause, all unvested options are forfeited, and any unexercised vested options held on the date of termination are exercisable for the remaining original term of the options (except in the event of death or disability, in which case the post-termination exercise period is one year after termination of employment).  “Cause” is defined for this purpose to include (i) the executive’s conviction of a felony, a crime of moral turpitude or fraud or the executive’s having committed fraud, misappropriation or embezzlement in connection with the performance of the executive’s duties, (ii) the executive’s willful and repeated failures to substantially perform assigned duties or (iii) the executive’s violation of any provision of the executive’s participant award agreement or express significant policy of the company.

2012 EPIP and 2013 EPIP

The 2012 EPIP and the 2013 EPIP contain guidelines for determining the extent to which awards may be paid to a participant who terminates employment prior to payment.  Under the guidelines, a participant who dies or becomes disabled before payment may receive payment for a percentage of the participant’s awarded share units for the performance period, contingent upon achievement of the performance conditions, as follows:

2012 EPIP

DATE OF DEATH OR DISABILITY	AWARDED SHARE UNITS
January 1, 2013 – December 31, 2013	25%
January 1, 2014 – December 31, 2014	50%

2013 EPIP

DATE OF DEATH OR DISABILITY	AWARDED SHARE UNITS
Prior to January 1, 2014	0%
January 1, 2014 – December 31, 2014	25%
January 1, 2015 – December 31, 2015	50%

Likewise, if the termination is due to reasons such as reorganization, and not due to the fault of the participant, the participant may receive payment for a percentage of the participant’s awarded share units following the termination of the performance period, contingent upon achievement of the performance conditions, as follows:

2012 EPIP

TERMINATION DATE	AWARDED SHARE UNITS
January 1, 2013 – December 31, 2013	25%
January 1, 2014 – December 31, 2014	50%

2013 EPIP

TERMINATION DATE	AWARDED SHARE UNITS
Prior to January 1, 2014	0%
January 1, 2014 – December 31, 2014	25%
January 1, 2015 – December 31, 2015	50%

A participant whose position with the company changes to a non-program eligible position during the performance period as determined by the Management Development and Compensation Committee but who remains employed through the date of payment of the award may receive payment for a percentage of the participant’s awarded share units following the termination of the performance period, contingent upon achievement of the performance conditions, as follows:

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2012 EPIP

CHANGE OF POSITION DATE	AWARDED SHARE UNITS
January 1, 2013 – December 31, 2013	25%
January 1, 2014 – December 31, 2014	50%

2013 EPIP

CHANGE OF POSITION DATE	AWARDED SHARE UNITS
Prior to January 1, 2014	0%
January 1, 2014 – December 31, 2014	25%
January 1, 2015 – December 31, 2015	50%

The guidelines for the 2012 EPIP and the 2013 EPIP generally provide for no payment upon a participant’s retirement, resignation or termination for reasons of misconduct, failure to perform or other cause.  However, if the participant’s employment is terminated voluntarily or involuntarily without fault on the participant’s part (including retirement) and the participant remains on the company’s Board of Directors following termination, then the participant’s awarded share units continue to vest for so long as the participant remains on the Board.

2011 VEP

The 2011 VEP terminated and awards were paid out on February 21, 2014.  Payments under the 2011 VEP were contingent upon satisfaction of certain employment conditions.  Awarded share units applicable to any performance period were forfeited if the participant’s employment terminated for any reason during, or if the participant was not otherwise employed by the company throughout, the applicable performance period.  Awarded share units applicable to any performance period were also forfeited if the participant’s employment was terminated for any reason after the end of the applicable performance period and prior to the earlier of (i) the payment of awarded share units, or (ii) the early termination of the then-current performance period by reason of a change of control of the company or otherwise, except for (A) an involuntary termination of the participant’s employment by the company for reasons other than misconduct, failure to perform or other cause, (B) the participant’s death or (C) the participant’s disability.  Notwithstanding the foregoing, awarded share units were forfeited if the participant’s employment was terminated by reason of voluntary resignation prior to the date of payment.

EQM TR Program

Under the EQM TR Program, if a participant’s employment terminates for any reason, including retirement, at any time prior to the applicable vesting date, the participant’s awarded units are forfeited, except under the following circumstances:

•                             If the participant’s employment is terminated voluntarily or involuntarily without fault on the participant’s part (including retirement) and the participant remains on the company’s Board of Directors or the EQM Board following termination, then the participant’s performance awards continue to vest for so long as the participant remains on such Board; and

•                             If a participant’s employment is otherwise terminated involuntarily and without fault (including a termination resulting from death or disability) prior to payment, the participant may receive payment for a percentage of the participant’s performance units following termination of the performance period, contingent upon achievement of the performance condition, as follows:

TERMINATION DATE	AWARDED UNITS
Prior to January 1, 2014	0%
January 1, 2014 – December 31, 2014	25%
January 1, 2015 and thereafter	50%

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Change of Control Under the 2009 LTIP

In the event of a change of control of the company, all unvested options automatically accelerate and become fully exercisable.

In the event of a change of control, the performance periods under the 2012 EPIP and the 2013 EPIP automatically end, performance is calculated and amounts earned through the date of the change of control are paid out following the close of the applicable performance periods.

Under the 2011 VEP, in the event of a change of control:

•                             the Management Development and Compensation Committee may have, in its discretion, caused the then-current performance period to end on the date of the change of control; and

•                             if the Committee terminated the then-current performance period, the performance targets for the period would have been adjusted for the pro-rata portion of the performance period that was completed and the resulting awarded share units, together with any confirmed share units attributable to any prior performance period, would have been paid to each participant.

The 2009 LTIP defines change of control to mean, generally, any of the following events:

•                             the sale of all or substantially all of the company’s assets, unless the company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;

•                             the acquisition by a person or group of beneficial ownership of 20% or more of the company’s outstanding common stock, subject to enumerated exceptions;

•                             the termination of the company’s business and the liquidation of the company;

•                             the consummation of a merger, consolidation, reorganization, share exchange or similar transaction of the company, unless the company’s shareholders immediately prior to the transaction continue to hold more than 60% of the voting securities of the resulting entity, no person beneficially owns 20% or more of the resulting entity’s voting securities and individuals serving on the company’s Board immediately prior to the transaction constitute at least a majority of the resulting entity’s board; and

•                             a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board.

The change of control vesting features of the 2009 LTIP, which was approved by the company’s shareholders in 2009, are in place because the company believed that utilizing a single event to vest awards provided a simple and certain approach for treatment of equity awards in a transaction that may result in the elimination or de-listing of the company’s common stock.  These provisions recognize that such transactions have the potential to cause a significant disruption or change in employment relationships and thus treat all employees the same regardless of their employment status after the transaction.  In addition, the provisions provide the company’s employees with the same opportunities as the company’s other shareholders who are free to realize the value created at the time of the transaction by selling their equity.  For a description of the change of control vesting features of the 2014 LTIP, which is proposed for approval by our shareholders at the 2014 annual meeting, see “Item No. 3 – Approval of the EQT Corporation 2014 Long-Term Incentive Plan” below.

Change of Control Under the EQM TR Program

Under the EQM TR Program awards, which were granted under the 2009 LTIP and the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan, if a change of control of the company occurs while the participant remains employed with the company or one of its affiliates, the performance period automatically ends, performance is calculated and amounts earned through the date of the change of control are paid out following the close of the performance period.

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The EQM TR Program defines a change of control of the company by reference to, among other things, the definition under the 2009 LTIP.  The vesting of the performance awards may also accelerate upon a change of control of EQM or a delisting event related to EQM’s common units.

General

A participant has no rights in respect of awards under the 2011 VEP, the 2012 EPIP, the EQM TR Program or the 2013 EPIP prior to payment.

Executive STIP

The Executive STIP contains guidelines to determine awards when the participant’s status changes during the year.  The guidelines provide for no payment in the case of a participant who is terminated for reasons of misconduct, failure to perform or other cause.  Participants may be considered for a pro-rata payment in the event of termination due to reorganization (and not the fault of the participant), resignation, death or disability, in all such cases contingent upon achievement of the performance criteria and the participant otherwise qualifying for incentive payment, and subject to the Management Development and Compensation Committee’s discretion to pay a lesser amount.

In the event of a change of control (as defined in the 2009 LTIP), the plan year under the Executive STIP will automatically end, the performance goals shall be deemed to have been achieved for the pro-rata portion of the calendar year that elapsed through the date of the change of control at target levels or, if actual performance is greater, at actual levels, and incentive awards will be paid to the participants, subject to terms of the plan and the Management Development and Compensation Committee’s discretion to pay a lesser amount.

Participants have no rights in respect of awards under the Executive STIP prior to payment.

401(k) Plan

Under the company’s 401(k) plan, unvested company contributions vest automatically upon a change of control, the involuntary termination of the participant without cause or the termination of the participant’s employment due to the participant’s death or disability.  If the participant’s employment is terminated for any other reason, the unvested company contributions are forfeited.

Other Plans

The company maintains a severance pay plan for eligible employees whose employment is terminated by the company for reasons other than misconduct or performance.  Executives with individually executed agreements with the company are not eligible for benefits under the severance pay plan unless their individually negotiated agreements specifically provide for such benefits.  The cash benefit available under the plan depends upon, among other things, the reason for the separation, the term of employment of the individual and whether the individual delivers a release of claims.  The maximum benefit available under the severance pay plan consists of (i) a lump-sum cash severance payment equal to the individual’s bi-weekly salary (annual salary divided by 26) multiplied by the lesser of 13 or his or her actual years of service and (ii) continuation of medical benefits for a maximum period of 12 months.

The company provides a life insurance benefit equal to one times base salary for all employees.  Each named executive officer receives an additional one times base salary life insurance benefit.

It has been the company’s practice to provide executive officers with 24 months of financial planning assistance following a termination of employment by the company without cause, by the executive for good reason (as defined in the confidentiality, non-solicitation and non-competition agreements described below) or upon an executive’s disability and 30 months of financial planning assistance upon the executive’s death.  This practice

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will be continued only in the Management Development and Compensation Committee’s discretion and, if continued, need not be applied uniformly to executive officers or other employees.

Payments to be Made Pursuant to Written Agreements with the Named Executive Officers

Confidentiality, Non-Solicitation and Non-Competition Agreements

The company has entered into confidentiality, non-solicitation and non-competition agreements with each of the named executive officers.   In each confidentiality, non-solicitation and non-competition agreement, the named executive officer agrees, among other things, not to compete with the company or solicit any employee, customer or potential customer (and, effective January 1, 2014, any vendor or independent contractor) of the company after termination of the executive’s employment.  The non-competition and non-solicitation periods are:

•                             Mr. Porges:  24 months

•                             Messrs. Conti, Crawford, Gardner and Schlotterbeck:  12 months

In consideration of their agreements, the company has agreed to pay each executive the severance benefits described below upon a termination by the company (other than for cause) or upon a termination by the executive for good reason:

•                             Mr. Porges:  24 months base salary and health benefits continuation, a cash payment of $20,000 and, if applicable, benefits under the company’s severance plan

•                             Messrs. Conti, Crawford, Gardner and Schlotterbeck:  12 months base salary and health benefits continuation, a cash payment of $20,000 and, if applicable, benefits under the company’s severance plan

Cause is defined for each executive as (i) a conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of the executive’s duties, (ii) willful and repeated failures to substantially perform the executive’s assigned duties, or (iii) a violation of any provision of the agreement or express significant policies of the company.

Good reason is defined for each executive as demotion or a reduction in annual base salary (other than a reduction of not more than 10% applicable to all senior officers of the company).  The executive must give notice of termination within 90 days after such event for it to qualify as a resignation for good reason.

Cash severance payments are payable in a lump sum six months after the executive’s termination and are conditioned upon the executive’s execution of a release of claims and compliance with the confidentiality, non-competition and non-solicitation covenants contained in the executive’s agreement.

Executive Alternative Work Arrangement

As part of the confidentiality, non-solicitation and non-competition agreements, each named executive officer was given the opportunity to elect to participate in an executive alternative work arrangement pursuant to which the executive would provide no less than 100 hours of service to the company for one year following the relinquishment of full-time status.  Messrs. Porges, Conti and Gardner elected to participate in the arrangement upon their cessation of full-time status.  Messrs. Crawford and Schlotterbeck did not elect to participate in the arrangement.   Under the arrangement, each participating executive has also agreed to be available for up to 300 additional hours of service upon request of the company.  In no event will an executive work more than 1,000 hours per year.  Once commenced, the arrangement will automatically renew for four successive annual terms unless terminated by either party.

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Notwithstanding an election to participate in the arrangement, participation is contingent on the individual being an executive officer in good standing with the company at the time of the participant’s move to part-time status.

In consideration for a participating executive’s agreement to provide services to the company under the arrangement, each executive will be paid at an established hourly rate for the first 400 hours of service and at a rate to be negotiated for all additional hours.  The executive will also receive the following benefits which, unless otherwise noted, will extend for the term of the arrangement or, if the arrangement is terminated by the company without cause, for five years:

•                             the right to purchase health benefits at 100% of the company’s premium rates during the term of the arrangement and, under certain circumstances, until age 65;

•                             continuance of service credit for purposes of the executive’s medical savings account during the term of the arrangement only;

•                             reimbursement for monthly dues for one country club and one dining club membership;

•                             smartphone service and reasonable access to the company’s Help Desk; and

•                             tax and financial planning services not to exceed $15,000 per calendar year.

Under the terms of the arrangement, the covenants as to non-competition and non-solicitation contained in each participating executive’s confidentiality, non-solicitation and non-competition agreement and change of control agreement remain in effect throughout the alternative work arrangement and for a period of not less than 12 months (24 months for Mr. Porges) after the termination of the arrangement.

Cause is defined for each executive as (i) commission of an act of moral turpitude, fraud, misappropriation or embezzlement in connection with the performance of the executive’s duties, (ii) failure to substantially and/or satisfactorily perform assigned duties, or (iii) a violation of any provision of the agreement governing the arrangement or express significant policies of the company.

Change of Control Agreements

The company has entered into change of control agreements with each of the named executive officers.  Pursuant to the change of control agreements, if within two years following a change of control:

•                             the executive’s employment is terminated by the company other than for cause; or

•                             the executive terminates employment under circumstances that constitute good reason;

then, the executive will receive the following salary and benefits continuation:

•                             a cash payment equal to two times (three times for Mr. Porges) the executive’s annual base salary;

•                             a cash payment equal to two times (three times for Mr. Porges) the greater of (i) the executive’s highest annual bonus earned for any of the five years prior to termination and (ii) the executive’s short-term incentive target for the year in which the change of control or termination occurs;

•                             continuation of health benefits for 24 months (36 months for Mr. Porges);

•                             payment of the company match benefit and retirement contribution under the company’s 401(k) plan for 24 months (36 months for Mr. Porges) after termination; and

•                             a cash payment equal to $20,000 for Messrs. Porges, Conti, Crawford and Schlotterbeck and reimbursement to Mr. Gardner of reasonable costs incurred for outplacement services for the two-year period following termination of employment (not to exceed $10,000 per year).

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If the executive’s employment with the company is terminated within 24 months prior to the date on which a change of control (within the meaning of Code Section 409A) occurs either (i) by the company other than for cause or (ii) by the executive for good reason, and it is reasonably demonstrated by the executive that such termination of employment was at the request of a third party who has taken steps reasonably calculated to effect the change of control, or otherwise arose in connection with or anticipation of the change of control, then the termination is deemed to have occurred upon a change of control and the executive will be entitled to the benefits described above.

Cash severance payments are to be made in a lump sum six months after the termination of employment, and all other payments generally will be provided in accordance with the company’s standard payroll and reimbursement procedures.  The company may require that the executive deliver to the company a release of claims the executive may have against the company in advance of receiving benefits under the executive’s change of control agreement.

Change of control under the agreements has the same definition as under the 2009 LTIP.  Cause under the agreements generally means:

•                             the willful and continued failure by the executive to substantially perform the executive’s duties with the company after written demand for substantial performance is delivered to the executive and the executive has not cured such failure within 30 days;

•                             the willful and continued engaging by the executive in conduct which is demonstrably and materially injurious to the company; or

•                             the breach by the executive of any of the executive’s covenants of confidentiality, non-competition and non-solicitation contained in the executive’s agreement.

Good reason under the agreements generally means:

•                             the removal of the executive from the position the executive held immediately prior to the change of control (other than by death, disability or for cause);

•                             the assignment of duties inconsistent with the executive’s duties prior to the change of control or substantially altering the nature or status of the executive’s responsibilities in a negative manner;

•                             a reduction in the overall compensation of the executive, subject to certain enumerated exceptions;

•                             the failure of the executive to receive an annual salary increase in an amount reasonably necessary to maintain salary comparability within the company’s industry;

•                             the relocation of the executive;

•                             a material reduction in specified benefits enjoyed by the executive;

•                             the failure of the company to obtain a successor’s agreement to assume the terms of the agreement; or

•                             a material breach of the agreement by the company.

Under each named executive officer’s change of control agreement, any “parachute payments” within the meaning of Code Sections 280G and 4999 will be reduced (“clawed back”) to the extent necessary to avoid triggering a 20% excise tax, if any, under such tax laws, unless the executive would have a more favorable after-tax result by receiving the unreduced payments and paying the excise tax himself.

In exchange for the payments described above, the named executive officers have agreed, among other things, not to compete with the company and not to solicit the employees, customers or potential customers (and, effective January 1, 2014, the vendors or independent contractors) of the company for a period of 12 months following a termination of employment after a change of control of the company and to maintain the confidentiality of the company’s confidential information.

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Executives receiving payments under the change of control agreements are not entitled to any payments or benefits under their confidentiality, non-solicitation and non-competition agreements.

Payments Triggered Upon Hypothetical Termination of Employment or

Change of Control on December 31, 2013

The tables below reflect the amount of compensation payable to each named executive officer upon a hypothetical termination of employment or change of control on December 31, 2013.

For purposes of the analysis, the company has assumed that (i) any amount that is payable in the discretion of the Management Development and Compensation Committee will be paid, (ii) the amount paid will conform to any guidelines included in an applicable plan, and (iii) the amounts constituting benefits and perquisites will be paid at market rates.  These assumptions are not intended to be suggestive of the decisions that the Management Development and Compensation Committee will make in any actual circumstance.  The analysis below also assumes that each executive will take all action necessary or appropriate for such executive to receive the maximum available benefit, such as the execution of a release of claims or compliance with the covenants described above.  For purposes of the termination other than following a change of control analysis below, the company has assumed that each executive will not remain on the company’s Board of Directors or the EQM Board following termination of employment.  The change of control analysis below assumes that the employment of each executive is terminated within two years following a change of control.  The closing price of the company’s common stock on December 31, 2013 ($89.78 per share) is used where payment amounts or values are dependent upon the company’s stock price.  The closing price of EQM’s common units on December 31, 2013 ($58.79 per unit) is used where payment amounts or values are dependent upon EQM’s unit price.  Set forth below are additional assumptions that the company made in the tables below with respect to certain plans and arrangements.

2011 VEP

December 31, 2013 was the natural end of the third performance period, and the three-year cumulative performance period, under the 2011 VEP.  Accordingly, in calculating the payments following a change of control in respect of the 2011 VEP, the payouts were calculated using the actual payout multiple of 3.0X for each named executive officer.

2012 EPIP and 2013 EPIP

In calculating the payments following a change of control in respect of the 2012 EPIP and the 2013 EPIP, the end of the performance periods under the programs is assumed to have accelerated to December 31, 2013, and the payouts were calculated using payout multiples of 2.4X for the 2012 EPIP and 1.9X for the 2013 EPIP based on the company’s 2013 year-end TSR ranking and cumulative cash flow per share during the respective performance periods.

EQM TR Program

In calculating the payments following a change of control of the company in respect of the EQM TR Program, the end of the performance period is assumed to have accelerated to December 31, 2013 and the payouts were calculated at target based on EQM’s total unitholder return during the performance period.

Executive STIP

December 31, 2013 was the natural end of the performance period under the Executive STIP for the 2013 plan year.  Typically, benefits under the Executive STIP are not paid until January or February of the following year.  Each named executive officer’s actual 2013 non-equity incentive award under the Executive STIP is included in

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all termination scenarios below, other than termination for cause.  The company notes that such inclusion is reflective only of payments that may be made upon termination.  Because the actual 2013 payout under the Executive STIP exceeded the target payout, no additional payment was required as a result of the change of control.

Executive Alternative Work Arrangement

The analysis below assumes that when a participating named executive officer is terminated without cause or terminates his employment for good reason or without good reason, such executive officer receives payment for 100 hours of service.

Other Assumptions

The actual amounts to be paid to each named executive officer upon a termination of employment or a change of control may be determined only at the time of the termination of employment or change of control.

For the purposes of the tables below, “good reason” is defined in the executive’s confidentiality, non-solicitation and non-competition agreement or change of control agreement, as applicable.  In all cases, “termination by executive without good reason” includes retirement.

For purposes of the calculation to determine the total “parachute payments” within the meaning of Code Sections 280G and 4999 to be made to each named executive officer (the “280G calculation”) and the potential reduction (“claw back”), if any, of the parachute payments to avoid an excise tax under the named executive officer’s change of control agreement, the company assigned no value to the agreement of the named executive officer not to compete with the company.  This is a conservative approach to calculating the total parachute payments and the potential claw back.  In fact, the company believes each named executive officer’s non-compete agreement has substantial value that would be determined at the time of termination of employment and would serve to decrease the total parachute payments and the actual claw back to the named executive officer, if any, at the time of an actual termination of employment following a change in control.

For purposes of the 280G calculation, the company did not assign any acceleration value to the Executive STIP for the 2013 plan year or the 2011 VEP.  Upon a change of control, the Executive STIP would result in a payout at target levels, or if actual performance was greater, at actual levels.  Because the Executive STIP for the 2013 plan year paid out at above target levels for actual performance through December 31, 2013, there would have been no increased value or accelerated payment for purposes of the 280G calculation upon a change of control at December 31, 2013.  Similarly, the 2011 VEP performance period was completed as of December 31, 2013, and the payout of such awards to the named executive officers would not be increased or accelerated under terms of the program.

The discussion above and the tables below do not address:

•                             vested company contributions and retirement match to the 401(k) plan;

•                             distributions of amounts invested in the company’s employee stock purchase plan;

•                             life insurance in an amount equal to one times base salary;

•                             payments under the company’s long-term disability insurance policy; or

•                             similar payments;

as these plans and arrangements do not discriminate in favor of the company’s executive officers and are available generally to all salaried employees.

In addition, the discussion above and the tables below do not address company contributions under the 2006 Payroll Deduction and Contribution Program, as these amounts are vested immediately and are therefore unaffected by a termination of employment or a change of control.

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David L. Porges

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	1,700,000	0	1,700,000	0	0	0
Cash Payment of Short-Term Incentives	2,500,000	0	2,500,000	2,500,000	2,500,000	2,500,000
Long-Term Incentives:
2011 VEP (1)	9,298,155	0	0	0	9,298,155	9,298,155
2012 EPIP (1)	2,321,167	0	0	0	2,321,167	2,321,167
EQM TR Program (2)	0	0	0	0	0	0
2013 EPIP (2)	0	0	0	0	0	0
Executive Alternative Work Arrangement Compensation	192,735	0	0	72,039	0	0
Other Benefits and Perquisites:
Company Severance Benefit	425,000	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care / Insurance	51,199	0	40,050	0	0	0
Life Insurance Proceeds	0	0	0	0	850,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Total	16,538,256	0	4,290,050	2,572,039	15,006,822	14,149,322

(1)              Reflects the estimated payout under the applicable long-term incentive program based upon the terms of the program and actual performance through December 31, 2013.

(2)       Under the EQM TR Program and the 2013 EPIP, no payments are made in the case of termination prior to January 1, 2014.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2013, $9,298,155 would be paid under the 2011 VEP, $9,284,667 would be paid under the 2012 EPIP, $2,344,251 would be paid under the EQM TR Program, $4,077,275 would be paid under the 2013 EPIP, and $2,500,000 would be paid under the Executive STIP for the 2013 plan year.  Unvested options with an aggregate intrinsic value of $4,696,891 (based upon the difference between the closing price of the company’s common stock on December 31, 2013 ($89.78 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2013.  In addition, if his employment were to terminate following the change of control, Mr. Porges would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	2,550,000	0	2,550,000	0	0	0
Cash Payment of Short-Term Incentives	6,510,000	0	6,510,000	0	0	0
Executive Alternative Work Arrangement Compensation	192,735	0	0	72,039	0	0
Other Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	68,850	0	68,850	0	0	0
Post-Termination Health Care / Insurance	60,075	0	60,075	0	0	0
Life Insurance Proceeds	0	0	0	0	850,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Claw Back	0	0	0	0	0	0
Total Payments Upon Termination	9,431,660	0	9,238,925	72,039	887,500	30,000

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Philip P. Conti

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	400,000	0	400,000	0	0	0
Cash Payment of Short-Term Incentives	950,000	0	950,000	950,000	950,000	950,000
Long-Term Incentives:
2011 VEP (1)	3,429,237	0	0	0	3,429,237	3,429,237
2012 EPIP (1)	709,887	0	0	0	709,887	709,887
EQM TR Program (2)	0	0	0	0	0	0
2013 EPIP (2)	0	0	0	0	0	0
Executive Alternative Work Arrangement Compensation	143,381	0	0	44,861	0	0
Other Benefits and Perquisites:
Company Severance Benefit	200,000	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care / Insurance	28,232	0	17,083	0	0	0
Life Insurance Proceeds	0	0	0	0	400,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Total	5,910,737	0	1,417,083	994,861	5,526,624	5,119,124

(1)              Reflects the estimated payout under the applicable long-term incentive program based upon the terms of the program and actual performance through December 31, 2013.

(2)       Under the EQM TR Program and the 2013 EPIP, no payments are made in the case of termination prior to January 1, 2014.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2013, $3,429,237 would be paid under the 2011 VEP, $2,839,546 would be paid under the 2012 EPIP, $331,046 would be paid under the EQM TR Program, $1,386,071 would be paid under the 2013 EPIP, and $950,000 would be paid under the Executive STIP for the 2013 plan year.  Unvested options with an aggregate intrinsic value of $1,533,958 (based upon the difference between the closing price of the company’s common stock on December 31, 2013 ($89.78 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2013.  In addition, if his employment were to terminate following the change of control, Mr. Conti would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	800,000	0	800,000	0	0	0
Cash Payment of Short-Term Incentives	1,600,000	0	1,600,000	0	0	0
Executive Alternative Work Arrangement Compensation	143,381	0	0	44,861	0	0
Other Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	45,900	0	45,900	0	0	0
Post-Termination Health Care / Insurance	34,166	0	34,166	0	0	0
Life Insurance Proceeds	0	0	0	0	400,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Claw Back	0	0	0	0	0	0
Total Payments Upon Termination	2,673,447	0	2,530,066	44,861	437,500	30,000

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Randall L. Crawford

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	442,000	0	442,000	0	0	0
Cash Payment of Short-Term Incentives	1,100,000	0	1,100,000	1,100,000	1,100,000	1,100,000
Long-Term Incentives:
2011 VEP (1)	4,665,238	0	0	0	4,665,238	4,665,238
2012 EPIP (1)	982,965	0	0	0	982,965	982,965
EQM TR Program (2)	0	0	0	0	0	0
2013 EPIP (2)	0	0	0	0	0	0
Executive Alternative Work Arrangement Compensation	0	0	0	0	0	0
Other Benefits and Perquisites:
Company Severance Benefit	221,000	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care / Insurance	28,621	0	17,472	0	0	0
Life Insurance Proceeds	0	0	0	0	442,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Total	7,489,824	0	1,609,472	1,100,000	7,227,703	6,778,203

(1)              Reflects the estimated payout under the applicable long-term incentive program based upon the terms of the program and actual performance through December 31, 2013.

(2)       Under the EQM TR Program and the 2013 EPIP, no payments are made in the case of termination prior to January 1, 2014.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2013, $4,665,238 would be paid under the 2011 VEP, $3,931,859 would be paid under the 2012 EPIP, $804,835 would be paid under the EQM TR Program, $1,944,238 would be paid under the 2013 EPIP, and $1,100,000 would be paid under the Executive STIP for the 2013 plan year.  Unvested options with an aggregate intrinsic value of $2,142,056 (based upon the difference between the closing price of the company’s common stock on December 31, 2013 ($89.78 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2013.  In addition, if his employment were to terminate following the change of control, Mr. Crawford would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	884,000	0	884,000	0	0	0
Cash Payment of Short-Term Incentives	1,770,000	0	1,770,000	0	0	0
Executive Alternative Work Arrangement Compensation	0	0	0	0	0	0
Other Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	45,900	0	45,900	0	0	0
Post-Termination Health Care / Insurance	34,944	0	34,944	0	0	0
Life Insurance Proceeds	0	0	0	0	442,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Claw Back	(184,217)	0	(184,217)	0	0	0
Total Payments Upon Termination	2,600,627	0	2,600,627	0	479,500	30,000

EQT Corporation – 2014 Proxy Statement    81

Lewis B. Gardner

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	345,000	0	345,000	0	0	0
Cash Payment of Short-Term Incentives	550,000	0	550,000	550,000	550,000	550,000
Long-Term Incentives:
2011 VEP (1)	1,373,903	0	0	0	1,373,903	1,373,903
2012 EPIP (1)	300,803	0	0	0	300,803	300,803
EQM TR Program (2)	0	0	0	0	0	0
2013 EPIP (2)	0	0	0	0	0	0
Executive Alternative Work Arrangement Compensation	146,387	0	0	43,347	0	0
Other Benefits and Perquisites:
Company Severance Benefit	145,962	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care / Insurance	25,493	0	16,574	0	0	0
Life Insurance Proceeds	0	0	0	0	345,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Total	2,937,548	0	961,574	593,347	2,607,206	2,254,706

(1)              Reflects the estimated payout under the applicable long-term incentive program based upon the terms of the program and actual performance through December 31, 2013.

(2)       Under the EQM TR Program and the 2013 EPIP, no payments are made in the case of termination prior to January 1, 2014.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2013, $1,373,903 would be paid under the 2011 VEP, $1,203,212 would be paid under the 2012 EPIP, $275,020 would be paid under the EQM TR Program, $582,174 would be paid under the 2013 EPIP, and $550,000 would be paid under the Executive STIP for the 2013 plan year.  Unvested options with an aggregate intrinsic value of $646,242 (based upon the difference between the closing price of the company’s common stock on December 31, 2013 ($89.78 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2013.  In addition, if his employment were to terminate following the change of control, Mr. Gardner would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	690,000	0	690,000	0	0	0
Cash Payment of Short-Term Incentives	880,000	0	880,000	0	0	0
Executive Alternative Work Arrangement Compensation	146,387	0	0	43,347	0	0
Other Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	45,900	0	45,900	0	0	0
Post-Termination Health Care / Insurance	33,148	0	33,148	0	0	0
Life Insurance Proceeds	0	0	0	0	345,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Claw Back	0	0	0	0	0	0
Total Payments Upon Termination	1,845,435	0	1,699,048	43,347	382,500	30,000

EQT Corporation – 2014 Proxy Statement    82

Steven T. Schlotterbeck

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	442,000	0	442,000	0	0	0
Cash Payment of Short-Term Incentives	1,100,000	0	1,100,000	1,100,000	1,100,000	1,100,000
Long-Term Incentives:
2011 VEP (1)	4,665,238	0	0	0	4,665,238	4,665,238
2012 EPIP (1)	982,965	0	0	0	982,965	982,965
EQM TR Program (2)	0	0	0	0	0	0
2013 EPIP (2)	0	0	0	0	0	0
Executive Alternative Work Arrangement Compensation	0	0	0	0	0	0
Other Benefits and Perquisites:
Company Severance Benefit	221,000	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care / Insurance	30,851	0	17,472	0	0	0
Life Insurance Proceeds	0	0	0	0	442,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Total	7,492,054	0	1,609,472	1,100,000	7,227,703	6,778,203

(1)              Reflects the estimated payout under the applicable long-term incentive program based upon the terms of the program and actual performance through December 31, 2013.

(2)       Under the EQM TR Program and the 2013 EPIP, no payments are made in the case of termination prior to January 1, 2014.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2013, $4,665,238 would be paid under the 2011 VEP, $3,931,859 would be paid under the 2012 EPIP, $804,835 would be paid under the EQM TR Program, $1,944,238 would be paid under the 2013 EPIP, and $1,100,000 would be paid under the Executive STIP for the 2013 plan year.  Unvested options with an aggregate intrinsic value of $2,142,056 (based upon the difference between the closing price of the company’s common stock on December 31, 2013 ($89.78 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2013.  In addition, if his employment were to terminate following the change of control, Mr. Schlotterbeck would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	884,000	0	884,000	0	0	0
Cash Payment of Short-Term Incentives	1,790,000	0	1,790,000	0	0	0
Executive Alternative Work Arrangement Compensation	0	0	0	0	0	0
Other Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	45,900	0	45,900	0	0	0
Post-Termination Health Care / Insurance	34,944	0	34,944	0	0	0
Life Insurance Proceeds	0	0	0	0	442,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement or Cash Payment	20,000	0	20,000	0	0	0
Claw Back	(146,650)	0	(146,650)	0	0	0
Total Payments Upon Termination	2,658,194	0	2,658,194	0	479,500	30,000

EQT Corporation – 2014 Proxy Statement    83

ITEM NO. 2 – APPROVAL OF A NON-BINDING RESOLUTION REGARDING
THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE
OFFICERS FOR 2013 (“SAY-ON-PAY”)

(Item No. 2 on the proxy card)

As discussed in the “Compensation Discussion and Analysis” section above, the company’s executive compensation program is designed to attract and retain the highest quality named executive officers, directly link pay to company performance and build value for the company’s shareholders.  The company’s program provides total compensation opportunities at levels that are competitive in its industries, ties a significant portion of each named executive officer’s compensation to his individual performance and contribution to achieving the company’s business objectives, and closely aligns the interests of the company’s named executive officers with the interests of shareholders.  In sum, the company’s compensation is designed to reward named executive officers when the company achieves strong results, and the company believes the 2013 compensation of its named executive officers is consistent with the strong financial and operational results achieved and the strategic actions taken by the company.

This proposal, commonly known as a “say-on-pay” proposal, gives the company’s shareholders the opportunity to express their views on the compensation of its named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, the Board invites you to review carefully the “Compensation Discussion and Analysis” section above and the tabular and other disclosures on compensation under the caption “Executive Compensation” above, and cast a vote to approve the compensation programs for the company’s named executive officers through the following resolution:

“Resolved, that the shareholders approve the compensation of the company’s named executive officers for 2013, as discussed and disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and any related material disclosed in this proxy statement.”

The say-on-pay vote is advisory, and therefore not binding on the company, the Management Development and Compensation Committee or the Board of Directors.  The Board and the Management Development and Compensation Committee value the opinions of the company’s shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider the shareholders’ concerns and the Management Development and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Management Development and Compensation Committee has determined that the company will conduct an advisory vote on the compensation of the company’s named executive officers every year until the next shareholder advisory vote on the frequency of say-on-pay proposals. This means that the company will hold the next say-on-pay vote at the 2015 annual meeting of shareholders.

The Board of Directors recommends a vote FOR approval of the compensation of the company’s named executive officers for 2013.

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ITEM NO. 3 – APPROVAL OF THE EQT CORPORATION

2014 LONG-TERM INCENTIVE PLAN

(Item No. 3 on the proxy card)

Introduction

We are asking you to approve the EQT Corporation 2014 Long-Term Incentive Plan (the “2014 LTIP”) to replace the 2009 LTIP.  The 2009 LTIP has been effective in attracting and retaining highly-qualified employees and non-employee directors and has provided an incentive that aligns the economic interests of plan participants with those of our shareholders.  In order to enable the company to continue offering meaningful equity-based incentives to key employees and non-employee directors, the Board believes that it is both necessary and appropriate to increase the number of shares available for these purposes.  At the same time, the Board believes that the approval and adoption of a replacement plan provides a good opportunity to modernize the plan design by incorporating current compensation and corporate governance practices in the new plan.

As a result, on January 15, 2014, our Board of Directors approved and adopted the 2014 LTIP, subject to shareholder approval at the 2014 annual meeting.  If approved by the shareholders, the 2014 LTIP will replace the 2009 LTIP, and no further awards will be made under the 2009 LTIP after that time.  The 2014 LTIP authorizes (i) the issuance of up to 10,000,000 shares (subject to proportionate adjustment in the event of stock splits and similar events) of our common stock pursuant to equity-based incentive awards and (ii) the grant of other incentive awards payable in cash or other property, including EQM common units.

If the 2014 LTIP is not approved by the company’s shareholders, the 2009 LTIP will remain in effect as it existed immediately prior to the 2014 annual meeting (as amended by the material terms of the performance goals described under “Item No. 4 – Approval of the Material Terms of Performance Goals for Purposes of Internal Revenue Code Section 162(m)” below, if such proposal is approved by the shareholders at the annual meeting), and awards may continue to be made thereunder until the date of the 2019 annual meeting of shareholders.

This proposal is separate from the proposal described under “Item No. 4 – Approval of the Material Terms of Performance Goals for Purposes of Internal Revenue Code Section 162(m)” to approve the material terms of the performance goals for certain executive officers of the company for purposes of Code Section 162(m).

Key Data Relating to Outstanding Awards

The table on the following page provides information, as of February 24, 2014, regarding (i) stock-based awards outstanding under the 2009 LTIP, the 1999 Long-Term Incentive Plan (the “1999 LTIP”) and the 1999 Non-Employee Directors’ Stock Incentive Plan (the “1999 NEDSIP”); (ii) deferred stock units to be settled in company common stock in connection with deferred director fees outstanding under the 2005 Directors’ Deferred Compensation Plan (the “2005 DDCP”) and the 1999 Directors’ Deferred Compensation Plan (the “1999 DDCP” and, together with the 2005 DDCP, the “Director Deferral Plans”); (iii) shares available for future grants under the 2009 LTIP; and (iv) shares available for future issuance under the Director Deferral Plans (not yet reserved for issuance upon settlement of the outstanding deferred stock units described in (ii) above) and the 2008 Employee Stock Purchase Plan (the “2008 ESPP”):

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KEY DATA RELATING TO OUTSTANDING AWARDS UNDER THE 2009 LTIP AND PRIOR PLANS

Total shares underlying options outstanding under the 2009 LTIP and prior plans	1,598,301
Weighted average exercise price of outstanding options	53.17
Weighted average remaining contractual life of outstanding options	5.0
Total shares underlying full-value awards (including 191,433 restricted shares) outstanding under the 2009 LTIP and prior plans (at target and maximum potential payouts)	At Target 1,647,656	At Maximum 3,841,586
Total shares available for future grants (notional deficit) under the 2009 LTIP (if outstanding full-value awards in previous row are paid at target vs. paid at maximum) (1)	At Target 1,336,760	At Maximum (2,831,707)
Total shares underlying deferred stock units outstanding under the Director Deferral Plans to be settled in company common stock in connection with deferred director fees (2)	24,808
Total shares available for future issuance under the Director Deferral Plans (not yet reserved for issuance upon settlement of deferred stock units outstanding) (2)	172,615
Total shares available for future issuance under the 2008 ESPP	752,963

(1)    No new awards may be granted under the 1999 LTIP or the 1999 NEDSIP.  For purposes of counting full-value awards at maximum, the “notional” deficit under the 2009 LTIP results from counting outstanding performance awards under the 2009 LTIP at a 3X multiple assuming maximum performance is achieved under the applicable awards.  The actual number of shares awarded at the end of the applicable performance periods will range between 0% and 300% of the target awards, based upon the company’s actual performance through the end of the applicable performance periods and the exercise of downward discretion, if any, by the Management Development and Compensation Committee.  However, to the extent insufficient shares remain available for issuance under the 2009 LTIP on the applicable payout dates, the awards are expected to be settled (i) with shares reserved for issuance under the 2014 LTIP, if this proposal is approved by the company’s shareholders; or (ii) in cash, if this proposal is not approved by the company’s shareholders.

(2)     Additional deferred stock units will be awarded under the Director Deferral Plans only (i) upon any non-employee director’s election to defer future directors’ fees and (ii) in respect of the reinvestment of dividends on deferred stock units outstanding under the Director Deferral Plans.

Background for Request to Approve a Replacement Plan and Increase the Number of Shares Reserved for Equity Incentive Awards

Our request to approve the 2014 LTIP as a replacement plan to the 2009 LTIP, and thereby increase the number of shares of the company’s common stock reserved for equity incentive awards by 10,000,000 shares, considers the following:

•                 Without the additional shares, we would need to make significant changes to our long-term incentive program, such as settling awards in cash or other property and/or reducing the size of our program, in order to conserve our remaining share reserve.  The changes to our practices would limit our flexibility to provide competitive compensation and thus our ability to attract, retain and reward the caliber of employees and directors necessary to achieve superior performance.

•                 At the same time, the approval and adoption of a replacement plan provides a good opportunity to modernize the plan design by incorporating current compensation and corporate governance practices in the new plan.  The 2014 LTIP contains the following provisions that are consistent with the interests of the company and our shareholders, some of which are carried over from the 2009 LTIP:

        Fungible Share Pool.  Like the 2009 LTIP, the 2014 LTIP uses a fungible share pool under which each stock option and stock appreciation right counts as one share against the plan share reserve and each stock-settled full-value award (which includes any stock-settled award other than stock options or stock appreciation rights) counts as more than one share against the plan share reserve (two shares in the case of the 2014 LTIP).

EQT Corporation – 2014 Proxy Statement    86

        No Liberal Share Recycling Provisions.  Like the 2009 LTIP, the 2014 LTIP prohibits the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or stock appreciation right or to satisfy tax withholding requirements. The 2014 LTIP also prohibits “net share counting” upon the exercise of stock options or stock appreciation rights and prohibits the re-use of shares purchased on the open market with the proceeds of option exercises.

        Limitations on Awards to Non-Employee Directors.  The 2014 LTIP imposes a maximum number of shares (15,000, subject to proportionate adjustment in the event of stock splits and similar events) that may be granted to any single non-employee director of the company in any calendar year.  Also, grants to non-employee directors under the 2014 LTIP may be made only pursuant to a plan, policy or program or resolutions approved by the Board from time to time, and no other discretionary grants may be made to non-employee directors.

        Minimum Vesting Periods.  Under the 2014 LTIP, stock options, stock appreciation rights, restricted stock and restricted stock units (other than awards granted to the company’s non-employee directors) may not vest in full in less than three years from the date of grant (or one year in the case of performance-vesting requirements), subject to certain exceptions, such as vesting due to a participant’s death or disability or a change of control of the company. Also, awards for up to 5% of the share reserve under the 2014 LTIP may be granted without these vesting restrictions.

        No Dividends on Unvested Performance Awards.  Like the 2009 LTIP, the 2014 LTIP prohibits the current payment of dividends or dividend equivalent rights on unvested performance awards (or in the case of performance awards payable in EQM common units, the current payment of distributions or distribution equivalents).

        No Discounted Stock Options or Stock Appreciation Rights.  Like the 2009 LTIP, all stock options and stock appreciation rights granted under the 2014 LTIP must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant (other than awards assumed and converted in connection with the acquisition of another company).

        No Repricing.  The 2014 LTIP plan strengthens the prohibition on the repricing of stock options or stock appreciation rights without shareholder approval.

        Limitation on Amendments.  No amendment to either plan may be made without shareholder approval if such amendment would (i) materially increase the number of shares reserved or the per-participant award limitations under the plan or (ii) diminish the prohibitions on repricing stock options or stock appreciation rights.

        Compensation Recoupment Policy.  Awards under the 2014 LTIP to all current and former executive officers of the Company are subject to the terms and conditions of a compensation recoupment, or “clawback,” policy, adopted (and as may be amended from time to time) by the Management Development and Compensation Committee.

        Double Trigger Change of Control Vesting.  The 2014 LTIP provides, as a default, “double trigger” vesting of awards in the event of a change of control of the company, provided that such awards are assumed by the acquiror or equitably converted in the transaction.  In other words, vesting of such awards would accelerate only if the grantee’s employment was involuntarily terminated (including due to death or disability), or the

EQT Corporation – 2014 Proxy Statement    87

grantee resigned for good reason, within two years after a change of control, rather than upon the occurrence of a change of control alone.

•                 Under “Item No. 4 – Approval of the Material Terms of Performance Goals for Purposes of Internal Revenue Code Section 162(m)” below, separate shareholder approval is requested for the material terms of the performance goals for certain executive officers so that the company may continue to take federal income tax deductions for certain compensation resulting from awards granted under either the 2014 LTIP (if it is approved by the company’s shareholders) or the 2009 LTIP (if the 2014 LTIP is not approved), without regard to the $1 million deduction limit under Code Section 162(m).

Significant Historical Award Information

Common measures of a stock plan’s cost include equity run rate (or “burn rate”), dilution and overhang.  The equity run rate refers to how fast a company uses the supply of shares authorized for issuance under its stock plan.  Dilution and overhang measure the degree to which our shareholders’ ownership may be diluted by stock-based incentive compensation under the 2009 LTIP, the 1999 LTIP and the 1999 NEDSIP.

We closely monitor our share usage and believe we have been judicious in our use of shares previously authorized by our shareholders under the 2009 LTIP.  The following table and related footnotes show how our key equity metrics have changed over the past three calendar years, including how the metrics are affected by target versus maximum payout of outstanding performance-based full-value awards.  The actual number of shares awarded at the end of the applicable performance periods for the performance-based awards ranges from 0% to 300% of the target awards, based upon the company’s actual performance through the end of the applicable performance periods and the exercise of downward discretion, if any, by the Management Development and Compensation Committee.

KEY EQUITY METRICS (AT TARGET)	2013	2012	2011

Equity Run Rate (1)	0.65%	0.70%	0.37%
Dilution (2)	1.88%	1.79%	1.88%
Overhang (3)	4.28%	5.20%	6.05%

(1)           Equity run rate is calculated by dividing the number of shares subject to equity incentive awards granted during the year by the weighted-average number of shares outstanding during the year.  Assuming the performance-based full-value awards would pay out at maximum levels, the equity run rate was 1.44%, 1.58% and 0.72% for 2013, 2012 and 2011, respectively.

(2)              Dilution is calculated by dividing the number of shares subject to equity incentive awards outstanding at the end of the year by the number of shares outstanding at the end of the year.  Assuming the then-outstanding performance-based full-value awards would pay out at maximum levels, the potential dilution was 3.38%, 2.91% and 2.42% for 2013, 2012 and 2011, respectively.

(3)             Overhang is calculated by dividing (i) the sum of (A) the number of shares subject to equity incentive awards outstanding at the end of the year and (B) the number of shares available for future grants under our equity incentive plans, by (ii) the sum of (A) the number of shares outstanding at the end of the year, (B) the number of shares subject to equity incentive awards outstanding at the end of the year and (C) the number of shares available for future grants under our equity incentive plans.  Assuming the then-outstanding performance-based full-value awards would pay out at maximum levels, the overhang was 3.27%, 4.31% and 5.62% for 2013, 2012 and 2011, respectively.

Number of Shares Requested

Several factors were evaluated in determining to request 10,000,000 shares for the 2014 LTIP:

•                 Assuming performance awards pay out at the maximum levels, the plan share reserve under the 2014 LTIP is estimated to provide a pool that will last for approximately five years of awards.

EQT Corporation – 2014 Proxy Statement    88

Although we must manage our share reserve under the possibility that the performance awards will be earned at the maximum level, that will only occur if we achieve the maximum performance under each metric in each award, which is not expected to be the case.  Our actual share usage will also vary from our estimate based upon changes in market grant values, changes in the number of recipients, changes in our stock price, changes in the structure of our long-term incentive program, changes in our dividend rate and forfeitures of outstanding awards.  We believe that the proposed share reserve reflects an appropriate balance between our desire to allow maximum flexibility in a competitive labor market and shareholder interests of limiting dilution.

•                 As of February 24, 2014, the plan share reserve represented less than 6.6% of our common shares outstanding.

•                 As of February 24, 2014, the total overhang resulting from the share request, including our outstanding awards under the 2009 LTIP, the 1999 LTIP and the 1999 NEDSIP, represents approximately 9.1% of our fully-diluted common shares outstanding.

Authorized Shares and Stock Price

Our restated articles of incorporation authorize the issuance of 320 million shares of common stock.  There were 151,933,530 shares of our common stock issued and outstanding as of the record date for the 2014 annual meeting, and the closing price of a share of our common stock as of that date was $100.40.

Summary of the 2014 LTIP

The principal features of the 2014 LTIP are summarized below.  The summary is qualified in its entirety by the full text of the 2014 LTIP, which is set forth as Appendix G to this proxy statement.

Purpose and Eligibility

The purpose of the 2014 LTIP is to assist the company in attracting, retaining and motivating employees and non-employee directors of outstanding ability and to align their interests with those of the shareholders of the company.

Active employees of the company or any affiliate and non-employee directors of the company are eligible to receive awards under the 2014 LTIP.  As of December 31, 2013, the company and its subsidiaries had 1,621 employees, and the company had ten non-employee directors.

Shares Available for Awards

The aggregate number of shares of the company’s common stock that may be issued under the 2014 LTIP is 10,000,000 shares, subject to proportionate adjustment in the event of stock splits and similar events.  Such shares may be used for all forms of awards under the 2014 LTIP and may also be used to settle awards outstanding under the 2009 LTIP to the extent shares are not available under the 2009 LTIP.  Shares underlying stock options and stock appreciation rights will count as one share, and shares underlying all other stock-settled awards will count as two shares, against the number of shares available for issuance under the 2014 LTIP.  Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash or property other than shares, will again become available for future grants of awards under the 2014 LTIP.  The following will not be used to replenish the plan share reserve: (i) shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, (ii) shares delivered or withheld to pay the exercise price of a stock option, (iii) shares retained by the company upon the net settlement of a stock option or stock appreciation right, and (iv) shares repurchased on the open market

EQT Corporation – 2014 Proxy Statement    89

with the proceeds of option exercises.  No awards may be granted under the 2014 LTIP after the company’s annual meeting of shareholders in 2024.

Administration

Except in the case of awards to non-employee directors of the company, the 2014 LTIP will be administered by the Management Development and Compensation Committee or such other committee of the Board as may be designated by the Board to administer the 2014 LTIP.  Each member of such committee must be an “outside director” as defined in Code Section 162(m), a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and an independent director under the NYSE listing standards.  In the case of awards to non-employee directors, the 2014 LTIP will be administered by the Board.  As used in this proposal, the term “Committee” is used to refer to the Management Development and Compensation Committee in the case of awards to employees or the Board in the case of awards to non-employee directors.

The Committee has full authority, in its discretion, to interpret the 2014 LTIP and to determine the persons who will receive awards and the number of shares to be covered by each award.

Permissible Awards

The 2014 LTIP authorizes the granting of awards in any of the following forms:

•                 market-priced stock options to purchase shares of company common stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors), and the term of which may not exceed ten years;

•                 stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of company common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date), and the term of which may not exceed ten years;

•                 restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•                 restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future;

•                 performance awards, which represent restricted stock or a right to receive cash, shares of common stock or other property, or any combination thereof, based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee;

•                 dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of common stock underlying an award other than a stock option or stock appreciation right, provided that no dividends equivalents shall be paid before the underlying award vests;

•                 other equity-based awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on shares of common stock or equity of the company’s affiliates (such as EQM common units), including unrestricted stock grants, purchase rights or other rights

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or securities that are convertible or exchangeable into shares of common stock or equity of the company’s affiliates (such as EQM common units); and

•                 cash-based awards, including performance-based annual incentive awards.

Limitations on Individual Awards

Subject to the adjustment provisions of the 2014 LTIP in the case of stock splits and similar events, the following limits apply with respect to individual awards:

•                 The maximum number of shares of common stock for which stock options or stock appreciation rights may be granted under the 2014 LTIP to any single participant in any calendar year is 1,000,000 shares.

•                 The maximum amount that may be earned by any single participant in any calendar year for performance awards granted under the 2014 LTIP is the sum of (i) $10 million for performance awards payable in cash or property other than shares of common stock, and (ii) 800,000 shares for performance awards payable in shares of common stock.  For purposes of applying these limits in the case of multi-year performance periods, the amount or number of shares deemed earned in any calendar year is the total amount paid or shares earned for the performance period divided by the number of calendar years in the performance period.  In applying this limit, the amount of any cash or the fair market value or number of any shares or other property earned by a participant shall be measured as of the close of the final year of the performance period regardless of the fact that certification by the Committee and actual payment or release of restrictions to the participant may occur in a subsequent calendar year or years.

•                 The maximum aggregate number of shares associated with any award granted under the 2014 LTIP to any single non-employee director of the company in any calendar year is 15,000 shares.

Limitations on Vesting Provisions

In the case of awards to employees, the vesting period applicable to stock options, stock appreciation rights, restricted stock or restricted stock units may not be less than three years, with no more frequent than annual ratable vesting over such period, in the case of a time-based restriction, or one year in the case of a performance-based restriction, except that up to 5% of the plan share reserve may be granted pursuant to awards with no minimum vesting period.

Anti-Dilution Adjustments

In the event of a transaction between the company and its shareholders that causes the per share value of the company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the Committee must make such adjustments to the 2014 LTIP and awards as it deems to be necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2014 LTIP will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.  The Committee also has discretion to make certain other adjustments to outstanding awards in the event of corporate events or transactions, such as a determination that awards will be settled in cash rather than shares, that awards will become vested or that awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction and the like.

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Treatment of Awards Upon a Change of Control

Unless otherwise provided in the award agreement or another operative agreement, the following provisions will apply in the case of a change of control of the company (as defined in the 2014 LTIP):

Double Trigger Vesting.  With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change of control, if within two years after the effective date of the change of control, a participant’s employment is terminated due to death or disability or without “cause” or the participant resigns for “good reason” (as such terms are defined in the 2014 LTIP), then:

•                 all of the participant’s outstanding stock options and stock appreciation rights will become fully vested and remain exercisable for a period of 90 days (or such longer period as provided in the award agreement) or until the earlier expiration of the original term of the stock option or stock appreciation right;

•                 all time-based vesting restrictions on the participant’s outstanding awards will lapse as of the date of termination; and

•                 all performance criteria and other conditions to payment of the participant’s outstanding performance awards will be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the participant’s termination, and payment of such awards on that basis will be made within 30 days after the date of the participant’s termination.

Single Trigger Vesting.  Upon the occurrence of a change of control in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change of control:

•                 all outstanding stock options and stock appreciation rights will become fully vested and remain exercisable for a period of 90 days (or such longer period as provided in the award agreement) or until the earlier expiration of the original term of the stock option or stock appreciation right;

•                 all time-based vesting restrictions on outstanding awards will lapse; and

•                 all performance criteria and other conditions to payment of outstanding performance awards will be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the change of control (or as of the time of the change of control, in the case of performance awards in which the performance condition is measured by stock or unit price or total shareholder or unitholder return), and payment of such awards on that basis will be made at the time of the change of control.  However, if an award is subject to Code Section 409A, the award will vest on the basis described above but remain payable on the date(s) provided in the underlying award agreements.

Prohibition on Repricing

Except as provided in the anti-dilution provisions of the 2014 LTIP, outstanding stock options and stock appreciation rights cannot be repriced, directly or indirectly, without the prior approval of the company’s shareholders.  The exchange of an “underwater” stock option or stock appreciation right (i.e., a stock option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for another award or for cash would be considered an indirect repricing and would, therefore, require the prior approval of the company’s shareholders.

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Limitations on Transfer; Beneficiaries

No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the company, or be subject to any lien, obligation or liability of the participant to any person other than the company or an affiliate of the company.  Except to the extent otherwise determined by the Committee with respect to awards other than incentive stock options, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution.

Beneficiaries, guardians, legal representatives and other persons claiming rights under the 2014 LTIP from or through any participant are subject to all of the terms and conditions of the 2014 LTIP and any award agreement thereunder as well as any additional restrictions deemed to be necessary or appropriate by the Committee.

Termination and Amendment

The Board may amend, suspend or terminate the 2014 LTIP at any time, except that no amendment, suspension or termination may be made without the approval of the company’s shareholders if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the company’s common stock may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2014 LTIP or modifies the requirements for participation under the 2014 LTIP, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable. Without the prior approval of the company’s shareholders, the 2014 LTIP may not be amended to permit the repricing of stock options or stock appreciation rights, directly or indirectly.

Plan Benefits Currently Contemplated Under the 2014 LTIP

Because the Committee has not yet considered the issuance of awards under the 2014 LTIP, the benefits or amounts that will be received by or allocated to various participants under the 2014 LTIP are not currently determinable.

Federal Income Tax Consequences

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2014 LTIP.  It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change.  State, local and foreign income tax consequences are not discussed, and may vary from jurisdiction to jurisdiction.

Nonstatutory Stock Options.  There will be no federal income tax consequences to the optionee or to the company upon the grant of a nonstatutory stock option under the 2014 LTIP.  When the optionee exercises a nonstatutory stock option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the stock option at the time of exercise over the exercise price, and the company will be allowed a corresponding federal income tax deduction.  Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.  There will be no federal income tax consequences to the optionee or to the company upon the grant of an incentive stock option.  If the optionee holds the option shares for the required holding period of at least two years after the date of grant and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the company will not be entitled to a federal income tax deduction.  If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in

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an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the company will be allowed a federal income tax deduction equal to such amount.  While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.  A participant receiving a stock appreciation right under the 2014 LTIP will not recognize income, and the company will not be allowed a federal income tax deduction, at the time the award is granted.  When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock.  Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the company will not be allowed a federal income tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture.  When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).  Any future appreciation in the stock will be taxable to the participant at capital gains rates.  However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Stock Units.  A participant will not recognize income, and the company will not be allowed a federal income tax deduction, at the time of grant of a restricted stock unit.  Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, the participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or other property), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards.  A participant will not recognize income, and the company will not be allowed a federal income tax deduction, at the time a performance award is granted (for example, when the performance goals are established).  Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).  Performance awards granted under the 2014 LTIP may or may not be intended to qualify for the “performance-based compensation” exception from Section 162(m).

Performance-Based Compensation Under Code Section 162(m).  Code Section 162(m) generally allows the company to obtain federal income tax deductions without limit for performance-based compensation.  The company intends that stock options and stock appreciation rights, and, subject to shareholder approval of the material terms of the performance goals described under “Item No. 4 – Approval of the Material Terms of Performance Goals for Purposes of Internal Revenue Code Section 162(m)” below, the company’s annual incentive awards and certain other performance awards granted under the 2014 LTIP may qualify as performance-based compensation not subject to Section 162(m)’s $1 million deductibility cap.  A number of requirements must be met for particular compensation to so qualify, however, so there

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can be no assurance that such compensation under the 2014 LTIP will be fully deductible under all circumstances.  In addition, other awards under the 2014 LTIP may not qualify as performance-based compensation under Section 162(m), and therefore compensation paid to certain executive officers in connection with such awards may not be deductible.

Code Section 409A.   The 2014 LTIP permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A.  If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties.  Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the 2014 LTIP, are designed to be exempt from the application of Section 409A.  Restricted stock units and cash incentive awards granted under the 2014 LTIP, whether time-based or performance-based, would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law.  If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding.   The company and its affiliates have the right to deduct or withhold, or require a participant to remit to the company and its affiliates, an amount sufficient to satisfy federal, state and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2014 LTIP.

The Board of Directors recommends a vote FOR approval of the 2014 LTIP.

ITEM NO. 4 – APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(m)

(Item No. 4 on the proxy card)

Internal Revenue Code Section 162(m) imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year.  This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualified performance-based” compensation (i.e., compensation paid only if the executive’s performance meets pre-established objective goals based on criteria approved by shareholders).  One of the requirements for compensation to qualify as performance-based under Section 162(m) is that the material terms of the performance goals for such compensation be disclosed to and approved by the company’s shareholders every five years.

At the 2009 annual meeting, our shareholders approved the material terms of performance goals to be used by the company for awarding certain compensation under the 2009 LTIP to executive officers from the date of that meeting until the date of the 2014 annual meeting.  In this Item No. 4, the Board is requesting that shareholders approve the material terms of the performance goals described herein, to enable the company to continue to have a shareholder-approved arrangement under which certain compensation awarded to executive officers, under either the 2009 LTIP or the 2014 LTIP, until the date of the 2019 annual meeting may qualify as performance-based compensation for purposes of Section 162(m).

If both proposals described in this Item No. 4 and Item No. 3 are approved by the company’s shareholders at the 2014 annual meeting, no further awards will be made under the 2009 LTIP and all future equity-based performance awards will be made under the 2014 LTIP, until a successor plan is approved by the company’s shareholders. If the proposal described in this Item No. 4 is approved but the proposal described in Item No. 3 to approve the 2014 LTIP is not approved, the 2009 LTIP (as amended to reflect

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the performance goals approved in this proposal) will continue until the date of the 2019 annual meeting, after which no further awards may be made under the 2009 LTIP.  If neither the proposal described in this Item No. 4 nor the proposal described in Item No. 3 is approved, performance awards may still be granted under the 2009 LTIP, but certain awards to executive officers made after the date of the 2014 annual meeting may no longer be fully tax deductible to the company.  “LTIP” as used in this Item No. 4 means the 2014 LTIP if the 2014 LTIP is approved by the company’s shareholders at the 2014 annual meeting and the 2009 LTIP if the 2014 LTIP is not approved by the company’s shareholders.

The performance goals described in this proposal pertain to the following forms of compensation that may be awarded to the executive officers of the company during the next five years under the LTIP:  (i) performance-based awards payable in cash, including annual incentive awards or longer-term cash performance-based awards; (ii) performance-based awards payable in common stock, including for example performance-based restricted stock or restricted stock units; (iii) performance-based awards payable in other property, including for example EQM common units; and (iv) dividends or dividend equivalents (or in the case of performance-based awards payable in EQM common units, distributions and distribution equivalents) earned on performance-based awards that are contingent on the achievement of performance goals relating to the underlying award to which such dividends or dividend equivalents (or distributions or distribution equivalents) relate.  There can be no guarantee that amounts payable under the programs and awards established from time to time by the Management Development and Compensation Committee (or, as used in this Item No. 4, the “Committee”) will be treated as qualified performance-based compensation under Section 162(m).

Material Terms of the Performance Goals Under the LTIP

For purposes of Section 162(m), the material terms of the performance goals for awards granted under the LTIP include:  (i) the employees eligible to receive compensation; (ii) the description of the business measures on which the performance goals may be based; and (iii) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement.  Each of these aspects is discussed below, and shareholder approval of this proposal constitutes approval of each of these aspects for purposes of the Section 162(m) shareholder approval requirements.

Eligible Employees

The Committee, as administrator of the LTIP, may grant awards to any active employee of the company or its affiliates.  As of December 31, 2013, the company and its subsidiaries had 1,621 employees.  Although Section 162(m) only limits deductibility for compensation paid to the chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year, we may apply the performance goals to other long-term incentive eligible employees, including other executive officers, in the event that any of them becomes a “covered employee” as defined in Section 162(m) during the time that they hold an award described in this proposal.

Business Measures in the Performance Goals

Qualified Business Criteria.  Stock options and stock appreciation rights granted under the LTIP by the Committee are designed to be eligible for exemption from the $1 million deduction limit imposed by Section 162(m).  The Committee may designate any other award granted under the LTIP as a qualified performance-based award potentially eligible for exemption from the $1 million deduction limit imposed by Section 162(m).  If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria:

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•                 earnings per share

•                 revenue

•                 expenses

•                 return on equity

•                 return on total capital

•                 return on assets

•                 earnings (such as net income, EBIT and similar measures)

•                 cash flow (such as EBITDA, EBITDAX, after-tax cash flow and similar measures)

•                 share price

•                 economic value added

•                 debt reduction

•                 gross margin

•                 operating income

•                 volumes metrics (such as volumes sold, volumes produced, volumes transported and similar measures)

•                 land metrics (such as acres acquired, land permitted, land cleared and similar measures)

•                 drilling and well metrics (such as number of gross or net wells drilled, number of horizontal wells drilled, cost per well and similar measures)

•                 operating efficiency metrics (such as lease operating expense and other unit operating expense measures, general & administrative expense (“G&A”) per Mcf, G&A per customer and other G&A metrics, unit gathering and compression expenses and other midstream efficiency measures, lost and unaccounted for gas metrics, compressor or processing downtime, days from completed well to flowing gas and similar measures)

•                 reserves, reserve replacement ratios and similar measures

•                 customer service measures (such as wait time, on-time service, calls answered and similar measures)

•                 total shareholder or unitholder return

Performance goals based on such qualified business criteria may be based either on the performance of the company, one or more subsidiaries or other affiliates, any branch, department, business unit or other portion thereof under such measure for the performance period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior company performance or other measure selected or defined by the Committee before, at or, subject to Treasury Regulation §1.162-27(e)(2), after the date of grant.  Performance goals with respect to qualified business criteria may be specified in absolute terms, on an adjusted basis, in percentages or in terms of growth or reduction from period to period or growth or reduction rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems to be appropriate.  Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo, the reduction of expenses or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).  Performance measures may but need not be determinable in conformance with generally accepted accounting principles.

Performance Goals.  Each qualified performance-based award (other than a market-priced stock option or stock appreciation right) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the above-listed qualified business criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.  However, the Committee may provide that achievement of such performance goals will be waived, in whole or in part, upon the termination of employment of a participant by reason of death or disability, or the occurrence of a change of control of the company.  Performance periods established by the Committee for any such qualified performance-based award may be as short as three months and may be any longer period.  The Committee has the right to exercise

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negative discretion to determine that the portion of a qualified performance-based award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

Before, at or, subject to Treasury Regulation §1.162-27(e)(2), after the date of grant of a qualified performance-based award, the Committee shall determine in writing (i) the performance goals applicable to the award and the performance period during which the achievement of the performance goals shall be measured, (ii) the manner in which the level of achievement of the performance goals shall be calculated and the weighting assigned to the performance goals, (iii) the number of shares or amount that may vest or be earned by the participant based on the achievement, or the level of achievement, of the performance goals or the formula by which such number of shares or amount shall be determined, and (iv) such other terms and conditions applicable to the award as the Committee may, in its discretion, determine.  The terms for such award so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any performance goal has been achieved, or the extent of such achievement, and the amount, if any, that has been earned by the participant based on such performance.

Inclusions and Exclusions from Performance Criteria.  At any time within the first 90 days of the performance period for a qualified performance-based award (but in no event after 25% of the performance period has elapsed), the Committee may specify that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including, by way of example but without limitation, the following: (i) asset write-downs or impairment charges; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) extraordinary items as described in then-current accounting principles; and (vi) acquisitions or divestitures.  To the extent such inclusions or exclusions affect awards to “covered employees” as defined in Section 162(m), they shall be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

Certification of Performance Goals.  Any payment of a qualified performance-based award (other than a stock option or stock appreciation right) shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.  For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification.

Limitations on Individual Awards

Subject to the adjustment provisions of the LTIP in the case of stock splits and similar events, the following limits shall apply with respect to individual awards:

•                 The maximum number of shares of common stock for which stock options or stock appreciation rights may be granted under the LTIP to any single participant in any calendar year is 1,000,000 shares.

•                 The maximum amount that may be earned by any single participant in any calendar year for performance awards granted under the LTIP is the sum of (i) $10 million for performance awards payable in cash or property other than shares of common stock, and (ii) 800,000 shares for performance awards payable in shares of common stock.  For purposes of applying these limits in the case of multi-year performance periods, the amount or number of shares deemed earned in any calendar year is the total amount paid or shares earned for the performance period divided by the number of calendar years in the performance period.  In applying this limit, the amount of any cash or the fair market value or number of any shares or other property earned by a participant shall be measured as of the close of the final year of the performance period regardless of the fact

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that certification by the Committee and actual payment or release of restrictions to the participant may occur in a subsequent calendar year or years.

Other Information

The Committee has established business measures and maximum amounts it considers to be appropriate in light of foreseeable contingencies and future business conditions.  However, even if approved by shareholders, this proposal would not limit the company’s right to pay compensation that does not qualify as performance-based compensation for purposes of Section 162(m), in whole or in part.  To maintain flexibility in compensating the company’s executive officers, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) deduction limit when the Committee believes that such payments are appropriate.

For a description of the material terms of the 2014 LTIP, see “Item No. 3 – Approval of the EQT Corporation 2014 Long-Term Incentive Plan” above.  For a description of the 2013 and 2014 annual incentive awards and other performance-based awards granted to the company’s named executive officers, see “Compensation Discussion and Analysis” above.  For the full text of the 2009 LTIP (prior to the amendments, if any, reflected in this proposal), see Exhibit 10.02(a) to the company’s annual report on Form 10-K for the year ended December 31, 2013.

The Board of Directors recommends a vote FOR approval of the material terms of performance goals for purposes of Code Section 162(m).

EQUITY COMPENSATION PLAN INFORMATION

The following table and related footnotes provide information as of December 31, 2013 with respect to shares of the company’s common stock that may be issued under the company’s existing equity compensation plans, including the 2009 LTIP, the 1999 LTIP, the 1999 NEDSIP, the 2005 DDCP, the 1999 DDCP and the 2008 ESPP.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE (NOTIONAL DEFICIT) UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN A) (C)
Equity Compensation Plans Approved by Shareholders (1)	5,086,514	(2)	$ 49.77	(3)	391,732	(4)

Equity Compensation Plans Not Approved by Shareholders (5)	24,506	(6)	N/A		172,917

Total	5,111,020		$ 49.77		564,649

(1)              Consists of the 2009 LTIP, the 1999 LTIP, the 1999 NEDSIP and the 2008 ESPP.  Effective as of April 22, 2009, in connection with the adoption of the 2009 LTIP, the company ceased making new grants under the 1999 LTIP and the 1999 NEDSIP.  The 1999 LTIP and the 1999 NEDSIP remain effectively solely for the purpose of issuing shares upon the exercise or payout of awards outstanding under such plans on April 22, 2009.

(2)              Consists of (i) 1,061,775 shares subject to outstanding stock options under the 2009 LTIP; (ii) 3,372,618 shares subject to outstanding performance awards under the 2009 LTIP, inclusive of dividend reinvestments thereon (counted at a 3X multiple assuming maximum performance is achieved under the awards (representing 1,124,206 target awards and dividend reinvestments thereon)); (iii) 196,609 shares subject to outstanding performance awards under the 2009 LTIP, inclusive of dividend reinvestments thereon (counted at award amounts previously confirmed by the Management Development and Compensation Committee but subject to continuing employment conditions, and therefore not subject to any additional

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multiplier); (iv) 25,539 shares subject to outstanding directors’ deferred stock units under the 2009 LTIP, inclusive of dividend reinvestments thereon; (v) 420,226 shares subject to outstanding stock options under the 1999 LTIP; and (vi) 9,747 shares subject to outstanding directors’ deferred stock units under the 1999 NEDSIP, inclusive of dividend reinvestments thereon.

(3)       The weighted-average exercise price is calculated based solely upon outstanding stock options under the 2009 LTIP and the 1999 LTIP and excludes deferred stock units under the 2009 LTIP and the 1999 NEDSIP and performance awards under the 2009 LTIP.  The weighted average remaining term of the stock options was 4.7 years as of December 31, 2013.

(4)       Consists of (i) a “notional” deficit of (363,799) shares under the 2009 LTIP and (ii) 755,531 shares available for future issuance under the 2008 ESPP.  At December 31, 2013, 4,130 shares were subject to purchase under the 2008 ESPP.

The “notional” deficit under the 2009 LTIP results from counting outstanding performance awards under the 2009 LTIP at a 3X multiple assuming maximum performance is achieved under the awards. The actual number of shares the Management Development and Compensation Committee will award at the end of the applicable performance periods will range between 0% and 300% of the target awards, based upon, among other things, the company’s achievement of stated performance measures under the awards, as certified by the Committee.  However, to the extent insufficient shares remain available for future issuance under the 2009 LTIP upon the applicable payout dates of such performance awards, the awards will be settled (i) with shares reserved for issuance under the 2014 LTIP, if the 2014 LTIP is approved by the company’s shareholders at the annual meeting (see “Item No. 3 – Approval of the EQT Corporation 2014 Long-Term Incentive Plan” above); or (ii) in cash, if the 2014 LTIP is not approved by the requisite number of the company’s shareholders at the annual meeting.

(5)       Consists of the 2005 DDCP and the 1999 DDCP, each of which is described below.

(6)       Reflects the number of notional shares invested in the EQT Common Stock Fund, payable in shares of common stock, allocated to non-employee directors’ accounts under the 2005 DDCP and the 1999 DDCP as of December 31, 2013.

2005 DDCP

The 2005 DDCP was adopted by the Management Development and Compensation Committee, effective January 1, 2005.  The plan has been amended to allow the plan to continue into 2006 and thereafter and to comply with the documentation requirements of Code Section 409A.  Neither the original adoption of the plan nor its amendments required approval by the company’s shareholders.  The plan allows non-employee directors to defer all or a portion of their directors’ fees and retainers.  Amounts deferred are payable upon retirement from the Board unless an early payment is authorized after the director suffers an unforeseeable financial emergency.  In addition to deferred directors’ fees and retainers, the deferred stock units granted to directors on or after January 1, 2005 under the 1999 NEDSIP and the 2009 LTIP are administered under this plan.

1999 DDCP

The 1999 DDCP was suspended as of December 31, 2004.  The plan continues to operate for the sole purpose of administering vested amounts deferred under the plan on or prior to December 31, 2004.  Deferred amounts are generally payable upon retirement from the Board, but may be payable earlier if an early payment is authorized after a director suffers an unforeseeable financial emergency.  In addition to deferred directors’ fees and retainers and a one-time grant of deferred shares in 1999 resulting from the curtailment of the directors’ retirement plan, the deferred stock units granted to directors and vested prior to January 1, 2005 under the 1999 NEDSIP are administered under this plan.

REPORT OF THE AUDIT COMMITTEE

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the company’s accounting and financial reporting processes and to oversee the qualifications, independence and performance of the company’s independent registered public accounting firm.  The Audit Committee’s charter guides our duties and responsibilities.  The Audit Committee charter, which was amended during 2013, is available on the company’s website at http://www.eqt.com.  As set forth in the charter, management is responsible for the internal controls and accounting and financial reporting processes of EQT Corporation.  The independent registered public accounting firm is responsible for expressing opinions on the conformity of EQT Corporation’s audited consolidated financial statements

EQT Corporation – 2014 Proxy Statement    100

with generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting.  Our responsibility includes monitoring and overseeing these processes.

Our Committee is composed of four non-employee, independent members of the Board of Directors.  No member currently serves on more than two other public company audit committees.  The Board of Directors has determined that each of Kenneth M. Burke, Margaret K. Dorman and Stephen A. Thorington is an audit committee financial expert, as that term is defined by the SEC.  In addition, the Board has determined that Philip G. Behrman, Ph.D., the other member of the Audit Committee, is financially literate. The members of our Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s auditors are in fact “independent.”

In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2013 and management’s assessment of the effectiveness of the company’s internal control over financial reporting with the management of EQT Corporation.  We have discussed with Ernst & Young LLP, the company’s independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) standards and such other matters as we have deemed to be appropriate.  We also have received the written disclosures and the letter from Ernst & Young LLP required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence, and we have discussed with Ernst & Young LLP that firm’s independence from management and the company.  We also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services.  In doing so, we considered whether the provision of non-audit services to the company was compatible with maintaining the independence of Ernst & Young LLP.

Based on the reports and discussions above, we recommended to the Board of Directors that the audited financial statements be included in the EQT Corporation 2013 annual report on Form 10-K.

This report is not soliciting material, is not deemed to be filed with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

This report has been furnished by the Audit Committee of the Board of Directors.

Stephen A. Thorington, Chair

Philip G. Behrman, Ph.D.

Kenneth M. Burke
Margaret K. Dorman

ITEM NO. 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item No. 5 on the proxy card)

The Audit Committee has reappointed Ernst & Young LLP as the company’s independent registered public accounting firm (an “independent accounting firm”) to examine the consolidated financial statements of the company and its subsidiaries for the calendar year 2014.  Ernst & Young LLP (including its predecessor) has acted as an independent accounting firm for the company since 1950.  Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee believes the shareholders should participate as a matter of good corporate practice.  If the

EQT Corporation – 2014 Proxy Statement    101

shareholders fail to ratify the selection, it will be considered as a direction to the Board to consider the appointment of another independent accounting firm for the following year.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.

The following chart details the fees billed to the company by Ernst & Young LLP during 2013 and 2012:

	2013 ($)	2012 ($)
Audit Fees (1)	1,600,445	1,573,867
Audit-Related Fees (2)	566,000	701,000
Tax Fees (3)	0	1,500
All Other Fees	0	0
Total	2,166,445	2,276,367

(1)       Includes fees for the audit of the company’s annual financial statements and internal control over financial reporting, reviews of financial statements included in the company’s quarterly reports, and services that are normally provided in connection with statutory and regulatory filings or engagements, including certain subsidiary attest engagements and consents.

(2)       Includes fees for audits of, and consents related to, employee benefit plans and subsidiary attest engagements not required by statute or regulation.  For 2013, $495,000 of the audit-related fees were associated with the sale of Equitable Gas Company, LLC.  For 2012, $525,000 of the audit-related fees were associated with the formation and audit of EQM, the company’s publicly-traded master limited partnership, and its predecessor prior to EQM’s initial public offering in July 2012.

(3)      Includes fees for general tax advice in 2012.

The Audit Committee has adopted a Policy Relating to Services of Independent Auditors under which the company’s independent accounting firm is not allowed to perform any service which may have the effect of jeopardizing the independent accounting firm’s independence.  Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:

•                                         Bookkeeping or other services related to the accounting records or financial statements

•                                         Financial information systems design and implementation

•                                         Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•                                         Actuarial services

•                                         Internal audit outsourcing services

•                                         Management functions

•                                         Human resources functions

•                                         Broker-dealer, investment adviser or investment banking services

•                                         Legal services

•                                         Expert services unrelated to the audit

•                                         Prohibited tax services

All audit and permitted non-audit services must be pre-approved by the Audit Committee.  The Audit Committee has delegated specific pre-approval authority with respect to permitted non-audit services to the Chair of the Audit Committee but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate permitted non-audit services fees are not more than $75,000.  The Audit Committee encourages management to seek pre-approval from the Audit

EQT Corporation – 2014 Proxy Statement    102

Committee at its regularly scheduled meetings.  In 2013, 100% of the professional fees reported as audit-related fees and tax fees were pre-approved pursuant to the above policy.

The Audit Committee of the Board of Directors of EQT Midstream Services, LLC, the general partner of EQM, approves all audit and permitted non-audit services pertaining to EQM and its subsidiaries, and all fees associated with such services are reported to the company’s Audit Committee at its next meeting.  Ernst & Young LLP also served as the independent accounting firm for EQM during 2013 and 2012.  The fees billed to EQM during 2013 totaled $762,306 ($387,306 for the audit of EQM’s annual financial statements, reviews of financial statements included in EQM’s quarterly reports and subsidiary attest engagements required by statute or regulation and $375,000 for audit-related fees associated with EQM’s acquisition of the Sunrise Pipeline).  The fees billed during 2012, which related to the audit of EQM’s 2012 annual financial statements and reviews of financial statements included in EQM’s quarterly reports, totaled $305,623.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2014.

ADDITIONAL INFORMATION

Other Matters

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the 2014 annual meeting.  However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

2013 Annual Report on Form 10-K

The annual report on Form 10-K for the year ended December 31, 2013 is enclosed with this proxy statement.

Websites

Website addresses referenced throughout this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

EQT Corporation – 2014 Proxy Statement    103

APPENDIX A

NAMED EXECUTIVE OFFICER COMPENSATION 2014 PEER
COMPANIES (INDUSTRY) (THE 2014 EPIP PEER GROUP) –

FINANCIAL METRICS

Company	2012 Net Income ($MM)	5/22/13 Market Cap ($MM)	2012 Revenue ($MM)
Cabot Oil & Gas Corporation	132	14,873	1,205
Chesapeake Energy Corporation	(769)	14,116	12,316
Cimarex Energy Co.	354	5,944	1,624
Concho Resources Inc.	432	8,583	1,820
CONSOL Energy Inc.	388	8,061	5,021
Continental Resources, Inc.	739	15,387	2,419
Energen Corporation	254	3,962	1,617
EOG Resources, Inc.	570	35,623	11,808
EXCO Resources, Inc.	(1,393)	1,845	547
MarkWest Energy Partners, L.P.	220	10,347	1,395
National Fuel Gas Company	220	5,251	1,627
Newfield Exploration Company	(1,184)	3,337	2,702
Noble Energy, Inc.	1,027	21,352	4,223
ONEOK, Inc.	361	9,932	12,633
Pioneer Natural Resources Company	192	19,603	3,207
QEP Resources, Inc.	128	5,115	2,350
Questar Corporation	212	4,408	1,099
Quicksilver Resources Inc.	(2,485)	395	671
Range Resources Corporation	13	12,599	1,406
SM Energy Company	(54)	4,177	1,576
Southwestern Energy Company	(707)	13,642	2,715
Spectra Energy Corp	940	21,160	5,075
Ultra Petroleum Corp.	(2,177)	3,502	1,114
Whiting Petroleum Corporation	414	5,443	2,113
Williams Companies, Inc., The	859	25,273	7,486

50% Percentile	220	8,583	2,113

EQT Corporation	183	12,020	1,642
EQT Percent Rank	41%	61%	42%

Source:  Pay Governance LLC

A-1

APPENDIX B

DIRECTOR COMPENSATION PEER COMPANIES

(GENERAL INDUSTRY)

Actuant Corp.	Clear Channel Outdoor Holdings	Hexcel Corp.	Molson Coors Brewing Co.	Spectrum Brands Holdings Inc.
Acuity Brands Inc.	Collective Brands Inc.	HNI Corp.	Moog Inc.	Stepan Co.
Acxiom Corp.	Convergys Corp.	Hologic Inc.	MSC Industrial Direct	Steris Corp.
Aeropostale Inc.	Cooper Companies Inc.	HSN Inc.	Mueller Industries	Teledyne Technologies Inc.
Akamai Technologies Inc.	Corelogic Inc.	Hubbell Inc.	National Instruments Corp.	Teleflex Inc.
Albemarle Corp.	Corinthian Colleges Inc.	IDEX Corp.	Nu Skin Enterprises Inc.	Tellabs Inc.
Alere Inc.	Covance Inc.	IHS Inc.	Nuance Communications Inc.	Teradata Corp.
Alliance Data Systems Corp.	Covanta Holding Corp.	Ingles Markets Inc.	NVR Inc.	Teradyne Inc.
Amedisys Inc.	Cracker Barrel Old Country Store	International Flavors & Fragrances	Olin Corp.	Tetra Tech Inc.
American Eagle Outfitters Inc.	Crown Castle Intl Corp.	International Game Technology	Olympic Steel Inc.	Thomas & Betts Corp.
Ametek Inc.	Cubic Corp.	Intuitive Surgical Inc.	OM Group Inc.	Thor Industries Inc.
Analog Devices	Curtiss-Wright Corp.	Invacare Corp.	Orbital Sciences Corp.	Tiffany & Co.
Ann Inc.	Cytec Industries Inc.	ITT Corp.	P F Changs China Bistro Inc.	Titan International Inc.
AOL Inc.	Deluxe Corp.	Jack In The Box Inc.	Pacer International Inc.	Titanium Metals Corp.
Applied Industrial Technologies Inc.	Devry Inc.	JDS Uniphase Corp.	Packaging Corp. of America	Toro Co.
Aptargroup Inc.	Diebold Inc.	Kaiser Aluminum Corp.	Pall Corp.	Total System Services Inc.
Arkansas Best Corp.	Dollar Thrifty Automotive Group Inc.	Kaman Corp.	Panera Bread Co.	Towers Watson & Co.
Arris Group Inc.	Domino’s Pizza Inc.	Kansas City Southern	Papa John’s International Inc.	Transdigm Group Inc.
Bard C R Inc.	Donaldson Co. Inc.	Kennametal Inc.	Patterson Companies, Inc.	Treehouse Foods Inc.
Barnes Group Inc.	DSW Inc.	KLA-Tencor Corp.	Paychex Inc.	Trimas Corp.
Beacon Roofing Supply Inc.	Dun & Bradstreet Corp.	Lam Research Corp.	Perkinelmer Inc.	Trimble Navigation Ltd.
Beam Inc.	Dycom Industries Inc.	Lancaster Colony Corp.	Perrigo Co.	Trinity Industries
Belden Inc.	Education Management Corp.	Landstar System Inc.	Pinnacle Entertainment Inc.	Tupperware Brands Corp.
Bio-Rad Laboratories Inc.	Edwards Lifesciences Corp.	Leap Wireless International Inc.	Plexus Corp.	TW Telecom Inc.
Boyd Gaming Corp.	Elizabeth Arden Inc.	Leggett & Platt Inc.	Polaris Industries Inc.	Unisys Corp.
Brady Corp.	Enersys	Lennox International Inc.	Polycom Inc.	Universal Forest Products Inc.
Briggs & Stratton	Equifax Inc.	Life Technologies Corp.	Polyone Corp.	USG Corp.
Brinker International Inc.	Equinix Inc.	Lifepoint Hospitals Inc.	Quiksilver Inc.	Valassis Communications Inc.
Brinks Co.	Esterline Technologies Corp.	Lincare Holdings Inc.	Red Hat Inc.	Valmont Industries Inc.
Broadridge Financial Solutions, Inc.	Express Inc.	Lincoln Electric Holdings Inc.	Regal-Beloit Corp.	Varian Medical Systems Inc.
Brocade Communications Systems	Fastenal Co.	Linear Technology Corp.	Regis Corp.	Verisk Analytics Inc.
Buckle Inc.	Ferro Corp.	Manitowoc Co.	Republic Airways Holdings Inc.	Vulcan Materials Co.
Cabelas Inc.	Fifth & Pacific Cos. Inc.	Mantech International Corp.	Revlon Inc.	Walter Energy Inc.
Cabot Corp.	Finish Line Inc.	Marriott Vacations Worldwide	Rockwood Holdings Inc.	Warnaco Group Inc.
CACI International Inc.	Flir Systems Inc.	Martin Marietta Materials	Roper Industries Inc.	Waters Corp.
Cadence Design Systems Inc.	FMC Corp.	Mastec Inc.	Ruby Tuesday Inc.	Watsco Inc.
Carefusion Corp.	Fortune Brands Home & Security	Materion Corp.	Sally Beauty Holdings Inc.	Watts Water Technologies Inc.
Carlisle Cos. Inc.	FTI Consulting Inc.	Maxim Integrated Products	Sanderson Farms Inc.	Weight Watchers International Inc.
Carpenter Technology Corp.	Fuller H B Co.	Mcdermott Intl Inc.	Sapient Corp.	Wendy’s Co.
Carter’s Inc.	Gardner Denver Inc.	Mead Johnson Nutrition Co.	Sauer-Danfoss Inc.	Werner Enterprises Inc.
Castle A M & Co.	Gartner Inc.	Mednax Inc.	Scansource Inc.	West Pharmaceutical Services Inc.
Central Garden & Pet Co.	GATX Corp.	Mentor Graphics Corp.	Schnitzer Steel Industries Inc.	Westlake Chemical Corp.
Century Aluminum Co.	G-III Apparel Group Ltd.	Meredith Corp.	Schulman (A.) Inc.	Woodward, Inc.
Cheesecake Factory Inc.	Global Payments Inc.	Meritage Homes Corp.	Scotts Miracle-Gro Co.	Worthington Industries
Chemtura Corp.	Grace (W. R.) & Co.	Mettler Toledo International Inc.	Sensient Technologies Corp.
Chicos Fas Inc.	Green Mountain Coffee Roasters Inc.	Micros Systems Inc.	Sigma-Aldrich Corp.
Childrens Place Retail Stores Inc.	Griffon Corp.	Miller (Herman) Inc.	Silgan Holdings Inc.
Church & Dwight Inc.	Guess Inc.	Mine Safety Appliances Co.	Smith (A. O.) Corp.
Ciena Corp.	Hain Celestial Group Inc.	Minerals Technologies Inc.	Snap-On Inc.
Cincinnati Bell Inc.	Harsco Corp.	Modine Manufacturing Co.	Snyders-Lance Inc.
Citrix Systems Inc.	Heartland Payment Systems	Molex Inc.	Solutia Inc.

Source:  Pay Governance LLC

B-1

APPENDIX C

NON-GAAP FINANCIAL INFORMATION

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  EBITDA is not a measure calculated in accordance with U.S. generally accepted accounting principles, or GAAP, and should not be viewed as a substitute for net income or any other measure calculated in accordance with GAAP.  EBITDA is a financial measure that the company’s management and external users of the company’s financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:  (i) the company’s performance versus prior periods; (ii) the company’s operating performance as compared to other companies in its industry; (iii) the ability of the company’s assets to generate sufficient cash flow to make distributions to its investors; (iv) the company’s ability to incur and service debt and fund capital expenditures; and (v) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Certain of the company’s compensation programs utilize (or utilized) adjusted EBITDA compared to the company’s business plan as a performance measure. Adjusted EBITDA should not be viewed as a substitute for net income or any other measure calculated in accordance with GAAP. This measure was selected for certain compensation programs because adjusted EBITDA growth drives behavior consistent with the shareholders’ interests and the company’s business plan embodies the goals and priorities of the company. The table below reconciles the company’s adjusted EBITDA as shown in this proxy statement with the company’s net income, the most comparable financial measure calculated in accordance with GAAP, for the applicable year as set forth in the company’s 2013 annual report on Form 10-K.

	2013	2012	2011
(in millions)
Net income as reported	$438	$196	$480
(Deduct)/add back:
Income taxes (*)	334	105	280
Interest expense	143	185	136
Depreciation, depletion and amortization (*)	677	499	339
EBITDA	1,592	985	1,235
Price adjustment	(33)	169	(74)
Weather	(3)	17	2
Acquisitions/divestitures	(163)	5	(215)
Adjusted EBITDA	$1,393	$1,176	$948

(*)       Includes amounts related to discontinued operations.

C-1

APPENDIX D

NAMED EXECUTIVE OFFICER COMPENSATION 2013 PEER

COMPANIES (INDUSTRY) (THE 2013 EPIP PEER GROUP) –

FINANCIAL METRICS

Company	2011 Net Income ($MM)	9/30/12 Market Cap ($MM)	2011 Revenue ($MM)
Cabot Oil & Gas Corporation	122	9,428	980
Chesapeake Energy Corporation	1,742	12,119	11,635
Cimarex Energy Co.	530	5,035	1,758
Concho Resources Inc.	548	9,775	1,740
CONSOL Energy Inc.	632	6,840	5,991
Energen Corporation	260	3,780	1,458
EOG Resources, Inc.	1,091	30,256	9,007
EXCO Resources, Inc.	23	1,715	754
MarkWest Energy Partners, L.P.	61	6,399	1,534
MDU Resources Group, Inc.	213	4,162	4,050
National Fuel Gas Company	258	4,502	1,779
Newfield Exploration Company	539	4,143	2,471
ONEOK, Inc.	361	9,906	14,806
Pioneer Natural Resources Company	834	12,845	2,347
Plains Exploration & Production Company	205	4,833	1,964
Questar Corporation	208	3,572	1,194
Quicksilver Resources Inc.	90	694	892
Range Resources Corporation	58	11,088	1,177
Sempra Energy	1,357	15,472	10,036
SM Energy Company	215	3,525	1,403
Southwestern Energy Company	638	12,109	2,953
Spectra Energy Corp	1,184	19,168	5,351
Ultra Petroleum Corp.	453	3,361	1,102
Whiting Petroleum Corporation	492	5,573	1,860
Williams Companies, Inc., The	376	21,908	7,930

50% Percentile	376	6,399	1,860

EQT Corporation	480	8,826	1,640
EQT Percent Rank	57%	57%	35%

Source:  Pay Governance LLC

D-1

APPENDIX E

NAMED EXECUTIVE OFFICER COMPENSATION 2013 PEER COMPANIES

(GENERAL INDUSTRY)

Century Aluminum	Hostess Brands	Polymer Group
Chemtura	Houghton MifflinHarcourt Publishing	PolyOne
Chiquita Brands	Hovnanian Enterprises	Purdue Pharma
Cloud Peak Energy	IDEXX Laboratories	Quintiles
Coinstar	Intercontinental Hotels*	Rayonier
Columbia Sportswear	International Data Group	Revlon
ConvaTec	International Flavors & Fragrances	Sabre
Convergys	International Game Technology	SAS Institute
Covance	Irvine Company	Schwan’s
Crown Castle	Itron	Scotts Miracle-Gro
Curtiss-Wright	ITT	ServiceMaster Company
Deckers Outdoor	Jack in the Box	ShawCor
Deluxe	Kaman Industrial Technologies*	Sigma-Aldrich
Dentsply	Kansas City Southern	Snap-On
Dex One	KB Home	Space Systems Loral*
Dollar Thrifty Automotive Group	Kennametal	Stepan Company
Donaldson	Keystone Foods	Sundt Construction
Endo Health Solutions	Kimco Realty	Swagelok
EnPro Industries	Leprino Foods	TeleTech Holdings
Equifax	Lincoln Electric	Teradata
Equity Office Properties	Magellan Midstream Partners	Toro
Esterline Technologies	Makino*	Tower International
Expedia	Martin Marietta Materials	Trepp*
Exterran	Mary Kay	Trident Seafoods
GATX	Matthews International	Trinity Industries
GenCorp	Meredith	Tronox
General Atomics	Milacron	Tupperware Brands
Graco	Mohegan Sun Casino*	Underwriters Laboratories
Green Mountain	NBTY	United Rentals
H.B. Fuller	Novus International	Valmont Industries
Hanger Orthopedic Group	Nu Skin Enterprises	Vertex Pharmaceuticals
Harland Clarke*	Nypro	Viad
Harsco	OMNOVA Solutions	Vulcan Materials
Herman Miller	Pall	Warner Chilcott
Hexcel	Parsons	Wendy’s Group
HNI	Plexus	Zebra Technologies
HNTB	Polaris Industries

*Subsidiary

Source:  Towers Watson 2012 CDB General Industry Executive Compensation Survey Report – U.S. (Companies with global revenues from $1 billion to $3 billion)

E-1

APPENDIX F

NAMED EXECUTIVE OFFICER COMPENSATION 2014 PEER COMPANIES

(GENERAL INDUSTRY)

Barnes Group	H.B. Fuller	Polaris Industries
Beam	Harsco	Polymer Group
Black Box	Herman Miller	PolyOne
Boise	Hexcel	Purdue Pharma
Boise Cascade	HNI	Rayonier
Brady	HNTB	Regal Beloit
Carmeuse North America Group*	Houghton Mifflin Harcourt Publishing	Regeneron Pharmaceuticals
Carpenter Technology	Husky Injection Molding Systems*	Revlon
Catalent Pharma Solutions	IDEXX Laboratories	Rowan Companies
Chemtura	Intercontinental Hotels Group*	Sage Software*
Cloud Peak Energy	International Flavors & Fragrances	SAS Institute
Coinstar	International Game Technology	Schwan’s
Columbia Sportswear	Invensys Controls	Scotts Miracle-Gro
Convergys	Irvine Company	ServiceMaster Company
Cooper Standard Automotive	ITT Corporation	ShawCor
Cott Corporation	Kennametal	Sigma-Aldrich
Covance	Kimco Realty	Snap-On
Curtiss-Wright	Leprino Foods	Steelcase
Cytec	Lifetouch	Suburban Propane
Day & Zimmermann	Lincoln Electric	TeleTech Holdings
Deluxe	Magellan Midstream Partners	Teradata
Dentsply	Makino*	Tetra Tech
Donaldson	Martin Marietta Materials	Toro
E.W. Scripps	Mary Kay	Total System Services
Engility Corporation	Matthews International	Tronox
EnPro Industries	Menasha Corporation	Tupperware Brands
Equifax	Milacron	Underwriters Laboratories
Equity Office Properties	Mine Safety Appliances	Ventura Foods
ESRI	NBTY	Vertex Pharmaceuticals
Esterline Technologies	NewPage	Viad
Exterran	Nypro	Vulcan Materials
G&K Services	OMNOVA Solutions	W.R. Grace
GAF Materials	Pall	Wendy’s Group
Gartner	Parsons	West Pharmaceutical Services
GenCorp	PHH	Worthington Industries
General Atomics	Plexus	Xilinx
Graco	Plum Creek Timber

*Subsidiary

Source:  Towers Watson 2013 CDB General Industry Executive Compensation Survey Report – U.S. (Companies with global revenues from $1 billion to $3 billion)

F-1

APPENDIX G

EQT CORPORATION

2014 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSES

1.01.  The purpose of the 2014 Long-Term Incentive Plan of EQT Corporation (the “Company”) is to assist the Company in attracting, retaining and motivating employees and Non-Employee Directors (as defined below) of outstanding ability and to align their interests with those of the shareholders of the Company.

SECTION 2. DEFINITIONS; CONSTRUCTION

2.01.  Definitions. In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used with initial capital letters:

2.01.1.           “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

2.01.2.           “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Other Equity-Based Awards or any other right or interest relating to Shares or cash granted to a Participant under the Plan.

2.01.3.           “Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.  Award Agreements may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.  The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.01.4.           “Board” means the Company’s Board of Directors.

2.01.5.           “Cause,” unless otherwise determined by the Committee, when used with respect to the termination of employment of a Participant who is an employee of the Company or an Affiliate, includes:

(i)                                          the conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of his duties;

(ii)                                       willful and repeated failures to substantially perform his assigned duties; or

(iii)                                    a violation of any express significant policies of the Company.

For purposes of this Section 2.01.5, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, a Participant who at the time of his termination was an executive officer shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the members of the Board at a duly-held meeting of the Board finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct set forth above in clauses (i), (ii) or (iii) of this Section 2.01.5.

2.01.6.           “Change of Control” has the meaning provided in Section 9.02.

2.01.7.           “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions.

2.01.8.           “Committee” means (i) with respect to Participants who are employees, the Management Development and Compensation Committee or such other committee of the Board as may be designated by the Board to administer the Plan, as referred to in Section 3.01 hereof, provided, however, that any member of the Committee participating in the taking of any action under the Plan shall qualify as (A) an “outside director” as then defined under Section 162(m) of the Code or any successor provision, (B) a “non-employee director” as then defined under Rule 16b-3 of the Exchange Act or any successor rule and (C) an “independent” director under the rules of the New York Stock Exchange; or (ii) with respect to Participants who are Non-Employee Directors, the Board.

2.01.9. “Common Stock” means shares of the Company’s common stock, without par value.

2.01.10. “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

2.01.11. “Disability” of a Participant has the meaning set forth in Section 409A of the Code and, as of the effective date of the Plan, means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

2.01.12. “Effective Date” has the meaning provided in Section 13.

2.01.13. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.01.14. “Fair Market Value” of shares of any stock, including but not limited to Common Stock, or units of any other securities (herein “shares”), shall be the closing price per share for the date as of which Fair Market Value is to be determined in the principal market in which such shares are traded, as quoted in the printed or the electronic version of The Wall Street Journal (or in such other reliable printed or electronic publication as the Committee, in its discretion, may determine to rely upon). If the Fair Market Value of shares on any date cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than shares, the Committee shall determine the Fair Market Value of such shares or other property on such date by such method as the Committee determines in good faith to be reasonable and in compliance with Section 409A of the Code. Fair Market Value shall be determined without regard to any restriction other than a restriction that, by its terms, will never lapse.

2.01.15. “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Agreement.  If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

2.01.16. “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.  Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

2.01.17. “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as such in the Award Agreement relating thereto. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

2.01.18. “Independent Director” means a member of the Board who qualifies at any given time as an “independent” director under the applicable rules of each stock exchange on which the Shares are listed.

2.01.19. “Non-Employee Director” means a member of the Board who is not a common law employee of the Company or an Affiliate.

2.01.20. “Non-Exempt Deferred Compensation” has the meaning provided in Section 12.02.

2.01.21. “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

2.01.22. “Option” means a right, granted under Section 6.02 hereof, to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

2.01.23. “Other Equity-Based Award” means an Award, granted under Section 6.08 hereof, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other equity of the Company or its Affiliates.

2.01.24. “Outstanding Prior Plan Awards” mean Awards that were granted under the Prior Plan that remain outstanding as of the Effective Date.

2.01.25. “Parent” means a corporation, limited liability company, partnership or other entity that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

2.01.26. “Participant” means an employee or a Non-Employee Director of the Company or any Affiliate, including, but not limited to, a Covered Employee, who is granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to any legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

2.01.27. “Performance Award” means any Award granted under the Plan that has performance-related vesting conditions, including, without limitation, a Qualified Performance-Based Award granted pursuant to Section 6.07.

2.01.28. “Plan” means the EQT Corporation 2014 Long-Term Incentive Plan, as amended from time to time.

2.01.29. “Prior Plan” means the EQT Corporation 2009 Long-Term Incentive Plan, as amended from time to time.

2.01.30. “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 6.07(i) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

2.01.31. “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 6.07(i), or (ii) an Option or Stock Appreciation Right having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

2.01.32. “Restricted Stock” means Shares, granted under Section 6.04 hereof, that are subject to certain restrictions and to risk of forfeiture.

2.01.33. “Restricted Stock Unit” means the right granted to a Participant under Section 6.05 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

2.01.34. “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

2.01.35. “Share Reserve” has the meaning provided in Section 4.01.

2.01.36. “Shares” mean shares of Common Stock.  If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Section 8), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

2.01.37. “Stock Appreciation Right” means an Award granted under Section 6.03 hereof.

2.01.38. “Subsidiary” means any corporation, limited liability company, partnership or other entity in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the chain owns stock or other ownership interests possessing at least 50% of the total combined voting power in one of the other entities in the chain. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

2.02.  Construction. For purposes of the Plan, the following rules of construction shall apply:

2.02.1. The word “or” is disjunctive but not necessarily exclusive.

2.02.2. Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders; and words in the masculine or feminine gender include the other and neuter genders.

2.02.3. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SECTION 3.                         ADMINISTRATION

3.01.  General.  The Plan shall be administered by the Committee. References hereinafter to the Committee shall mean the Management Development and Compensation Committee of the Board (or other appointed committee) with respect to employee Participants and the Board with respect to Non-Employee Director Participants.

3.02.  Powers of the Committee.  The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)                                     to designate Participants;

(ii)                                  to determine the type or types of Awards to be granted to each Participant;

(iii)                               to determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)                              to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

(v)                                 to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(vi)                              to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)                           to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(viii)                        to correct any defect, supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan;

(ix)                              to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan;

(x)                                 to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies; and

(xi)                              to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 4.03 hereof, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for or resolution regarding the compensation of Non-Employee Directors as in effect from time to time that is approved by the Board, upon the recommendation of a committee of the Board consisting solely of Independent Directors.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, employees, directors and shareholders, and shall be given the maximum deference permitted by applicable law. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Company or an Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company and/or the Committee to assist in the administration of the Plan.

3.03.  Delegation.  The Committee may delegate, including, in the case of the Board, delegation to the Corporate Governance Committee, within limits and subject to the terms it may establish from time to time, the authority to perform administrative functions under the Plan. The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be members of the Committee (including the Chief Executive Officer in his capacity as a director), the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to a special committee may not be made with respect to the grant of Awards to eligible Participants (A) who are subject to Section 16 of the Exchange Act at the Grant Date, or (B) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award.  The acts of such delegates shall be treated hereunder as acts of the Board, and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.

SECTION 4.                         SHARES SUBJECT TO THE PLAN

4.01.  Shares Authorized.  The maximum number of Shares that may be issued in respect of Awards granted under the Plan shall be 10,000,000 Shares, subject to adjustment as provided in Section 8 (collectively, the “Share Reserve”).  The Share Reserve may be used for all forms of Awards hereunder and may also be used to settle Outstanding Prior Plan Awards to the extent Shares are not available under the Prior Plan. Each Share issued under the Plan pursuant to an Award, or to settle an Outstanding Prior Plan Award, other than (i) an Option or other purchase right for which the Participant pays the Fair Market Value for such Share measured as of the Grant Date, or (ii) a Stock Appreciation Right having a base price equal to the Fair Market Value of a Share as of the Grant Date, shall reduce the Share Reserve by two (2) Shares.  From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as Outstanding Prior Plan Awards shall remain outstanding.

4.02.  Share Counting.  For purposes of Section 4.01, the number of Shares to which an Award relates shall be counted against the Share Reserve at the Grant Date of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the Share Reserve at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the Share Reserve in accordance with procedures adopted by the Committee or its designee so as to ensure appropriate counting but avoid double counting.

If any Shares to which an Award relates are forfeited, or payment is made to the Participant in the form of cash, cash equivalents or other property other than Shares, or the Award otherwise terminates without payment being made to the Participant in the form of Shares, any Shares counted against the Share Reserve with respect to such Award shall, to the extent of any such forfeiture, alternative payment or termination, be added back to the Share Reserve. Notwithstanding the foregoing, the following Shares shall not be added back to the Share Reserve: (i) Shares previously owned or acquired by the Participant that are delivered to the Company, or withheld from an Award, to pay the exercise price of an Award, (ii) Shares that are delivered or withheld for purposes of satisfying a tax withholding obligation, (iii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, or (iv) Shares repurchased on the open market with the proceeds of the exercise price of an Option. Subject to applicable stock exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the Share Reserve.  Any Shares distributed pursuant to an Award may consist, in whole or part, of authorized and unissued Shares or of treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.03.  Limitation on Awards.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 8):

(i)                                     Incentive Stock Options.  The maximum aggregate number of Shares subject to Incentive Stock Options granted under the Plan over the term of the Plan to all Participants shall be 10,000,000.

(ii)                                  Options or Stock Appreciation Rights.  The maximum aggregate number of Shares subject to Options or Stock Appreciation Rights granted under the Plan in any calendar year to any one Participant shall be 1,000,000.

(iii)                               Performance Awards. In any one calendar year, the maximum amount that may be earned by any single Participant for Performance Awards shall be the sum of (a) $10,000,000 for Performance Awards payable in cash or other property (other than Shares) and (b) 800,000 Shares for Performance Awards payable in Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount or number of Shares deemed earned in any one calendar year is the total amount paid or Shares earned for the performance period divided by the number of calendar years in the performance period. In applying this limit, the amount of any cash or the Fair Market Value or number of any Shares or other property earned by a Participant shall be measured as of the close of the final year of the performance period regardless of the fact that certification by the Committee and actual payment or release of restrictions to the Participant may occur in a subsequent calendar year or years.

(iv)                              Awards to Non-Employee Directors.  The maximum aggregate number of Shares associated with any Award granted under the Plan in any calendar year to any one Non-Employee Director shall be 15,000.

4.04  Minimum Vesting Provisions.  The vesting period applicable to Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Unit Awards (other than Awards granted to Non-Employee Directors) shall, in the case of a time-based restriction, be not less than three years, with no more frequent than annual ratable vesting over such period or, in the case of a performance-based restriction, be not less than one year; provided, however, that, subject to adjustment as provided in Section 8, up to 500,000 Shares may be granted pursuant to Awards with no minimum vesting period.

SECTION 5.                         ELIGIBILITY

Awards may be granted only to individuals who are active employees (including, without limitation, employees who also are directors or officers and Covered Employees) or Non-Employee Directors of the Company or any Affiliate; provided, however, that Incentive Stock Options may be granted only to eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or Stock Appreciation Rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Section 409A of the Code.

SECTION 6.                         SPECIFIC TERMS OF AWARDS

6.01.  General. Subject to the terms of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, before, at or after the Grant Date (subject to the terms of Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services.

6.02.  Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)                                     Exercise Price. The exercise price per Share of an Option (other than an Option issued as a substitute for an award granted by a company acquired by the Company) shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option.

(ii)                                  Option Term. The term of each Option shall be determined by the Committee, except that no Option (other than Nonstatutory Stock Options granted to Participants outside the United States) shall be exercisable after the expiration of ten years from the Grant Date. Each Option shall be evidenced by a form of Award Agreement and subject to the terms thereof.

(iii)                               Times and Methods of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (subject Section 4.04), the methods by which the exercise price may be paid or deemed to be paid and the form of such payment.  As determined by the Committee before, at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (A) cash or cash equivalents, (B) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (C) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (D) broker-assisted market sales, or (E) any other “cashless exercise” arrangement.

(iv)                              Incentive Stock Options.  The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code.  Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than ten percent (10%) of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years.  If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

Notwithstanding any other provision contained in the Plan or in any Award Agreement, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 6.02(iv), the aggregate Fair Market Value, determined as of the Grant Date, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of the Plan or any Award Agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the Incentive Stock Options with the lowest exercise prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more Incentive Stock Options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to Nonstatutory Stock Options.

(v)                                 Termination of Employment. In the case of Participants who are employees, unless otherwise determined by the Committee and reflected in the Award Agreement:

(A)                               If a Participant shall die while employed by the Company or an Affiliate or during a period following termination of employment during which an Option otherwise remains exercisable under this Section 6.02(v) or terminate employment due to Disability, Options granted to the Participant, to the extent exercisable at the time of the Participant’s death or termination of employment due to Disability, may be exercised within one year after the date of the Participant’s death or termination due to Disability, but not later than the expiration date of the Option, by the Participant, the executor or administrator of the Participant’s estate, or the person or persons to whom the Participant shall have transferred such right by will, by the laws of descent and distribution or, if permitted by the Committee, by inter vivos transfer.

(B)                               If the employment of a Participant with the Company or an Affiliate shall be involuntarily terminated under circumstances that would qualify the Participant for benefits under any Company severance plan or arrangement, Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of employment, may be exercised within ninety (90) days after the date of termination of employment, but not later than the expiration date of the Option.

(C)                               Subject to Section 9, if the Participant voluntarily terminates employment with the Company or an Affiliate for any reason, including retirement, Options granted to the

Participant, whether exercisable or not, shall terminate immediately upon the termination of employment of the Participant.

(D)                               Except to the extent an Option remains exercisable under paragraph (A) or (B) above or under Section 9, any Option granted to a Participant shall terminate immediately upon the termination of employment of the Participant with the Company and/or an Affiliate.

(vi)                              Termination of Service. In the case of Participants who are Non-Employee Directors, unless otherwise determined by the Committee and reflected in the Award Agreement:

(A)                               If a Participant shall die while in service as a director of the Company or an Affiliate or during a period following termination of service during which an Option otherwise remains exercisable under this Section 6.02(vi), Options granted to the Participant, to the extent exercisable at the time of the Participant’s death, may be exercised within three years after the date of the Participant’s death, but not later than the expiration date of the Option, by the executor or administrator of the Participant’s estate or the person or persons to whom the Participant shall have transferred such right by will, by the laws of descent and distribution or, if permitted by the Committee, by inter vivos transfer.

(B)                               If the service of a Participant as a director of the Company or an Affiliate shall be terminated voluntarily or involuntarily for reasons other than removal for cause by the Board or a court pursuant to applicable law, Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of service, may be exercised within three years after the date of termination of service, but not later than the expiration date of the Option.

(C)                               Except to the extent an Option remains exercisable under paragraph (A) or (B) above or under Section 9, any Option granted to a Participant shall terminate immediately upon the termination of service of the Participant as a director of the Company and/or an Affiliate.

(vii)                           Prohibition on Repricing. Except as otherwise provided in Section 8, without the prior approval of shareholders of the Company: (A) the exercise price of an Option may not be reduced, directly or indirectly, (B) an Option may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise price of the original Option, and (C) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(viii)                        Code Section 409A Limits. Notwithstanding anything in the Plan or any Award Agreement, no Option shall provide for dividend equivalents or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(ix)                              Reload Rights. No Option shall be granted with reload rights.

6.03.  Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights on the following terms and conditions:

(i)                                     Base Price. The base price for Stock Appreciation Rights shall be such price as the Committee, in its sole discretion, shall determine, but the base price for a Stock Appreciation Right (other than one issued as a substitute for an award granted by a company acquired by the Company) shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock covered by the Stock Appreciation Right on the Grant Date.

(ii)                                  Payment of Stock Appreciation Rights. Stock Appreciation Rights shall entitle the Participant upon exercise to receive the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the base price of the Stock Appreciation Right, multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised. In the sole discretion of the Committee, the Company may pay all or any part of its obligation arising out of a Stock Appreciation Right exercise in cash, shares of Common Stock or any combination thereof. Payment shall be made by the Company upon the date of exercise.

(iii)          Term and Exercise of Stock Appreciation Rights. The term of any Stock Appreciation Right granted under the Plan shall be for such period as the Committee shall determine, but (except for those granted to Participants outside the United States) no Stock Appreciation Right shall be exercisable for more than ten years from the Grant Date thereof. Each Stock Appreciation Right shall be subject to earlier termination under the rules applicable to Options as provided in Section 6.02(v) and (vi) hereof. Each Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates during the term thereof and for such number of shares of Common Stock as may be provided in the Award Agreement.

(iv)         Prohibition on Repricing. Except as otherwise provided in Section 8, without the prior approval of shareholders of the Company: (A) the base price of a Stock Appreciation Right may not be reduced, directly or indirectly, (B) a Stock Appreciation Right may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the base price of the original Stock Appreciation Right, and (C) the Company may not repurchase a Stock Appreciation Right for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the base price per share of the Stock Appreciation Right.

(v)           Code Section 409A Limits. Notwithstanding anything in the Plan or any Award Agreement, no Stock Appreciation Right shall provide for dividend equivalents or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Appreciation Right.

6.04.  Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)            Issuance and Restrictions. Subject to Section 4.04, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine before, at or after the Grant Date.

(ii)           Forfeiture. Except as otherwise determined by the Committee before, at or after the Grant Date, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance condition during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company for no consideration; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)          Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing Shares, which may be held in escrow or recorded in book entry form. Certificates representing Shares of Restricted Stock, if any, shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)          Dividends on Restricted Stock.  The Committee may provide that ordinary cash dividends declared on the Shares of Restricted Stock before they are vested (A) will be forfeited, (B) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 4.01 hereof), or (C) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued, subject to Section 12.04 hereof.  Unless otherwise provided by the Committee, dividends accrued on Shares of Restricted Stock before they are vested shall be subject to the same vesting provisions as provided for under the host Award.  In no event shall dividends with respect to Restricted Stock that is subject to performance-based vesting be paid or distributed until the performance-based vesting provisions of such Restricted Stock lapse. To the extent that dividends are deemed to be reinvested in additional Shares, such additional Shares shall, at the time of such deemed reinvestment, be included in the number of Shares as to which the host Award relates for purposes of the share limits under Sections 4.01, 4.03 and 4.04 of the Plan.

6.05.  Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:

(i)            Issuance and Restrictions. An Award of Restricted Stock Units represents the right to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future.  Any vesting restrictions placed on the Award shall be subject to Section 4.04.

(ii)           Forfeiture. Except as otherwise determined by the Committee before, at or after the Grant Date, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance condition during the applicable restriction period, Restricted Stock Units that at that time are subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)          Payment. Unless otherwise determined by the Committee and provided in an Award Agreement, during the two and one-half months following the end of the calendar year in which vesting occurs, the Company shall pay to the Participant in cash an amount equal to the number of Restricted Stock Units vested multiplied by the Fair Market Value of a Share of the Common Stock on such date. Notwithstanding the foregoing sentence, the Committee shall have the authority, in its discretion, to determine that the obligation of the Company shall be paid in shares of Common Stock or part in cash and part in shares of Common Stock.

6.06.  Performance Awards.  The Committee is authorized to grant any Award under this Plan, including cash-based Awards and Other Equity-Based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee.  Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. Performance Awards may or may not be designated as Qualified Performance-Based Awards, as provided in Section 6.07.  Performance Awards that are not intended to be Qualified Performance-Based Awards are subject to the following terms and conditions:

(i)            Terms.  The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 4.03, and to designate the terms and conditions of such Performance Awards as provided in Section 3.02.  All Performance Awards shall be evidenced by an Award Agreement.

(ii)           Performance Goals.  The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee.  Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, one or more Subsidiaries or other Affiliates, any branch, department, business unit or other portion thereof, and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Company performance or other measures selected or defined by the Committee before, at or after the Grant Date.

(iii)          Permitted Adjustments.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business has occurred, or other events or circumstances have rendered performance goals to be unsuitable, the Committee may modify such performance goals, in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (A) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (B) make a cash payment to the participant in an amount determined by the Committee.

6.07.  Qualified Performance-Based Awards.  The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.  The Committee may designate any Performance Award as a Qualified Performance-Based Award and indicate that the Committee wishes such Award to qualify for the Section 162(m) Exemption.   Such Qualified Performance-Based Awards shall be subject to the following terms and conditions:

(i)            Qualified Business Criteria. The Committee shall establish performance goals for a Qualified Performance-Based Award within the time period prescribed by Treas. Reg. §1.162-27(e)(2) based on one or more of the following Qualified Business Criteria:

•                  earnings per share

•                  revenue

•                  expenses

•                  return on equity

•                  return on total capital

•                  return on assets

•                  earnings (such as net income, EBIT and similar measures)

•                  cash flow (such as EBITDA, EBITDAX, after-tax cash flow and similar measures)

•                  share price

•                  economic value added

•                  debt reduction

•                  gross margin

•                  operating income

•                  volumes metrics (such as volumes sold, volumes produced, volumes transported and similar measures)

•                  land metrics (such as acres acquired, land permitted, land cleared and similar measures)

•                  drilling and well metrics (such as number of gross or net wells drilled, number of horizontal wells drilled, cost per well and similar measures)

•                  operating efficiency metrics (such as lease operating expense and other unit operating expense measures, general & administrative expense (“G&A”) per Mcf, G&A per customer and other G&A metrics, unit gathering and compression expenses and other midstream efficiency measures, lost and unaccounted for gas metrics, compressor or processing downtime, days from completed well to flowing gas and similar measures)

•                  reserves, reserve replacement ratios and similar measures

•                  customer service measures (such as wait time, on-time service, calls answered and similar measures)

•                  total shareholder or unitholder return

Performance goals based on such Qualified Business Criteria may be based either on the performance of the Company, one or more Subsidiaries or other Affiliates, any branch, department, business unit or other portion thereof under such measure for the performance period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Company performance or other measure selected or defined by the Committee before, at or, subject to Treas. Reg. §1.162-27(e)(2), after the Grant Date. Performance goals with respect to Qualified Business Criteria may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth or reduction from period to period or growth or reduction rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo, the reduction of expenses or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with generally accepted accounting principles.

(ii)           Performance Goals.  Each Qualified Performance-Based Award (other than a market-priced Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (A) the termination of employment of a Participant by reason of death or Disability, or (B) the occurrence of a Change of Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.  In addition, the Committee has the right to exercise negative discretion to determine that the portion of a Qualified Performance-Based Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

Before, at or, subject to Treas. Reg. §1.162-27(e)(2), after the Grant Date of a Qualified Performance-Based Award, the Committee shall cause to be set forth in the Award Agreement or otherwise in writing (1) the performance goals applicable to the Award and the performance period during which the achievement of the performance goals shall be measured, (2) the manner in which the level of achievement of the performance goals shall be calculated and the weighting assigned to the performance goals, (3) the number of Shares or amount that may vest or be earned by the Participant based on the achievement, or the level of achievement, of the performance goals or the formula by which such number of Shares or amount shall be determined, and (4) such other terms and conditions applicable to the Award as the Committee may, in its discretion, determine to include therein. The terms for such Award so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any performance goal has been achieved, or the extent of such achievement, and the amount, if any, that has been earned by the Participant based on such performance.

(iii)          Inclusions and Exclusions from Performance Criteria.  At any time within the first ninety (90) days of the performance period for a Qualified Performance-Based Award (but in no event after twenty-five percent (25%) of the performance period has elapsed), the Committee may specify that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including, by way of example but without limitation, the following: (A) asset write-downs or impairment charges; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) extraordinary items as described in then-current accounting principles; and (F) acquisitions or divestitures.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

(iv)          Certification of Performance Goals.  Any payment of a Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.  For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification. Except as specifically provided in Section 6.07(iii), no Qualified Performance-Based Award held by a Covered Employee, or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(v)           Award Limits.  Section 4.03 sets forth (A) the maximum number of Options and Stock Appreciation Rights that may be granted in any calendar year to any one Participant, and (B) the maximum number of Shares or amount of cash that may be earned in any calendar year by any single Participant with respect to other Performance Awards.

6.08.  Other Equity-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other equity of the Company or its Affiliates, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, awards of Shares or other equity of the Company or its Affiliates that are not subject to any restrictions or conditions (but only within the limits imposed in Section 4.04), convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares or other equity of the Company or its Affiliates, as the Committee in its discretion may determine. In the discretion of the Committee, such Other Equity-Based Awards, including Shares, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Company or an Affiliate under, other compensation or incentive plans, programs or arrangements of the Company or any Affiliate for eligible Participants. The Committee shall determine the terms and conditions of Other Equity-Based Awards.

6.09.  Dividend Equivalents. The Committee is authorized to grant dividend equivalents with respect to any Awards granted hereunder (other than Options or Stock Appreciation Rights), subject to such terms and conditions as may be selected by the Committee; provided that, subject to Section 12.04 hereof, no dividend equivalents shall be paid or distributed in advance of the vesting of the underlying Award.  Dividend equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to the Award, as determined by the Committee.  The Committee may provide that dividend equivalents will be deemed to have been reinvested in additional Shares, or otherwise reinvested.  To the extent that dividend equivalents are deemed to be reinvested in additional Shares with respect to an Award, such additional Shares shall, at the time of such deemed reinvestment, be included in the number of Shares as to which the host Award relates for purposes of the share limits under Sections 4.01, 4.03 and 4.04 of the Plan.

SECTION 7.        PROVISIONS APPLICABLE TO ALL AWARDS

7.01.  Stand-Alone, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan, program or arrangement of the Company or any Affiliate (subject to the terms of Section 10) or any business entity acquired or to be acquired by the Company or an Affiliate, except that an Incentive Stock Option may not be granted in tandem with other Awards or awards, and Awards intended to be Qualified Performance-Based Awards may not be granted in tandem with other Awards or awards. Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

7.02.  Forfeiture Events.  Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant.  In addition, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.

7.03.  Form of Payment of Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Company upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine before, at or after the Grant Date (subject to the terms of Section 10), including, without limitation, cash, Shares, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.

7.04.  Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any person other than the Company, or shall be subject to any lien, obligation or liability of such Participant to any person other than the Company or an Affiliate. Except to the extent otherwise determined by the Committee with respect to Awards other than Incentive Stock Options, no Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution.  A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.

7.05.  Registration and Listing Compliance. No Award shall be paid and no Shares or other securities shall be distributed with respect to any Award except in a transaction that complies with the registration requirements (or an exemption therefrom) under the Securities Act of 1933, as amended, and any state securities law and the listing requirements under any listing agreement between the Company and any national securities exchange.  No Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Company have been complied with in all material respects. Except to the extent required by the terms of an Award Agreement or another contract between the Company and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.

7.06.  Evidence of Ownership; Trading Restrictions. Shares delivered under the terms of the Plan may be recorded in book entry or electronic form or issued in the form of certificates. Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates or issue instructions to the transfer agent to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

SECTION 8.        ADJUSTMENT PROVISIONS

8.01.  Mandatory Adjustments.  In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Shares to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Shares into a lesser number of Shares, the authorization limits under Sections 4.01, 4.03 and 4.04 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

8.02.  Discretionary Adjustments.  The Committee may, in its sole discretion, provide that, upon the occurrence of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of Shares, or any transaction described in Section 8.01), (i) Awards will be settled in cash rather than Shares, (ii) Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction (or the per-share transaction price), over the exercise or base price of the Award, (v) performance goals and performance periods for Performance Awards will be modified, consistent with Section 162(m) of the Code, where applicable, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

8.03.  General.

(i)            Incentive Stock Options.  To the extent that any adjustments made pursuant to this Section 8 would cause Incentive Stock Options to cease to qualify as Incentive Stock Options, or cause a modification, extension or renewal of such Options within the meaning of Section 424 of the Code, the Committee may (but need not) elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee, in its discretion, shall deem equitable and that will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Stock Options.

(ii)           Code Section 409A.  All adjustments shall be made in a manner compliant with Section 409A of the Code. Without limiting the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. §1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A of the Code.

SECTION 9.        CHANGE OF CONTROL PROVISIONS

9.01.  Treatment of Awards Upon a Change of Control.  The provisions of this Section 9 shall apply in the case of a Change of Control, unless otherwise provided in the Award Agreement, the operative transaction agreements related to the Change of Control, or any separate agreement with a Participant governing an Award.

(i)            Awards Assumed or Substituted by Surviving Entity.  With respect to Awards assumed by the surviving entity of the Change of Control (the “Surviving Entity”) or otherwise equitably converted or substituted in connection with a Change of Control, if within two years after the effective date of the Change of Control, a Participant’s employment or service is terminated due to death or Disability or without Cause or the Participant resigns for Good Reason, then:

(A)          all of the Participant’s outstanding Options, Stock Appreciation Rights and other outstanding Awards (including, without limitation, Awards equitably converted or substituted in connection with a Change of Control) pursuant to which the Participant may have exercise rights shall become fully exercisable as of the date of such termination, and shall thereafter remain exercisable until the earlier of (1) the expiration of the original term of the Award and (2) the later of (i) ninety (90) days from the termination of employment or service and (ii) such longer period provided by the applicable Award Agreement;

(B)          all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse as of the date of the Participant’s termination; and

(C)          all performance criteria and other conditions to payment of the Participant’s outstanding Performance Awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Participant’s termination, and payment of such Awards on that basis shall be made or otherwise settled within thirty (30) days after the date of the Participant’s termination.

With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Agreement includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason.  To the extent that this provision causes Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

(ii)           Awards not Assumed or Substituted by Surviving Entity.  Upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Committee or the Board:

(A)          all outstanding Options, Stock Appreciation Rights and other outstanding Awards pursuant to which Participants may have exercise rights shall become fully exercisable as of the time of the Change of Control, and shall thereafter remain exercisable for a period of ninety (90) days or until the earlier expiration of the original term of the Award;

(B)          all time-based vesting restrictions on outstanding Awards shall lapse as of the time of the Change of Control; and

(C)          all performance criteria and other conditions to payment of outstanding Performance Awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Change of Control (or as of the time of the Change of Control, in the case of Performance Awards in which the performance condition is measured by stock or unit price or total shareholder or unitholder return), and payment of such Awards on that basis shall be made or otherwise settled at the time of the Change of Control; provided, however, that if such Awards constitute deferred compensation under Section 409A of the Code, the Awards shall vest on the basis described above but shall remain payable on the date(s) provided in the underlying Award Agreements.

To the extent that this provision causes Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

9.02.  Definition of Change of Control. For purposes of the Plan, a “Change of Control” of the Company shall mean any of the following events:

(i)            The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than eighty percent (80%) of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Common Stock and voting power immediately prior to such sale or disposition;

(ii)                The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty percent (20%) or more of the outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board; provided, however, that the following shall not constitute a Change of Control: (A) any acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries and (B) an acquisition by any person or group of persons of not more than forty percent (40%) of the outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company if such acquisition resulted from the issuance of capital stock by the Company and the issuance and the acquiring person or group was approved in advance of such issuance by at least two-thirds of the Continuing Directors (as defined below) then in office;

(iii)               The Company’s termination of its business and liquidation of its assets;

(iv)               There is consummated a merger, consolidation, reorganization, share exchange or similar transaction involving the Company (including a triangular merger), in any case, unless immediately following such transaction: (A) all or substantially all of the persons who were the beneficial owners of the outstanding Common Stock and outstanding voting securities of the Company immediately prior to the transaction beneficially own, directly or indirectly, more than sixty percent (60%) of the outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction (including a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets through one or more subsidiaries (a “Parent Company”)) in substantially the same proportion as their ownership of the Common Stock and other voting securities of the Company immediately prior to the consummation of the transaction, (B) no person (other than (1) the Company, any employee benefit plan sponsored or maintained by the Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the transaction, such Parent Company, or (2) any person or group that satisfied the requirements of subsection (ii)(B), above) beneficially owns, directly or indirectly, twenty percent (20%) or more of the outstanding shares of Common Stock or the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction and (C) individuals who were members of the Board immediately prior to the consummation of the transaction constitute at least a majority of the members of the board of directors resulting from such transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the transaction, such Parent Company); or

(v)                The following individuals (sometimes referred to herein as “Continuing Directors”) cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the entire Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved.

SECTION 10. AMENDMENTS TO AND TERMINATION OF THE PLAN

The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of Shares available under the Plan or modifies the requirements for participation under the Plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.  Without the prior approval of the shareholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or Stock Appreciation Right to be reduced, directly or indirectly, (ii) an Option or Stock Appreciation Right to be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise price or base price of the original Option or Stock Appreciation Right, or (iii) the Company to repurchase an Option or Stock Appreciation Right for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or Stock Appreciation Right is lower than the exercise price or base price of the Option or Stock Appreciation Right.

SECTION 11. GENERAL PROVISIONS

11.01.  No Right to Awards; No Shareholder Rights. No Participant, employee or director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees and directors, except as provided in any other compensation, fee or other arrangement with the Participant, employee or director. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such Participant in connection with such Award.

11.02.  Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award a number of such Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee or its designee establishes.  All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

11.03.  No Right to Employment or Continuation of Service. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Company or to interfere in any way with the right of the Company or, as applicable, shareholders to terminate a Participant’s employment or service at any time or increase or decrease his compensation, fees or other payments from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation, fee or other arrangement with the Participant.

11.04.  Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

11.05.  Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.  Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements that relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases. Notwithstanding anything in the Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

11.06.  Fractional Shares. Unless the Committee determines otherwise, fractional Shares shall be issuable  pursuant to the Plan or any Award. The Committee may determine on a case-by-case basis that fractional Shares shall be eliminated by rounding up or down; provided, however, that if such rounding would constitute a modification or substitution of an Option or Stock Appreciation Right under Treas. Reg. §1.409A-1(b)(5)(v) or disqualify an Incentive Stock Option under Section 424 of the Code, the Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

11.07.  Governing Law. The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof), and applicable federal law.

11.08.  Severability. If any provision of the Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws.  If such provision cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, it shall be deleted and the remainder of the Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

11.09.  No Limitation on Rights of the Company.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

SECTION 12. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE

12.01.  General.  It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

12.02.  Definitional Restrictions.  Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change of Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a change of control, disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

12.03.  Six Month Delay in Certain Circumstances.  Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under the Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. §1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within thirty (30) days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.  For purposes of the Plan, the term “Specified

Employee” has the meaning given such term in Section 409A of the Code and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Section 409A(a)(2)(B)(i) of the Code shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including the Plan.

12.04.  Timing of Distribution of Dividend Equivalents. Unless otherwise provided in the applicable Award Agreement, any dividend equivalents granted with respect to an Award hereunder (other than Options or Stock Appreciation Rights, which shall have no dividend equivalents) will be paid or distributed no later than the fifteenth day of the third month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture.

12.05.  Installment Payments.  If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment.  For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. §1.409A-2(b)(2)(iii) (or any successor thereto).

12.06.  Timing of Release of Claims.  Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment or service; failing which such payment or benefit shall be forfeited.  If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to Section 12.03 above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period.  In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

12.07.  Permitted Acceleration.  The Company (acting through the Committee) shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. §1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. §1.409A-3(j)(4).

12.08.  Allocation Among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. §1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Chief Human Resources Officer) shall determine which Awards or portions thereof will be subject to such exemptions.

SECTION 13. EFFECTIVE DATE AND TERM OF THE PLAN

The effective date and date of adoption of the Plan shall be the date of the Company’s Annual Meeting of Shareholders in 2014 (the “Effective Date”), provided that the Plan has been adopted by the Board and is approved by a majority of the votes cast at the such Annual Meeting at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and voting.  Absent additional shareholder approval, (i) no Incentive Stock Option may be granted under the Plan subsequent to January 15, 2024 and (ii) no other Award may be granted under the Plan subsequent to the Company’s Annual Meeting in 2024.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01S41B 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer. THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + IMPORTANT ANNUAL MEETING INFORMATION This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made, the proxies will vote in accordance with the Board of Directors’ recommendations on all matters listed on this Proxy Card, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournments thereof. If you plan to attend the annual meeting on April 30, 2014, you must obtain an admission ticket by checking the box to the side and returning this Proxy Card or by writing to the Corporate Secretary of EQT Corporation at the following address: EQT Plaza, 625 Liberty Avenue, Suite 1700, Pittsburgh, PA 15222. Please see the proxy statement for annual meeting attendance requirements and restrictions. A Proposals — The Board of Directors recommends a vote FOR all nominees listed and FOR proposals 2, 3, 4 and 5. For Against Abstain 2. Advisory vote to approve named executive officer compensation 3. Approval of the Company’s 2014 Long-Term Incentive Plan 4. Approval of the material terms of performance goals for purposes of Internal Revenue Code Section 162(m) 5. Ratification of Ernst & Young LLP as the Company’s independent registered public accountant 1. ELECTION OF DIRECTORS Nominees: Term Expiring in 2015 1.1 - Margaret K. Dorman 1.2 - David L. Porges 1.3 - James E. Rohr 1.4 - David S. Shapira For Against Abstain IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy card, you may choose one of the voting methods outlined below to vote your proxy card. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 29, 2014. Vote by Internet • Go to www.investorvote.com/EQT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Proxy — EQT CORPORATION C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. EQT CORPORATION ANNUAL MEETING OF SHAREHOLDERS WEDNESDAY, APRIL 30, 2014 8:00 A.M. EQT PLAZA 625 Liberty Avenue Pittsburgh, PA YOUR VOTE IS IMPORTANT! You may vote by Internet, telephone or mail. See the instructions on the other side of this Proxy Card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders. The 2013 Form 10-K, 2014 Proxy Statement and form of Proxy Card are available at: www.edocumentview.com/EQT 625 LIBERTY AVENUE, SUITE 1700, PITTSBURGH, PA 15222 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY Kimberly L. Sachse and Nicole H. King, each with full power to act alone and with full power of substitution, are each hereby appointed as a proxy of the undersigned to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of EQT Corporation (the “Company”) to be held on Wednesday, April 30, 2014, at 8:00 a.m. Eastern Time, at EQT Plaza, 625 Liberty Avenue, Pittsburgh, Pennsylvania, and at any adjournment of such meeting. This Proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. A vote FOR the election of nominees listed on the reverse side includes discretionary authority to vote for a substitute nominee if any nominee becomes unavailable for election for any reason. This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made, the proxies will vote in accordance with the Board of Directors’ recommendations on all matters listed on this proxy, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournments thereof. Please sign and date on the reverse side and return the Proxy Card promptly using the enclosed envelope. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.